Exhibit 10.2

                     OPTION AND PURCHASE AND SALE AGREEMENT



                                 by and between



                       KEYSPAN GENERATION LLC, AS SELLER,



                                       AND



               LONG ISLAND LIGHTING COMPANY d/b/a LIPA, AS BUYER,



                           Dated as of January 1, 2006

                                TABLE OF CONTENTS

                                                                                                                Page


                                    ARTICLE I
                      DEFINITIONS AND RULES OF CONSTRUCTION
         Section 1.1.      Definitions............................................................................1
         Section 1.2.      Rules of Construction..................................................................8

                                   ARTICLE II
                                 PURCHASE OPTION

         Section 2.1.      Purchase Option........................................................................8
         Section 2.2.      Excluded Assets........................................................................8
         Section 2.3.      Exercisability.........................................................................9
         Section 2.4.      Method of Exercise.....................................................................9
         Section 2.5.      Exercise Date..........................................................................9
         Section 2.6.      Effect of Option Notice................................................................9
         Section 2.7.      Closing Date...........................................................................9
         Section 2.8.      Payment and Delivery of the Purchased Assets...........................................9
         Section 2.9.      Assignment and Assumption.............................................................10
         Section 2.10.     Provision of Corporate Records........................................................10
         Section 2.11.     Non-Recourse..........................................................................10
         Section 2.12.     Risk of Loss..........................................................................10

                                   ARTICLE III
                               THE PURCHASE PRICE

         Section 3.1.      Net Book Value; Preliminary Purchase Price............................................11
         Section 3.2.      Post-Closing Purchase Price Adjustments...............................................12
         Section 3.3.      Purchase Price Allocation.............................................................13

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         Section 4.1.      Representations and Warranties of Seller..............................................14
         Section 4.2.      Provision of Additional Schedules upon Exercise.......................................17
         Section 4.3.      Representations and Warranties of Buyer...............................................18
         Section 4.4.      Survival..............................................................................19

                                    ARTICLE V
                                    COVENANTS

         Section 5.1.      Covenants of Seller...................................................................19
         Section 5.2.      Additional Agreements.................................................................21

                                       i



                                   ARTICLE VI

         Section 6.1.      Closing Conditions....................................................................24
         Section 6.2.      Other Agreements......................................................................28

                                   ARTICLE VII
                               GENERAL PROVISIONS

         Section 7.1.      Notices...............................................................................28
         Section 7.2.      Headings..............................................................................29
         Section 7.3.      Miscellaneous.........................................................................29
         Section 7.4.      Governing Law.........................................................................29
         Section 7.5.      Assignment............................................................................29
         Section 7.6.      Schedules.............................................................................29
         Section 7.7.      Waiver; Amendment.....................................................................30
         Section 7.8.      Indemnification.......................................................................30
         Section 7.9.      Issue Taxes...........................................................................33
         Section 7.10.     Fees and Expenses.....................................................................33
         Section 7.11.     Effective Date........................................................................33
         Section 7.12.     Termination...........................................................................33

       SCHEDULES
       ---------

       Schedule I                     Additional Assets
       Schedule II                    Excluded Assets
       Schedule III                   Description and Survey of E.F. Barrett Plant
       Schedule IV                    Description and Survey of Far Rockaway Plant
       Schedule V                     Disclosure Schedule


       EXHIBITS
       --------

       Exhibit A                      Form of Assignment and Assumption Agreement
       Exhibit B                      Form of Easement Agreement
       Exhibit C                      Form of Operation and Maintenance Agreement
       Exhibit D                      Form of Power Supply Agreement Amendment
       Exhibit E                      Form of Energy Management Agreement Amendment
       Exhibit F                      Form of Deed

                     OPTION AND PURCHASE AND SALE AGREEMENT



     This OPTION AND PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of January 1, 2006, by and between KEYSPAN GENERATION LLC, a limited liability company organized and existing under the laws of the State of New York ("Seller", and also referred to herein as "Genco"), and LONG ISLAND LIGHTING COMPANY d/b/a LIPA, a wholly-owned subsidiary of Long Island Power Authority, a corporate municipal instrumentality and political subdivision of the State of New York ("Buyer", and also referred to herein as "LIPA").

                                    RECITALS

     WHEREAS, Seller is the owner of the Far Rockaway Plant (as defined herein) and the E.F. Barrett Plant (as defined herein) (together, the "Generating Facilities");

     WHEREAS, Seller is willing to grant LIPA an option to purchase one or both of the Generating Facilities, on the terms and subject to the conditions set forth herein; and

     WHEREAS, concurrently with the execution of this Agreement and as a condition to the effectiveness of this Agreement, Seller and Buyer and, as applicable, certain of their respective Affiliates, are entering into the Amended and Restated Management Services Agreement, dated as of the date hereof (the "Amended and Restated Management Services Agreement"), the Settlement Agreement, dated as of the date hereof (the "Settlement Agreement") and certain other related agreements.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                      DEFINITIONS AND RULES OF CONSTRUCTION

     Section 1.1. Definitions. All capitalized terms used in this Agreement and not otherwise defined shall have the meanings assigned to them in the Power Supply Agreement. The following terms, as used herein, shall have the respective meanings set forth in this Section 1.1:

          "Actual Knowledge" means the actual knowledge of the corporate officers or managerial representatives of the specified Person charged with responsibility for the particular function as of the date of this Agreement, or, with respect to any certificate delivered pursuant to this Agreement, the date of delivery of the certificate after reasonable inquiry by them of selected employees of such Person whom they believe, in good faith, to be the persons responsible for the subject matter of the inquiry.

          "Additional Assets" means all assets used principally in connection with the operation of the Generating Facilities, including, without limitation, the assets set forth on Schedule I hereto, but excluding any Excluded Assets.

          "Adverse Consequences" means any and all claims, demands, suits, losses, liabilities, damages, obligations, payments, costs and expenses (including, without limitation, the costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys' fees and reasonable disbursements in connection therewith).

          "Affiliate" means any Person, corporation or other entity directly or indirectly controlling or controlled by another Person, corporation or other entity or under direct or indirect common control with such Person, corporation or other entity.

          "Agreement" means this Option and Purchase and Sale Agreement and all Exhibits and Schedules annexed hereto, as the same may be amended, supplemented or otherwise modified from time to time.

          "Amended and Restated Management Services Agreement" has the meaning assigned to it in the recitals hereto.

          "Ancillary Agreements" means, collectively, the Assignment and Assumption Agreement, the Deed, the Easement Agreement, the Operation and Maintenance Agreement, the Power Supply Agreement Amendment and the Energy Management Agreement Amendment.

          "Assignment  and  Assumption   Agreement"   means  an  Assignment  and
     Assumption Agreement to be entered into between Seller and Buyer on the Closing Date, substantially in the form attached hereto as Exhibit A.

          "Assessments" has the meaning assigned to it in Section 5.2(e).

          "Assumed  Liabilities"  has  the  meaning  assigned  to it in  Section
     2.9(a).

          "Business" means, with respect to one or both of the Generating Facilities that are part of the Purchased Assets, the business of operating such Generating Facilities as they are operated on the date hereof.

          "Business Day" means any day other than Saturday, Sunday and any day on which banking institutions in the State of New York are authorized by law or other governmental action to close.

          "Buyer Indemnified Parties" has the meaning assigned to it in Section 7.8(a).

          "Buyer Required Governmental Approvals" means the approvals required by Buyer from the New York State Comptroller, the New York Attorney General (as to form) and the PACB to purchase the Purchased Assets.

          "Cap" means 33% of the Purchase Price.

          "Closing Date" has the meaning assigned to it in Section 2.7.

          "Closing  Date Net  Book  Value"  has the  meaning  assigned  to it in
     Section 3.2(a).

          "Closing Objection" has the meaning assigned to it in Section 3.1(b).

          "Closing Payment Amount" means the amount payable by Buyer to Seller on the Closing Date as an estimate of the Purchase Price, as determined pursuant to Section 3.1.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commercially Reasonable Efforts" means efforts which are reasonably within the contemplation of the parties at the time of executing this Agreement and which do not require the performing party to expend any funds other than expenditures which are customary and reasonable in transactions of the kind and nature contemplated by this Agreement in order for the performing party to satisfy its obligations hereunder.

          "Contract"  means any  contract,  agreement,  purchase  order,  lease,
     indenture,   mortgage,   loan  agreement,   note,  guarantee,   commitment,
     undertaking or arrangement of any kind.

          "Deed" means the bargain and sale deed with covenant against grantor's acts to be granted and delivered by Genco to LIPA on the Closing Date, substantially in the form attached hereto as Exhibit F.

          "Direct Claim" has the meaning assigned to it in Section 7.8(c)(iv).

          "Disclosure Schedule" has the meaning assigned to it in Section 4.1.

          "Easement Agreements" means the Easement Agreements to be entered into between Genco and its Affiliates and LIPA on the Closing Date, each substantially in the form attached hereto as Exhibit B.

          "E.F. Barrett Plant" means the 350 MW E.F. Barrett generating station Units Nos. 1 and 2 (but excluding the ICUs), together with the related plant site and certain adjacent real estate parcels, as delineated on the survey attached hereto as Schedule III.

          "Effective Date" has the meaning assigned to it in Section 7.11.

          "Emission Credits" means the allowances and credits issued or certified pursuant to the Federal Clean Air Act or analogous provisions of the Laws of the State of New York authorizing the emission of fixed quantities of SO2 or NOX, to the extent attributable to the Purchased Assets as of the Closing Date.

          "Energy Management Agreement" the Energy Management Agreement dated as of June 26, 1997, between KETS and LIPA, as amended, supplemented or otherwise modified from time to time.

          "Energy Management Agreement Amendment" means an amendment to the Energy Management Agreement to be entered into between KETS and LIPA within five (5) days following the Exercise Date, substantially in the form attached hereto as Exhibit E.

          "Environmental Claim" has the meaning assigned to it in Section 4.1(g)(vii)(A).

          "Environmental Laws" has the meaning assigned to it in Section 4.1(g)(vii)(B).

          "Environmental Permits" has the meaning assigned to it in Section 4.1(g)(iii).

          "Estimated Net Book Value" has the meaning assigned to it in Section 3.1(b).

          "Excluded Assets" has the meaning assigned to it in Section 2.2.

          "Excluded  Liabilities"  has the  meaning  assigned  to it in  Section
     2.9(b).

          "Exercise Date" has the meaning assigned to it in Section 2.5.

          "Expiration Date" has the meaning assigned to it in Section 2.3.

          "Far Rockaway Plant" means the 100 MW Far Rockaway generating station, together with the related plant site and certain adjacent real estate parcels, as delineated on the survey attached hereto as Schedule IV.

          "FERC" means the Federal Energy Regulatory Commission, and any successor thereto and any analogous Governmental Authority.

          "Final  Net Book  Value"  has the  meaning  assigned  to it in Section
     3.2(d).

          "GAAP" means United States generally accepted accounting principles, consistently applied.

          "Generating Facilities" has the meaning assigned to it in the recitals hereto.

          "Good Utility Practices" mean any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods or acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility Practices are not intended to be limited to the optimum or minimum practices, methods or acts to the exclusion of all others, but rather to be acceptable practices, methods or acts generally accepted in the industry.

          "Governmental Authority" means any federal, state, local or other governmental, regulatory or administrative agency, commission, department, board, or other governmental subdivision, court, tribunal, arbitrating body or other governmental authority excluding, however, Buyer and the Long Island Power Authority.

          "Hazardous Materials" has the meaning assigned to it in Section 4.1(g)(vii)(C).

          "HSR Act" means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, including the Premerger Notification Rules promulgated thereunder.

          "ICUs" means the E.F. Barrett  internal  combustion units 1-8 and 9-12
     and  all  assets   (including  any  Excluded  Asset)  used  principally  in
     connection with the operation thereof.

          "Indemnifiable Loss" has the meaning assigned to it in Section 7.8(a).

          "Indemnifying Party" has the meaning assigned to it in Section 7.8(c)(i).

          "Indemnitee" has the meaning assigned to it in Section 7.8(c)(i).

          "Independent Expert" has the meaning assigned to it in Section 3.2(c).

          "Inspection" means all tests, reviews, examinations, inspections, investigations, verifications, samplings and similar activities conducted by Buyer or its representatives with respect to the Purchased Assets prior to the Closing Date.

          "Inventories" means fuel oil, materials, spare parts (stock and non-stock), consumable supplies and chemical and gas inventories relating to the operation of a Generating Facility located at, or in transit to, a Generating Facility.

          "KETS" means KeySpan Energy Trading Services LLC.

          "Laws" means, with respect to any Person, any foreign, United States federal, state or local laws, statutes, ordinances, rules or regulations applicable to such Person.

          "Liens"  means,  with  respect to any asset,  property or right of any
     Person,  any  mortgage,   lien,  pledge,   charge,   security  interest  or
     encumbrance of any kind in respect of such asset, property or right.

          "Material Adverse Effect" means, with respect to a Generating Facility or other asset or property, events or circumstances which, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on the business, operations, properties, financial condition or results of operations or the value of such Generating Facility or other asset or property, except for any such event or circumstance caused by or resulting from (i) an event, change, condition or circumstance affecting the generating business in which Seller operates generally; (ii) a change in economic (including financial, banking and/or securities markets), regulatory or political conditions generally, including without limitation changes in interest rates and changes in demand for electricity; or (iii) the announcement or performance of the transactions contemplated by this Agreement or the use of proceeds thereof.

          "Merger Agreement" means the Agreement and Plan of Merger, dated as of June 26, 1997, among Buyer, affiliates of Seller and the other parties named therein, as amended, supplemented or otherwise modified from time to time.

          "Net Book Value" means the net book value as reflected in Seller's books, determined in accordance with GAAP and subject to the dispute provisions of Section 3.2.

          "Notice of Disagreement" has the meaning assigned to it in Section 3.2(b).

          "Operation and Maintenance Agreement" means the Operation and Maintenance Agreement to be entered into between Genco and LIPA within five
     (5) days following the Exercise Date, substantially in the form attached hereto as Exhibit C.

          "Option" has the meaning assigned to it in Section 2.1.

          "Option Notice" has the meaning assigned to it in Section 2.4.

          "PACB" means the New York Public Authorities Control Board, and any successor thereto and any analogous Governmental Authority.

          "Permit" means any permit, license, approval, consent, order or authorization of any Governmental Authority.

          "Permitted Liens" means (i) statutory Liens for Taxes or other governmental charges or assessments not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings provided that the aggregate amount being so contested does not exceed $50,000; (ii) mechanics', carriers', workers', repairers' and other similar Liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of Seller or the validity of which are being contested in good faith, and which do not, individually or in the aggregate, exceed $50,000; (iii) zoning, entitlement, conservation restriction and other land use and environmental regulations by any Governmental Authority; and (iv) such other imperfections in or failure of title, charges, easements and restrictions which do not materially, individually or in the aggregate, detract from the value of the Purchased Assets as currently used or materially interfere with the present use of the Purchased Assets and do not secure indebtedness.

          "Person" means, unless otherwise specified, a natural person, corporation, society, limited liability company, partnership, joint venture, unincorporated association or other entity, including a Governmental Authority.

          "PILOT Agreement" means an agreement entered into by Seller or an Affiliate of Seller and a local municipality providing for payments in lieu of real estate or similar Taxes.

          "Power Supply Agreement" means the Power Supply Agreement, dated as of June 26, 1997, between Genco and LIPA, as amended, supplemented or otherwise modified from time to time.

          "Power Supply Agreement Amendment" means an amendment to the Power Supply Agreement to be entered into between Genco and LIPA within five (5) days following the Exercise Date, substantially in the form attached hereto as Exhibit D.

          "Prime Rate" means the rate announced by Citibank, N.A. from time to time at its principal office as its prime lending rate for domestic commercial loans, such rate to change when and as such prime lending rate changes.

          "Proprietary Information" of a party means all information about the party or its Affiliates, including their respective properties or operations, furnished to the other party or its representatives by the party or its representatives, after the date hereof, regardless of the manner or medium in which it is furnished. Proprietary Information does not include information that: (a) is or becomes generally available to the public, other than as a result of a disclosure by the other party or its representatives; (b) was known by or available to the other party on a nonconfidential basis prior to its disclosure by the party or its
     representatives;   (c)   becomes   available   to  the  other  party  on  a
     nonconfidential basis from a person, other than the party or its representatives, who is not otherwise bound by a confidentiality agreement with the party or its representatives, or is not otherwise under any obligation to the party or any of its representatives not to transmit the information to the other party or its representatives; or (d) is independently developed by the other party.

          "Purchase Price" has the meaning assigned to it in Section 3.1(b).

          "Purchased Assets" means either or both of the Generating Facilities, as specified in the Option Notice delivered by Buyer hereunder, together with the Additional Assets related to such specified Generating Facilities.

          "Reference Net Book Value" has the meaning assigned to it in Section 3.1(a).

          "Release" has the meaning assigned to it in Section 4.1(g)(vii)(D).

          "SEC" means the Securities and Exchange Commission, and any successor thereto and any analogous Governmental Authority.

          "Seller Indemnified Parties" has the meaning assigned to it in Section 7.8(b).

          "Settlement Agreement" has the meaning assigned to it in the recitals hereto.

          "Taxes" means all taxes, assessments and charges imposed by any United States federal, state or local taxing authority or any foreign taxing authority, including, without limitation, interest, penalties and additions thereto.

          "Third  Party  Claim"  has  the  meaning  assigned  to it  in  Section
     7.8(c)(i).

          "Threshold" means (i) if both of the Generating Facilities are purchased by Buyer, $500,000 or (ii) if only one of the Generating Facilities is purchased by Buyer, $250,000.

          "Treasury Regulations" means the regulations promulgated under the Code from time to time, as amended.

     Section 1.2. Rules of Construction. Unless the context otherwise requires:

     (a) Words in the singular include the plural, and words in the plural include the singular;

     (b) Provisions apply to successive events and transactions;

     (c) An accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (d) "Herein", "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement;

     (e) Words in the masculine gender include the feminine gender and words in feminine gender include the masculine gender; and

     (f) The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                                   ARTICLE II
                                 PURCHASE OPTION

     Section 2.1. Purchase Option. Subject to the terms and conditions of this Agreement, Seller hereby grants to Buyer an irrevocable option to purchase the Generating Facilities, or either of them, together with the related Additional Assets and the Assumed Liabilities (the "Option").

     Section 2.2. Excluded Assets. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement will constitute or be construed as conferring on Buyer, and Buyer is not being granted an option to acquire or is not otherwise acquiring, any right, title or interest in or to any of the specific assets, Contracts and real property described on Schedule II hereto (the "Excluded Assets"), which are hereby excluded from the Purchased Assets.

     Section  2.3.  Exercisability.   Subject  to  the  further  terms  of  this
Agreement, the Option shall become exercisable at any time after January 1, 2006. The Option shall expire and cease to be exercisable at 3:00 p.m. on December 31, 2006 (the "Expiration Date").

     Section 2.4. Method of Exercise. The Option may be exercised only by the giving of a written notice by Buyer (the "Option Notice") to the Seller in such form and in such manner as is prescribed in Section 7.1 herein, setting forth which of the Generating Facilities, or both of them, Buyer has elected to purchase. If Buyer delivers an Option Notice with respect to one of the Generating Facilities prior to the Expiration Date, it may subsequently amend the Option Notice to include the other Generating Facility by the delivery of a notice to the Seller at any time prior to the Expiration Date; provided, that, in such event, (i) the sale of both Generating Facilities and the other Purchased Assets must occur simultaneously on a single Closing Date, (ii) notwithstanding such amendment, the Exercise Date shall remain unchanged as the date that the original Option Notice was delivered as provided in Section 2.5 and (iii) the parties shall prior to the Closing Date enter into a new Energy Management Agreement Amendment (substantially in the form attached hereto as Exhibit E) and a new Power Supply Agreement Amendment (substantially in the form attached hereto as Exhibit D) to replace any already signed, in order to reflect such amended Option Notice, and enter into an Operation and Maintenance Agreement (substantially in the form attached hereto as Exhibit C) with respect to such Generating Facility that is the subject of such amendment. The Option Notice (and any amendment thereof referred to above) must be accompanied by a certification by an authorized officer of LIPA that the exercise of the Option has been affirmatively approved by the vote of the LIPA Board of Trustees.

     Section 2.5. Exercise Date. The date of exercise of the Option shall be the date on which the Option Notice is delivered to Seller at its address as provided in Section 7.1 of this Agreement (the "Exercise Date").

     Section 2.6. Effect of Option Notice. Upon receipt of the Option Notice by Seller, Buyer and Seller shall be legally bound to consummate the transactions contemplated hereby subject to (i) the satisfaction or waiver of each of the conditions precedent set forth in Article VI hereof, including, without limitation, receipt of all Buyer Required Governmental Approvals, and (ii) all of the other terms and conditions hereof.

     Section 2.7. Closing Date. The closing date of the sale, conveyance, assignment and transfer by Seller, and the purchase by Buyer, of the Purchased Assets pursuant to this Agreement and the other transactions contemplated hereby will be a date, as mutually agreed by the parties, following satisfaction (or waiver) of all conditions precedent to closing set forth in Article VI (the "Closing Date"), which date shall not be later than one-hundred twenty (120) days following such satisfaction (or waiver), at a location to be agreed upon by the parties hereto following the Exercise Date. The Closing Date may be extended by the written agreement of the parties hereto.

     Section 2.8. Payment and Delivery of the Purchased Assets. On the Closing Date, Seller shall deliver to Buyer the Assignment and Assumption Agreement, the Deed and any other documents which, together, are sufficient to cause the entire right, title and interest in the Purchased Assets to be transferred to Buyer, beneficially and of record, and in consideration thereof (i) Buyer shall pay to Seller an amount in cash equal to the Closing Payment Amount and (ii) Genco and LIPA shall enter into the Ancillary Agreements. All such payments and deliveries shall be deemed to occur simultaneously as a single transaction and no such payment or delivery shall be effective unless all such payments and deliveries have been made.

     Section 2.9. Assignment and Assumption.

          (a) Assumed Liabilities. Pursuant to the Assignment and Assumption Agreement, Buyer shall assume all liabilities and obligations with respect to the Purchased Assets arising on or after the Closing Date and those it currently has under the Merger Agreement and the Power Supply Agreement during its term, including, without limitation, asbestos and certain other environmental liabilities (all such liabilities and obligations assumed by Buyer being collectively, the "Assumed Liabilities").

          (b) Excluded Liabilities. Pursuant to the Assignment and Assumption Agreement, Seller shall retain (i) all liabilities and obligations related to the Purchased Assets which relate to periods prior to the Closing Date, other than the Assumed Liabilities, (ii) all liabilities and obligations, including environmental liabilities, relating to the Excluded Assets and the ICUs, and (iii) all liabilities and obligations it has assumed under the Merger Agreement and the Power Supply Agreement with respect to the Purchased Assets, including, without limitation, liabilities regarding manufactured gas plant sites (all such liabilities and obligations retained by Seller being collectively, the "Excluded Liabilities").

          (c) Liabilities and Undertaking Agreement. The parties acknowledge and agree that the Liabilities and Undertaking Agreement as clarified by letter dated May 28, 1998 shall remain in effect and shall not be deemed to be modified by anything to the contrary in Sections 2.9(a) and (b) above.

     Section 2.10. Provision of Corporate Records. On the Closing Date, Seller shall transfer to Buyer, at Seller's cost, the records in Seller's possession relating to the Purchased Assets, including, without limitation, all Contracts, litigation files and filings with any Governmental Authority relating to the Purchased Assets, except to the extent such items are already in the possession of Buyer, provided that, during normal business hours and on reasonable notice, Buyer will provide Seller access to all such books and records that Seller reasonably deems necessary to comply with Section 3.2.

     Section 2.11. Non-Recourse. The sale and purchase of the Purchased Assets shall be made on an "as-is" basis without recourse to Seller, and without representation, covenant or warranty by Seller, express or implied, except in each case as expressly set forth in this Agreement.

     Section 2.12. Risk of Loss.

          (a) Borne by Seller. Except to the extent set forth in the Power Supply Agreement, from the date hereof through the Closing Date, all risk of loss or damage to the property included in the Purchased Assets shall be borne by Seller, other than loss or damage caused by the acts or negligence of Buyer, which loss or damage shall be the responsibility of Buyer.

          (b) Casualty; Condemnation. If before the Closing Date, all or any portion of the Purchased Assets is (i) taken by eminent domain or is the subject of a pending or (to the Actual Knowledge of Seller) contemplated taking which has not been consummated, or (ii) damaged or destroyed by fire or other casualty, Seller shall notify Buyer promptly in writing of such fact, then if the parties consummate the transactions contemplated hereby (including payment of the Purchase Price), (x) in the case of a condemnation, Seller shall assign or pay, as the case may be, any proceeds thereof to Buyer on the Closing Date (to the extent received prior to the Closing Date or promptly upon receipt if received thereafter) and (y) in the case of a casualty, Seller shall either restore the damage or assign the insurance proceeds therefor (and pay the amount of any deductible and/or self-insured amount in respect of such casualty) to Buyer on the Closing Date (to the extent received prior to the Closing Date or promptly upon receipt if received thereafter). Notwithstanding the above, if such casualty or loss results in a Material Adverse Effect prior to the Closing Date and the parties elect to consummate the transactions contemplated hereby, Buyer and Seller shall negotiate to settle the loss resulting from such taking (and such negotiation shall include, without limitation, the negotiation of a fair and equitable adjustment to the Closing Payment Amount and Final Net Book Value). If no such settlement is reached within sixty (60) days after Seller has notified Buyer of such casualty or loss, then Buyer or Seller may terminate this Agreement pursuant to Section
     7.12(e). In the event of damage or destruction which Seller elects to restore, Seller will have the right to postpone the Closing Date for up to four (4) months. Buyer will have the right to inspect and observe all repairs necessitated by any such damage or destruction.

                                  ARTICLE III

                               THE PURCHASE PRICE

     Section 3.1. Net Book Value; Preliminary Purchase Price.

          (a) Not later than April 30, 2006, Seller shall provide Buyer with Seller's determination of the Net Book Value of each Generating Facility and the Additional Assets as of December 31, 2005 based on Seller's audited financial statements as of such date (the "Reference Net Book Value"), together with the working papers of Seller and Seller's independent public accountants relating to the Reference Net Book Value. Seller will also make its representatives and independent public accountants reasonably available from time to time during normal business hours to address questions with respect thereto raised by Buyer and Buyer's representatives.

          (b) The purchase price for the Purchased Assets ("Purchase Price") shall be the Net Book Value of the Purchased Assets on the Closing Date. Not less than thirty (30) Business Days prior to the Closing Date, Seller will cause to be delivered to Buyer a good faith estimate of the Net Book Value of the Purchased Assets on the Closing Date determined in accordance with GAAP and in a manner consistent with the determination of the Reference Net Book Value (the "Estimated Net Book Value") and a statement showing the determination thereof, together with the working papers of Seller (and of Seller's independent accountants, if any such accountants were engaged by Seller to assist in such determination) relating to the Estimated Net Book Value. Not less than fifteen (15) Business Days prior to the Closing Date, Buyer may notify Seller in writing (the "Closing Objection") that it objects to Seller's determination of the Estimated Net Book Value. Any Closing Objection shall specify in reasonable detail the basis for Buyer's objections. If Buyer so notifies Seller of a Closing Objection, Seller and Buyer shall, during the fifteen (15) Business Day period following Seller's receipt of the Closing Objection, attempt in good faith to resolve the items set forth in the Closing Objection. If the parties resolve the items in the Closing Objection, such amount of the Estimated Net Book Value agreed upon by the parties shall be the Closing Payment Amount. If the parties are unable to resolve Buyer's objections, the Closing Payment Amount shall be 95% of the Reference Net Book Value. If Seller does not receive a Closing Objection within the applicable fifteen
     (15) Business Day period, the Closing Payment Amount shall be the Estimated Net Book Value.

     Section 3.2. Post-Closing Purchase Price Adjustments.

          (a) On or before sixty (60) days following the Closing Date, Seller shall prepare and deliver to Buyer an updated statement of the Net Book Value of the Purchased Assets adjusted to the extent necessary to reflect the Net Book Value of the Purchased Assets as of the Closing Date, determined in accordance with GAAP and in a manner consistent with the determination of the Reference Net Book Value (the "Closing Date Net Book Value").

          (b) Unless Buyer notifies Seller in writing within thirty (30) days after Buyer's receipt of the Closing Date Net Book Value of any objection to the determination of Net Book Value (the "Notice of Disagreement"), the Closing Date Net Book Value shall become final and binding and shall be the Purchase Price. During the 30-day period following Buyer's receipt of the Closing Date Net Book Value, Buyer and Buyer's representatives will be permitted to review the working papers of Seller and Seller's independent public accountants, if any such accountants were engaged by Seller to assist in such determination, relating to the Closing Date Net Book Value and any financial records relevant to the preparation of the Closing Date Net Book Value, provided that such access shall be during normal business hours. Seller and Seller's independent public accountants will also be reasonably available from time to time during normal business hours to address related questions raised by Buyer and Buyer's representatives.

          (c) Any Notice of Disagreement shall specify in reasonable detail the basis for the objections set forth therein. The objections contained in the Notice of Disagreement may relate to any aspect of the determination of the Closing Date Net Book Value, including, without limitation, the proper or consistent application of GAAP, capital additions, capital retirements, cost of removal, annual depreciation allocations and arithmetic calculations. Notwithstanding any Option exercise by Buyer, Buyer's acquisition of the Purchased Assets based on the Reference Net Book Value or the Estimated Net Book Value, or the net book value of the Purchased Assets as may be reflected on Seller's books, the parties acknowledge and agree that all rights Buyer has hereunder to raise objections in the Notice of Disagreement shall not be prejudiced or waived and are expressly reserved. If Buyer gives a Notice of Disagreement to Seller within such 30-day period, Seller and Buyer shall, during the 30-day period following Seller's receipt of the Notice of Disagreement, attempt in good faith to resolve Buyer's objections. During such 30-day period, Seller and Seller's representatives shall be permitted to review the working papers of Buyer and Buyer's representatives relating to the Notice of Disagreement and the basis therefor. Buyer and Buyer's representatives will also be reasonably available from time to time during normal business hours to address related questions raised by Seller and Seller's independent public accountants. If Seller and Buyer are unable to resolve all such objections within such 30-day period, the matters remaining in dispute shall be submitted to the New York, New York office of Grant Thornton LLP or such other accounting firm as the parties may agree (the "Independent Expert"). Each of Buyer and Seller represent and warrant that it neither has nor has had, and covenants that it will not engage in, a relationship that could be reasonably interpreted to compromise the Independent Expert's independence. The parties shall instruct the Independent Expert to render a reasoned written decision addressing the issues raised in the Notice of Disagreement and determining whether the Closing Date Net Book Value was determined in accordance with GAAP, consistently applied beginning from May 28, 1998, and the provisions of this agreement, which decision shall be rendered as promptly as practicable but in no event later than thirty (30) days after its selection. If the Independent Expert determines that the Closing Date Net Book Value as prepared by Seller and submitted to the Independent Expert was not determined in accordance with GAAP and the provisions of this Agreement, it shall determine the Closing Date Net Book Value. The resolution of disputed items and determination by the Independent Expert shall be final and binding. The fees and expenses of the Independent Expert shall be shared equally by Seller and Buyer.

          (d) The Purchase Price shall be an amount equal to the determination of the Closing Date Net Book Value pursuant to this Section 3.2 (the "Final Net Book Value"). If the Final Net Book Value is less than the Closing Payment Amount, Seller shall pay or cause to be paid to Buyer, an amount equal to the amount by which the Final Net Book Value is less than the Closing Payment Amount (together with interest thereon from the Closing Date to the date paid at the Prime Rate). If the Final Net Book Value is greater than the Closing Payment Amount, Buyer shall pay or cause to be paid to Seller, an amount equal to the amount by which Final Net Book Value exceeds the Closing Payment Amount (together with interest thereon from the Closing Date to the date paid at the Prime Rate). All payments pursuant to this Section 3.2(d), if any, shall be made by wire transfer of immediately available funds within three (3) Business Days after final determination of the amounts to be so paid.

     Section 3.3. Purchase Price Allocation. The parties agree that the Purchase Price shall be allocated in accordance with the rules under Section 1060 of the Code and the Treasury Regulations promulgated thereunder. Seller shall prepare such allocation subject to review by the Buyer. The Parties agree to act in accordance with the computations and allocations as determined pursuant to this
Section 3.3 in any relevant Tax returns or filings, including any forms or reports required to be filed pursuant to Section 1060 of the Code, the Treasury Regulations promulgated thereunder or any provisions of local, state and foreign law, and to cooperate in the preparation of any such forms and to file such forms in the manner required by applicable law. Any issues with respect to the allocation which have not been finally resolved within sixty (60) days following the closing of the transactions contemplated hereby shall be referred to the Independent Expert whose determination shall be final and binding upon the parties.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     Section 4.1. Representations and Warranties of Seller. Seller represents and warrants to Buyer on the date hereof and on the Closing Date that, except as set forth on Schedule V and as provided in Section 4.2 (the "Disclosure Schedule"):

          (a) Ownership of Purchased Assets. On the Closing Date, Seller will own and hold, beneficially and of record, the entire right, title and interest in and to all of the Purchased Assets free and clear of all Liens, other than Permitted Liens.

          (b) Execution and Enforceability. Seller has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform each of its obligations hereunder and thereunder. Seller has duly authorized the execution, delivery and performance of this Agreement and, as appropriate, the Ancillary Agreements. This Agreement is, upon receipt of Buyer Required Governmental Approvals, and, when executed and delivered, the Ancillary Agreements will be, the legal, valid and binding obligations of Seller, and (assuming the due authorization, execution and delivery by Buyer) is and will be, enforceable against Seller in accordance with their respective terms.

          (c) Organization and Qualification of Seller. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite power and authority to conduct its business as then conducted and to own and lease its properties and assets. Seller is qualified to do business and in good standing in each jurisdiction in which the ownership of its property or the conduct of its business then requires such qualification.

          (d) No Violations or Conflicts. Neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated by this Agreement on the Closing Date (i) violates the articles of organization, the operating agreement or other constituent instruments of Seller, (ii) results in a violation or breach of, or constitutes a default or an event of default under, any bond or other material Contract, Permit, instrument or other obligation to which Seller is a party, or (iii) violates any Laws, writ, judgment, injunction or court decree.

          (e) Consents and Approvals. Except for the approval of the FERC pursuant to Section 203 of the Federal Power Act of the transfer of the Purchased Assets on the Closing Date or as otherwise provided in this Agreement or as set forth on the Disclosure Schedule, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement by Seller. Except as set forth on the Disclosure Schedule, no consent, approval or authorization by, or notice to, any other Person is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement by Seller. On the Closing Date, all notices or other actions required to be made or taken, if any, pursuant to any applicable Laws to permit the closing of the transactions contemplated by this Agreement will have been made and taken.

          (f) Compliance with Laws; Permits. The Business is in compliance in all material respects with all Laws and Seller has not received any written notice to the contrary from any Governmental Authority. Seller has all material Permits required for it to conduct the Business and no material violations have been recorded in respect of any Permits and no proceeding is pending or, to the Actual Knowledge of Seller, threatened with respect to the limitation or revocation of any Permit.

          (g) Environmental Protection. Except as set forth in the Disclosure Schedule, or except as would not reasonably be expected to result in a Material Adverse Effect on the Purchased Assets, to the Actual Knowledge of the Seller:

               (i) Compliance. Seller is in material compliance with all Environmental Laws (as defined below in this Section 4.1(g)) applicable to the Generating Facilities; and Seller has not received any communication (written or oral) from any Person (including any Governmental Authority) that alleges that Seller is not in such compliance with applicable Environmental Laws.

               (ii) Environmental Claims. Seller has no notice of any material Environmental Claim (as defined below in this Section 4.1(g)) pending against Seller with respect to the Generating Facilities.

               (iii) Environmental Permits. Seller has obtained or has applied for all material environmental health and safety permits and all other governmental licenses, permits and authorizations (collectively, the "Environmental Permits") necessary for the construction of the facilities constituting part of the Generating Facilities or the ownership or operation of such facilities or the Generating Facilities, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Seller is in material compliance with all terms and conditions of the Environmental Permits.

               (iv) Releases. There has been no Release (as defined below in this Section 4.1.(g)) of any Hazardous Material (as defined below in this Section 4.1(g)) at either of the Generating Facilities that would be reasonably likely to form the basis of any material Environmental Claim against Seller.

               (v) Predecessors. Seller has no knowledge, with respect to any predecessor of Seller, of any material Environmental Claim with respect to the Generating Facilities pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any material Environmental Claim.

               (vi) Disclosure. Seller has disclosed to Buyer all material facts which it reasonably believes, based on applicable Law as in effect on the date hereof and on the Closing Date, form the basis of a material Environmental Claim arising from (A) the cost of pollution control equipment currently required or known to be required in the future with respect to the Generating Facilities; (B) current remediation costs or remediation and site monitoring costs known to be required in the future with respect to the Generating Facilities; or (C) any other environmental matter affecting the Generating Facilities.

               (vii) As used in this Agreement:

               (A) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any Person (including any Governmental Authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location constituting a portion of the Generating Facilities; or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law with respect to the Generating Facilities; or (c) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials with respect to the Generating Facilities.

               (B) "Environmental Laws" means all federal, state, local Laws, ordinances, rules and regulations relating to health and safety, pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

               (C) "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls; and (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", or words of similar import, under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which the Generating Facilities are operated.

               (D) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, surface or subsurface soil, surface water, saltwater shoreline or floor bottom, groundwater or property from or affecting either of the Generating Facilities.

          (h) Litigation. There is no claim, suit, litigation, investigation or proceeding pending, or to the Actual Knowledge of Seller threatened, against Seller in any court, by any Governmental Authority or before any arbitrator or other tribunal relating to this Agreement or the transactions contemplated hereby that would reasonably be expected to have a Material Adverse Effect on Seller's ability to perform its obligations hereunder. Seller is not subject to any outstanding action, order, writ, judgment, injunction or decree of any court or Governmental Authority relating to this Agreement or the transactions contemplated hereby that would reasonably be expected to have a Material Adverse Effect on Seller's ability to perform its obligations hereunder.

     Section 4.2. Provision of Additional Schedules upon Exercise. The Disclosure Schedule provided on the date hereof pursuant to Section 4.1 is valid as of the date hereof. Seller may at any time up to twenty (20) days prior to the Closing Date provide Buyer with an updated Disclosure Schedule, the last of which will be valid as of the Closing Date. Unless Buyer has the right to terminate this Agreement pursuant to Section 7.12(d) by reason of the developments reflected on one or more updated Disclosure Schedules (considered individually or in the aggregate with any such prior developments) and exercises the right within ten (10) days after such right accrues, but in any event prior to the Closing Date, the provision of the updated Disclosure Schedule pursuant to this Section 4.2 will be deemed to have amended this Agreement, including the Disclosure Schedule, to have qualified the representations and warranties contained in Section 4.1, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the developments.

     Section 4.3. Representations and Warranties of Buyer. Except as otherwise disclosed to Seller in writing, Buyer represents and warrants to Seller on the date hereof and on the Closing Date as follows:

          (a) Power and Authority. Buyer has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements and, upon receipt of Buyer Required Governmental Approvals, to perform each of its obligations hereunder and thereunder. Buyer has duly authorized the execution, delivery and performance of this Agreement and, as appropriate, the Ancillary Agreements. This Agreement is, upon receipt of Buyer Required Governmental Approvals, and, when executed and delivered, the Ancillary Agreements will be, the legal, valid and binding obligation of Buyer and (assuming the due authorization, execution and delivery by Seller) is and, in the case of the Ancillary Agreements, will be, enforceable against Buyer in accordance with their respective terms.

          (b) Applicability of HSR Act. Buyer is an agency of the State of New York and is not a "corporation engaged in commerce" within the meaning of the HSR Act as of either the date hereof, the Exercise Date or the Closing Date.

          (c) No Violations or Conflicts. Neither the execution and delivery of this Agreement by Buyer nor the consummation of the transactions contemplated by this Agreement on the Closing Date (i) violates the articles of incorporation or by-laws of Buyer, (ii) results in a violation or breach of, or constitutes a default or an event of default under, any bond or other material Contract, Permit, instrument or other obligation to which Buyer is a party, or (iii) violates any Laws, writ, judgment, injunction or court decree.

          (d) Consents and Approvals. Except as otherwise provided in this Agreement, upon receipt of Buyer Required Governmental Approvals, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement by Buyer. No consent, approval or authorization by, or notice to, any other Person is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement by Buyer. On the Closing Date, all notices or other actions required to be made or taken, if any, pursuant to any applicable Laws to permit the closing of the transactions contemplated by this Agreement will have been made and taken.

          (e) Litigation. There is no claim, suit, litigation, investigation or proceeding pending, or to the Actual Knowledge of Buyer threatened, against Buyer in any court, by any Governmental Authority or before any arbitrator or other tribunal relating to this Agreement or the transactions contemplated hereby that would reasonably be expected to have a Material Adverse Effect on Buyer's ability to perform its obligations hereunder. Buyer is not subject to any outstanding action, order, writ, judgment, injunction or decree of any court or Governmental Authority relating to this Agreement or the transactions contemplated hereby that would reasonably be expected to have a Material Adverse Effect on Buyer's ability to perform its obligations hereunder.

     Section 4.4. Survival. The representations and warranties of Seller and Buyer set forth in this Article IV shall survive for a period of eighteen (18) months following the Closing Date except for the representations and warranties of the Seller set forth in Section 4.1(g), which shall survive for a period of nine (9) months following the Closing Date.

                                   ARTICLE V
                                   COVENANTS

     Section 5.1. Covenants of Seller. After the date hereof and prior to the Closing Date or earlier termination of this Agreement, Seller agrees as follows, except as expressly contemplated or permitted in this Agreement or to the extent Buyer shall otherwise consent in writing:

          (a) Conduct of Business Relating to the Purchased Assets. Seller (1) shall operate the Purchased Assets in the ordinary course of business consistent with the past practices of Seller and consistent with Good Utility Practices, (2) shall use all Commercially Reasonable Efforts to preserve intact such Purchased Assets, and use Commercially Reasonable Efforts to preserve the goodwill and relationships with its customers, suppliers and others having business dealings with it with respect to the Purchased Assets, (3) shall maintain the insurance coverage described in
     Article 17 of the Power Supply Agreement, consistent with past practices of Seller and with Good Utility Practices, (4) shall maintain all books, records, files, working papers, correspondence, memoranda and other documentation relating to the Purchased Assets consistent with past practices of Seller and with Good Utility Practices, and (5) shall comply with all applicable Laws relating to the Purchased Assets, including, without limitation, all Environmental Laws, except where the failure to so comply would not be reasonably expected to result in a Material Adverse Effect with respect to the Purchased Assets. Without limiting the generality of the foregoing, and, except as (x) contemplated in this Agreement, or (y) required under applicable Law or by any Governmental Authority, prior to the Closing Date, without the prior written consent of Buyer, Seller shall not with respect to the Purchased Assets:

               (i) Make any material change in the levels of Inventories customarily maintained by Seller with respect to the Purchased Assets, other than changes which are consistent with Good Utility Practices;

               (ii) Sell, lease (as lessor), encumber, pledge, transfer or otherwise dispose of, any material Purchased Assets individually or in the aggregate (except for Purchased Assets used, consumed or replaced in the ordinary course of business consistent with past practices of Seller or with Good Utility Practices) other than to encumber Purchased Assets with Permitted Liens;

               (iii) Modify, amend or voluntarily terminate prior to the expiration date any Contracts or Permits associated with such Purchased Assets in any material respect, other than (x) in the ordinary course of business, to the extent consistent with the past practices of Seller and with Good Utility Practices, (y) with cause, to the extent consistent with past practices of Seller or its Affiliates and with Good Utility Practices, or (z) as may be required in connection with transferring Seller's rights or obligations thereunder to Buyer pursuant to this Agreement;

               (iv) Except as otherwise provided herein, enter into any Contract relating to the Purchased Assets that requires annual payments by Seller that exceed $1,000,000 individually or $3,000,000 in the aggregate unless it is terminable by Seller (or, after the Closing Date, by Buyer) without penalty or premium upon no more than sixty
          (60) days notice;

               (v) Operate and maintain the Purchased Assets otherwise than in accordance with the terms and conditions of the Power Supply Agreement, the Amended and Restated Management Services Agreement and the Energy Management Agreement; and

               (vi) Except as otherwise provided herein, enter into any written or oral Contract with respect to any of the proscribed transactions set forth in the foregoing paragraphs (i) through (v).

     (b) Access to Information. Seller will, at reasonable times and upon reasonable notice: (i) give Buyer and its representatives reasonable access, during normal business hours and upon reasonable notice, to Seller's managerial personnel and to all books, records, plans, equipment, offices and other facilities and properties constituting the assets subject to the Option in order to permit Buyer to make such reasonable Inspections thereof as Buyer may request; (ii) furnish Buyer with such financial and operating data and other information with respect to the assets subject to the Option as Buyer may from time to time reasonably request, and permit Buyer to make such reasonable Inspections thereof as Buyer may request;
     (iii) furnish Buyer a copy of each material report, schedule or other document filed by Seller or any of its Affiliates with respect to the assets subject to the Option, this Agreement and the transactions contemplated hereby with any state or federal court, administrative agency, commission or other Governmental Authority, including, without limitation, the SEC, FERC, New York Public Service Commission or New York Independent System Operator; and (iv) furnish Buyer with all such other information as shall be reasonably necessary to enable Buyer to verify the accuracy of the representations and warranties of Seller contained in this Agreement; provided, however, that (x) any such Inspections and investigations shall be conducted in such a manner consistent with Seller's safety requirements and so as not to interfere unreasonably with the operation of the subject assets, (y) Seller shall not be required to take any action which would constitute a waiver of the attorney-client privilege, and (z) Seller need not supply Buyer with any information which Seller is under a legal or contractual obligation not to supply.

          (c) Cooperation; Notification. Seller shall: (i) confer on a regular and frequent basis with one or more representatives of Buyer to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations relating to the assets subject to the Option; (ii) promptly notify Buyer of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects relating to the assets subject to the Option; and
     (iii) advise Buyer of any change or event which, individually or in the aggregate, has had or, insofar as reasonably can be foreseen, is reasonably likely to result in a Material Adverse Effect on the assets subject to the Option.

     Section 5.2. Additional Agreements.

          (a) Notification of Certain Matters. Each party hereto shall give prompt notice to the other party of (i) the occurrence or failure to occur of any event, which occurrence or failure would be reasonably likely to cause any representation or warranty of such party contained herein to be untrue or inaccurate in any material respect at any time, (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and (iii) any newly discovered fact or circumstance that might reasonably be expected to have a material effect on the accuracy of any representation or warranty of such party contained herein.

          (b) Easements. On the Closing Date, pursuant to one or more Easement Agreements, as appropriate, Buyer shall grant to Seller and its Affiliates irrevocable and perpetual easements on each of the sites and related parcels of each Generating Facility within the Purchased Assets to the extent necessary for the continued operation and maintenance of, and access to, the ICUs and, to the extent necessary, the other Excluded Assets.

          (c) Subdivision.

               (i) The parties shall jointly cooperate and use Commercially Reasonable Efforts to obtain the requisite subdivision of the parcels of land on which the Purchased Assets are located to subdivide the property to enable the Seller to own the real property on which any Excluded Asset is located.

               (ii) If  notwithstanding  the  parties'  Commercially  Reasonable
          Efforts they are unable to obtain required subdivision approval as contemplated above on or prior to the Closing Date, the parties agree that: (a) Seller shall transfer to Buyer the real estate underlying the Excluded Assets, to the extent such real estate is not among the real estate parcels included within the Purchased Assets, at no cost to Buyer, and (b) the parties shall negotiate in good faith and enter into with each other appropriate lease, easement and/or license agreements in order to provide each other with adequate and necessary rights (including rights of ingress and egress) to own, operate and maintain the Purchased Assets and the Excluded Assets, as the case may be, such agreements to contain customary terms and conditions for agreements of this type including, without limitation, indemnification for acts and omissions and environmental claims and liabilities, but not to require any rental or similar payments to be made by either party, except for real estate taxes, insurance and other similar charges and assessments, and nominal payments, if any, attributable to such real estate.

     (d) Emission Credits.

               (i) To the extent Emission Credits are not required to satisfy the compliance obligations of the Purchased Assets, such Emissions Credits shall be pooled with those attributable to Seller's remaining generating stations under the Power Supply Agreement (for the term of the Power Supply Agreement) and such pooled credits shall be applied pro rata to all such generating stations to meet their compliance obligations under applicable Law, provided that if Buyer exercises the Option with respect to both of the Generating Facilities, excess Emission Credits from one of the Generating Facilities shall first be applied to the other Generating Facility to the extent necessary to meet its compliance obligations under applicable Law. If any Emissions Credits attributable to the Purchased Assets are sold after the Closing Date, Buyer shall be entitled to 100% of the net sale proceeds therefrom.

               (ii) In the event Buyer sells or transfers either or both of the Generating Facilities that constitute Purchased Assets, the Emission Credits related to such Generating Facilities shall remain subject to the provisions of this Agreement with respect to the use of such Emission Credits for Seller's remaining generating stations, and Buyer hereby covenants to provide therefor in any agreement for any such sale or transfer to the satisfaction of Seller.

          (e) Assessments. Real estate Taxes/PILOT Agreements, sewer rents, water charges, and other similar assessments ("Assessments") associated with the sites of the Generating Facilities that constitute Purchased Assets or Assumed Liabilities and assessed during the fiscal period in which the Closing Date occurs shall be treated in accordance with terms of the Power Supply Agreement.

          (f) Proprietary Information. Between the date of this Agreement and the Closing Date, each party shall, and shall use its best efforts to cause its representatives to, (i) keep all Proprietary Information of the other party confidential and not to disclose or reveal any such Proprietary Information to any person other than such party's representatives and (ii) not use such Proprietary Information other than in connection with the consummation of the transactions contemplated hereby. The obligations of the parties under this Section 5.2(f) shall be in full force and effect (and shall survive the termination of this Agreement) until the later of three (3) years from the date hereof, the discharge of all other obligations owed by the parties to each other and the closing of the transactions contemplated by this Agreement.

          (g) Post-Closing Access. For a period of seven (7) years after the Closing Date (or such longer period as may be required by applicable Law or Section 5.2(h)), each party and its representatives shall have reasonable access to all of the books and records relating to the Purchased Assets to the extent that such access may reasonably be required by such party in connection with the Assumed Liabilities or the Excluded Liabilities, or other matters relating to or affected by the operation of the Purchased Assets or the Excluded Assets. Such access shall be afforded by the party in possession of any such books and records upon reasonable notice and during normal business hours. The party exercising this right of access shall be solely responsible for any costs or expenses incurred by it or the other party with respect to such access pursuant to this Section 5.2(g). If the party in possession of such books and records shall desire to dispose of any books and records upon or prior to the expiration of such seven-year period (or any such longer period), such party shall, prior to such disposition, give the other party a reasonable opportunity at such other party's reasonable expense, to segregate and remove such books and records as such other party may select.

          (h) Permitted Disclosure of Proprietary Information. Upon the other party's prior written approval (which will not be unreasonably withheld or delayed), either party may provide Proprietary Information of the other party to any Governmental Authority with jurisdiction or any stock exchange, as may be necessary to obtain requisite Governmental Authority consents or to comply generally with any relevant law or regulation. The disclosing party will seek confidential treatment for the Proprietary Information provided to any Governmental Authority and the disclosing party will notify the other party as far in advance as is practicable of its intention to release to any Governmental Authority any Proprietary Information.

          (i) Further Assurances.

               (i) Subject to the terms and conditions of this  Agreement,  each of the parties hereto shall use its Commercially Reasonably Efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the purchase and sale of the Purchased Assets pursuant to this Agreement and the assumption of the Assumed Liabilities, including, without limitation, using its Commercially Reasonably Efforts to ensure satisfaction of the conditions precedent to each party's obligations hereunder, including obtaining all necessary consents, approvals and authorizations of third parties and Governmental Authorities required to be obtained in order to consummate the transactions contemplated in this Agreement (including FERC approval). Neither of the parties hereto shall, without prior written consent of the other party, take or fail to take any action, which might reasonably be expected to prevent or
          materially   impede,   interfere   with  or  delay  the   transactions
          contemplated by this Agreement. From time to time after the Closing Date, without further consideration, Seller will, at Buyer's expense, execute and deliver such documents to Buyer as Buyer may reasonably request in order to more effectively vest in Buyer Seller's title to the Purchased Assets subject to Permitted Liens.

               (ii) In the event that any Purchased Asset shall not have been conveyed to Buyer on the Closing Date, Seller shall, subject to
          Section 5.2(i)(iii), use Commercially Reasonable Efforts to convey such asset to Buyer as promptly as is practicable after the Closing Date.

               (iii) To the extent that Seller's rights under any Contract relating to the Purchased Assets may not be assigned without the consent of another Person which consent has not been obtained by the Closing Date, this Agreement shall not constitute an agreement to assign or deliver the same, if an attempted assignment or delivery would constitute a breach thereof or be unlawful. Seller and Buyer agree that if any consent to an assignment or delivery of any material such Contract shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer's rights and obligations under the material Contract in question, so that Buyer would not in effect acquire the benefit of all such rights and obligations, Seller, at Buyer's option and to the maximum extent permitted by law and such material Contract, shall, after the Closing Date, appoint Buyer to be Seller's agent with respect to such material Contract, or, to the maximum extent permitted by law and such material Contract, enter into such reasonable arrangements with Buyer or take such other actions as are necessary to provide Buyer with the same or substantially similar rights and obligations of such material Contract as Buyer may reasonably request; provided that Buyer shall assume all of Seller's obligations under such Contract and indemnify Seller against any claims with respect to such Contract and such arrangement arising after the Closing Date. Seller and Buyer shall cooperate and shall each use Commercially Reasonable Efforts prior to and after the Closing Date to obtain an assignment of such material Contract to Buyer.

               (iv) To the extent that Seller's rights under any warranty or guaranty constituting part of the Purchased Assets may not be assigned without the consent of another Person, which consent has not been obtained by the Closing Date, this Agreement shall not constitute an agreement to assign same, if an attempted assignment would constitute a breach thereof, or be unlawful. Seller and Buyer agree that if any consent to an assignment of any such warranty or guaranty shall not be obtained, or if any attempted assignment would be ineffective or would impair Buyer's rights and obligations under the warranty or guaranty in question, so that Buyer would not in effect acquire the benefit of all such rights and obligations, Seller, at Buyer's expense, shall use Commercially Reasonable Efforts, to the extent permitted by law and such warranty or guaranty, to enforce such warranty or guaranty for the benefit of Buyer so as to provide Buyer to the maximum extent possible with the benefits and obligations of such warranty or guaranty.

                                   ARTICLE VI
                               CLOSING CONDITIONS

     Section 6.1. Closing Conditions. The obligations of the parties to consummate the sale and purchase of the Purchased Assets is subject to the satisfaction of the following conditions, provided, however, that the party or parties to whose benefit a condition runs may waive compliance with such condition:

          (a) No Injunctions, etc. No preliminary or permanent injunction or other order or decree by any federal or state court or Governmental Authority which prevents the consummation of the sale and purchase of the Purchased Assets contemplated herein shall have been issued and remain in effect (each party agreeing to use its Commercially Reasonable Efforts to have any such injunction, order or decree lifted) and no statute, rule or regulation shall have been enacted by any state or federal government or Governmental Authority which prohibits the consummation of the sale and purchase of the Purchased Assets.

          (b) Consents. All Governmental Authority consents and approvals and Permits required to consummate the sale and purchase of the Purchased Assets shall have been obtained (and copies of which shall have been provided to the other party) and be in full force and effect, including, without limitation, the approval of the PACB and FERC and subdivision approvals under Section 5.2(c), reasonably satisfactory to Seller and Buyer. All consents and approvals of third persons shall have been obtained (and copies of which shall have been provided to the other party) and shall be in full force and effect, except to the extent that the failure to obtain such a consent or approval would not be reasonably expected to have a Material Adverse Effect with respect to the Purchased Assets.

          (c) Representations and Warranties. Each of the representations and warranties set forth in Article IV that is qualified as to materiality shall be true and correct, and each of such representations and warranties that is not so qualified shall be true and correct in all material respects, on and as of the Closing Date except to the extent such representations and warranties are stated to be effective only as of an earlier date, in which case such representations and warranties shall be true and correct or true and correct in all material respects, as applicable, as of such earlier date.

          (d) Compliance with Agreements. The parties shall have complied with or performed in all material respects all of their respective agreements and covenants in this Agreement to be complied with or performed by them at or prior to the Closing Date.

          (e) Ancillary Agreements. Each of the Ancillary Agreements shall have been executed and be in full force and effect.

          (f) No Material Adverse Effect. There shall be no Material Adverse Effect with respect to the Purchased Assets since the Exercise Date.

          (g) Contracts. To the extent available, originals of all Contracts relating to the Purchased Assets and, if not available, true and correct copies thereof, shall have been provided to Buyer.

          (h) Seller Opinion of Counsel. Buyer shall have received an opinion from Seller's counsel (who may be in-house counsel to Seller) reasonably acceptable to Buyer, dated the Closing Date and reasonably satisfactory in form and substance to Buyer and its counsel, substantially to the effect that:

               (i) Seller is a limited liability company duly formed, validly existing and in good standing under the laws of State of New York and has the power and authority to own, lease and operate its material assets and properties and to carry on its Business as is now conducted, and to execute and deliver this Agreement and each Ancillary Agreement and to consummate the transactions contemplated by it hereby and thereby; and the execution and delivery of this Agreement and the Ancillary Agreements by Seller and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action required on the part of Seller;

               (ii) This Agreement and each Ancillary Agreement have been duly and validly executed and delivered by Seller and constitute legal, valid and binding agreements of Seller enforceable against Seller in accordance with their respective terms, except that such enforceability may be limited, by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);

               (iii) The execution, delivery and performance of this Agreement and each Ancillary Agreement by Seller do not (A) conflict with the articles of organization, operating agreement or other constituent instruments of Seller or (B) to the knowledge of such counsel, constitute a violation of or default under those agreements or instruments which are material to the business or financial condition of Seller of which such counsel is aware; and

               (iv) No consent or approval of, filing with, or notice to, any Governmental Authority is necessary for the execution and delivery of this Agreement and the Ancillary Agreements by Seller or the consummation by Seller of the transactions contemplated hereby and thereby, other than such consents, approvals filings or notices which, if not obtained or made, will not prevent Seller from performing its material obligations hereunder and thereunder.

          (i) Buyer Opinion of Counsel. Seller shall have received an opinion from Buyer's counsel (who may be in-house counsel to Buyer) reasonably acceptable to Seller, dated the Closing Date and reasonably satisfactory in form and substance to Seller and its counsel, substantially to the effect that:

               (i) Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of New York and has the corporate power and authority to own, lease and operate its material assets and properties and to carry on its business as is now conducted, and to execute and deliver this Agreement and each Ancillary Agreement and to consummate the transactions contemplated by it hereby and thereby; and the execution and delivery of this Agreement and the Ancillary Agreements by Buyer and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action required on the part of Buyer;

               (ii) This Agreement and the Ancillary Agreements have been duly and validly executed and delivered by Buyer, as applicable, and constitute legal, valid and binding agreements of Buyer, enforceable against Buyer in accordance with their respective terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);

               (iii) The execution, delivery and performance of this Agreement and each Ancillary Agreement by Buyer do not (A) conflict with the articles of incorporation or by-laws of Buyer or (B) to the knowledge of such counsel, constitute a violation of or default under those agreements or instruments which are material to the business or financial condition of Buyer of which such counsel is aware; and

               (iv) No consent or approval of, filing with, or notice to, any Governmental Authority is necessary for the execution and delivery of this Agreement and the Ancillary Agreements by Buyer or the consummation by Buyer of the transactions contemplated hereby and thereby, other than such consents, approvals, filings or notices which, if not obtained or made, will not prevent Buyer from performing its material obligations hereunder or thereunder.

          (j) Officers' Certificates. Each party shall have delivered to the other party (i) a certificate, executed by an executive officer of such party, dated the Closing Date, to the effect that the conditions set forth in Sections 6.1(c) and (d) have been satisfied with respect to such party, and (ii) a certificate, executed by an executive officer of such party, dated the Closing Date, certifying the incumbency of each officer of such party executing instruments, agreements and certificates required to be delivered to the other party hereunder.

          (k) Good Standing Certificates. Each party shall have delivered to the other party a copy of the articles of organization or other organizational documents of such party certified by the Secretary of State of New York, in each case, dated within ten days of the Closing Date.

          (l) Transfer Tax Returns. The parties shall have executed all New York City and New York State real property transfer tax returns required by law.

          (m) FIRPTA. Seller shall have delivered an appropriate certification and affidavit with respect to the Foreign Investment in Real Property Tax Act.

          (n) Other Instruments of Transfer. Buyer shall have received all such other instruments of assignment, transfer or conveyance as shall, in the reasonable opinion of Buyer and its counsel, be necessary to transfer to Buyer the Purchased Assets in accordance with this Agreement and where necessary in recordable form.

          (o) Other Instruments. Each party shall have received such other agreements, documents, instruments and writings as are required to be delivered by the other party at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably required in connection herewith.

     Section 6.2. Other Agreements. The parties agree that the Operation and Maintenance Agreement, the Power Supply Agreement Amendment and the Energy Management Agreement Amendment shall be executed by the parties within five (5) days following the Exercise Date; provided that such agreement and amendments shall not become effective until, among other things as set forth in such agreement and amendments, (i) all required Permits are obtained (and the parties hereby agree to begin the process of seeking such Permits within ten (10) days after the Effective Date) and (ii) the conditions set forth above in this
Article VI have been satisfied. The parties acknowledge and agree that the Power Supply Agreement and the Energy Management Agreement shall remain in full force and effect with respect to the Generating Facilities until the Closing Date and otherwise in accordance with their respective terms if Buyer does not exercise the Option.

                                  ARTICLE VII
                               GENERAL PROVISIONS

     Section 7.1. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made if (i) sent by registered or certified mail, return receipt requested, or (ii) hand delivered, or (iii) sent by prepaid overnight carrier, with a record of receipt, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

         (a) if to Buyer:                 Long Island Power Authority
                                          333 Earle Ovington Blvd, Suite 403
                                          Uniondale, NY 11553
                                          Attn: General Counsel

         and to:                          Thelen, Reid & Priest LLP
                                          875 Third Avenue
                                          New York, NY 10022
                                          Attn: Douglas E. Davidson

         (b) if to Seller:                KeySpan Generation LLC
                                          c/o KeySpan Corporation
                                          One Metrotech Center
                                          Brooklyn, New York 11201
                                          Attn: General Counsel
         with copies to:                  Simpson Thacher and Bartlett LLP
                                          425 Lexington Avenue
                                          New York, NY 10017
                                          Attn: Mark Tibberts

Each notice or communication shall be deemed to have been given on the date received.

     Section 7.2. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 7.3. Miscellaneous. This Agreement, together with the Exhibits and Schedules annexed hereto: (i) constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof;
(ii) shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and permitted assigns and are not intended to confer upon any other Person, any rights or remedies hereunder or thereunder; and (iii) may be executed in two or more counterparts which together shall constitute a single agreement.

     Section  7.4.  Governing  Law.  This  Agreement  shall be  governed  by and construed in accordance with the law of the State of New York (without giving effect to conflict of law principles) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. THE PARTIES HERETO AGREE THAT VENUE IN ANY AND ALL ACTIONS AND PROCEEDINGS RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE IN THE STATE COURTS IN AND FOR NASSAU COUNTY, NEW YORK OR THE FEDERAL COURTS IN AND FOR THE EASTERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION FOR SUCH PURPOSE, AND THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. SERVICE OF PROCESS MAY BE MADE IN ANY MANNER RECOGNIZED BY SUCH COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 7.5. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party. No party shall be relieved of any liability arising hereunder in respect of any assignment pursuant to this Section, unless such assignor has received a written release expressly excepting such assignor from any liability that may arise hereunder.

     Section 7.6. Schedules. Any information set forth on any Schedules annexed hereto shall, to the extent applicable, be deemed to be included on each other appropriate Schedule annexed to this Agreement.

     Section 7.7. Waiver; Amendment. No waiver by any party hereto of any term, condition or obligation of this Agreement shall be valid unless in writing and signed by the waiving party. No failure or delay by either party hereto at any time to require the other party hereto to perform strictly in accordance with the terms hereof shall preclude such party from requiring performance by such other party hereto at any later time. No waiver of any one or several of the terms, conditions or obligations of this Agreement, and no partial waiver thereof, shall be construed as a waiver of any of the other terms, conditions or obligations of this Agreement. This Agreement may not be amended, changed or modified in any fashion except by written instrument signed by each of the parties hereto.

Section 7.8.      Indemnification.

          (a) Indemnification Provisions for Buyer's Benefit. Seller shall indemnify Buyer, its Affiliates and their respective trustees, directors, officers and employees ("Buyer Indemnified Parties") from and against any and all Adverse Consequences that Buyer Indemnified Parties may incur or suffer (each, an "Indemnifiable Loss") as a result of (i) any inaccuracy or breach of a representation or warranty made by Seller in this Agreement, provided that Buyer makes a written claim for indemnification against Seller pursuant to Section 7.1 within the survival period set forth in
     Section 4.4; (ii) the breach of, or default in the performance by Seller of, any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement; and (iii) the Excluded Liabilities provided, however that (a) Seller shall have no obligation to indemnify Buyer Indemnified Parties from and against any Indemnifiable Losses until Buyer Indemnified Parties have suffered Indemnifiable Losses in excess of the Threshold (in which event Buyer Indemnified Parties may recover all Indemnifiable Losses in excess of the Threshold), and (b) the maximum liability of Seller for Indemnifiable Losses under this Section 7.8(a) shall not exceed the Cap. The limitations on Seller's obligations to indemnify set forth in this Section 7.8(a) shall not apply to (x) any willful breach of any covenant which survives the Closing Date under this Agreement, (y) any Indemnifiable Losses arising from Seller's fraud or (z) the Excluded Liabilities.

          (b) Indemnification Provisions for Seller's Benefit. Buyer shall indemnify Seller, its Affiliates and their respective directors, officers and employees ("Seller Indemnified Parties") from and against any and all Indemnifiable Losses that Seller Indemnified Parties may incur or suffer as a result of (i) any inaccuracy or breach of a representation or warranty made by Buyer in this Agreement, provided that Seller makes a written claim for indemnification against Buyer pursuant to Section 7.1 within the survival period set forth in Section 4.4; (ii) the breach of, or default in the performance by Buyer of, any covenant, agreement or obligation to be performed by the Buyer pursuant to this Agreement; and (iii) the Assumed Liabilities; provided, however that (a) Buyer shall have no obligation to indemnify Seller Indemnified Parties from and against any Indemnifiable Losses until Seller Indemnified Parties have suffered Indemnifiable Losses in excess of the Threshold (in which event Seller Indemnified Parties may recover all Indemnifiable Losses in excess of the Threshold), and (b) the maximum liability of Buyer for Indemnifiable Losses under this Section 7.8(b) shall not exceed the Cap. The limitations on Buyer's obligations to indemnify set forth in this Section 7.8(b) shall not apply to (x) any willful breach of any covenant which survives the Closing Date under this Agreement, (y) any Indemnifiable Losses arising from Buyer's fraud or (z) the Assumed Liabilities.

     (c) Defense of Claims.

          (i) If any Person entitled to receive indemnification under this Agreement (an "Indemnitee") receives notice of the assertion of any claim or of the commencement of any claim, action, or proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (a "Third Party Claim") with respect to which indemnification is to be sought from a Person required to provide indemnification under this Agreement (an "Indemnifying Party"), the Indemnitee shall give such Indemnifying Party reasonably prompt written notice thereof, but in any event such notice shall not be given later than ten (10) days after the Indemnitee's receipt of notice of such Third Party Claim. Such notice shall describe the nature of the Third Party Claim in reasonable detail and shall indicate the estimated amount, if practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in or, by giving written notice to the Indemnitee, to elect to assume the defense of any Third Party Claim at such Indemnifying Party's expense and by such Indemnifying Party's own counsel, provided that the counsel for the Indemnifying Party who shall conduct the defense of such Third Party Claim shall be reasonably satisfactory to the Indemnitee. The Indemnitee shall cooperate in good faith in such defense. If an Indemnifying Party elects not to assume the defense of any Third Party Claim, the Indemnitee may not compromise or settle such Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

          (ii) If, within ten (10) days after an Indemnitee provides written notice to the Indemnifying Party of any Third Party Claim, the Indemnitee receives written notice from the Indemnifying Party that such Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in Section 7.8(c)(i), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party shall fail to take reasonable steps necessary to defend or settle diligently such Third Party Claim within twenty (20) days after receiving notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, the Indemnitee may assume its own defense and the Indemnifying Party shall be liable for all reasonable expenses thereof for which the Indemnifying Party is liable pursuant to Section 7.8(a) or (b), as applicable.

          (iii) Without the prior written consent of the Indemnitee, the Indemnifying Party shall not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to the Indemnitee to that effect. If the Indemnitee fails to consent to such firm offer within ten
     (10) days after its receipt of such notice, the Indemnifying Party shall be relieved of its obligations to defend such Third Party Claim and the Indemnitee may contest or defend such Third Party Claim. In such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will be the amount of such settlement offer plus reasonable costs and expenses paid or incurred by Indemnitee up to the date of said notice. The Indemnitee will have the right to reject any settlement approved by the Indemnifying Party if the Indemnitee is not fully and unconditionally released from any liability resulting from that claim or is required to pay any costs, expenses or damages to any person as a result of the claim that are not covered by the indemnity provided herein.

          (iv) Any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "Direct Claim") shall be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, stating the nature of such claim in reasonable detail and indicating the estimated amount, if practicable, but in any event such notice shall not be given later than ten (10) days after the Indemnitee becomes aware of such Direct Claim, and the Indemnifying Party shall have a period of thirty (30) days within which to respond to such Direct Claim. If the Indemnifying Party does not respond within such 30-day period, the Indemnifying Party shall be deemed to have accepted such claim. If the Indemnifying Party rejects such claim, the Indemnitee will be free to seek enforcement of its right to indemnification under this Agreement (if any).

          (v) If the amount of any Indemnifiable Loss, at any time subsequent to the making of an indemnity payment in respect thereof, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by, from or against any other entity, the amount of such reduction, less any costs, expenses or premiums incurred in connection therewith (together with interest thereon from the date of payment thereof at the Prime Rate) shall promptly be repaid by the Indemnitee to the Indemnifying Party.

          (vi) A failure to give timely notice as provided in this Section 7.8(c) shall not affect the rights or obligations of any party hereunder except if, and only to the extent that, as a result of such failure, the party which was entitled to receive such notice was actually prejudiced as a result of such failure.

          (d) The parties agree that any indemnification payment made pursuant to this Agreement shall be treated for Tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable law.

          (e) Notwithstanding anything to the contrary contained herein, the indemnification provided for herein shall not cover, and in no event shall any party hereto be liable for, any indirect, consequential, incidental, exemplary, special damages or punitive damages or damages for lost profits (except, in each case, to the extent necessary to reimburse an Indemnitee for judgments actually awarded to third parties in respect of such types of damages).

          (f) After the Closing Date, other than as provided in Section 3.2, this Section 7.8 will constitute the parties exclusive remedy for any of the matters addressed herein or other claim arising out of or relating to this Agreement.

     Section 7.9. Issue Taxes. Buyer alone shall bear all documentary, stamp, transfer, and similar taxes levied under the laws of the United States of America or any State or local taxing authority thereof or therein in connection with the sale of the Purchased Assets.

     Section 7.10. Fees and Expenses. Except as expressly set forth herein, each party shall bear its own costs and expenses (including those of such party's legal, financial and other advisors) incurred in connection with the transactions contemplated by this Agreement.

     Section 7.11. Effective Date. This Agreement shall become legally binding and effective only upon satisfaction of the following conditions precedent (the date upon which all such conditions are satisfied, the "Effective Date"):

          (a) Approvals (reasonably satisfactory to Buyer and Seller) from the New York State Comptroller and the New York Attorney General (as to form) shall have been obtained and be in full force and effect; and

          (b) Each of the Amended and Restated Management Services Agreement and Settlement Agreement shall have been executed and delivered by the parties thereto and shall have become effective pursuant to their respective terms and be in full force and effect, subject to the terms and conditions thereof.

     Section 7.12. Termination. This Agreement may be terminated as provided below:

          (a) by mutual consent;

          (b) by either party, by not less than three (3) Business Days' notice to the other party, if (i) any federal or state court of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the closing, and such order, judgment or decree shall have become final and nonappeallable; or
     (ii) any statute, rule, order or regulation shall have been enacted or issued by any Governmental Authority which, directly or indirectly, prohibits the consummation of the closing;

          (c) by either party, by not less than three (3) Business Days' notice to the other party, if any required third-party or Governmental Authority consents, approvals and Permits, the receipt of which is a condition to the obligation to consummate the sale and purchase of the Purchased Assets under Article VI, shall have been denied or shall have been granted but contains terms or conditions which are not reasonably satisfactory to the designated party or parties under Article VI; provided that the terminating party has used Commercially Reasonable Efforts to obtain such consents, approvals and Permits;

          (d) by the non-breaching party, by not less than three (3) Business Days' notice to the other party, in the event of the other party's breach or default in the performance by the other party of any representation, warranty, covenant or agreement of such other party hereunder, which breach or default (i) would, individually or in the aggregate with all other uncured breaches and defaults of such other party, constitute grounds for the conditions set forth in Article VI not to be satisfied at the Closing Date and (ii) has not been, or cannot be, cured within thirty (30) days after written notice, describing such breach or default in reasonable detail, is given by the terminating party to the breaching or defaulting party;

          (e) by either party in accordance with the provisions of Section 2.12(b); or

          (f) by either party, in the event of a failure of the Closing Date to occur on or prior to the date that is nine (9) months after the Exercise Date, provided, that if the sole closing condition that has not been met at the expiration of such nine-month period is the failure to have obtained any one or more third-party or Governmental Authority approval(s) despite such party's Commercially Reasonable Efforts, then such nine-month period shall be extended for up to an additional three months to obtain such third-party or Governmental Authority approval(s), so long as such party shall continue to diligently pursue obtaining such approval(s) during such extended period.

          IN WITNESS WHEREOF, each party hereto has duly executed this Agreement as of the date first above written.





                                            KEYSPAN GENERATION LLC,
                                            as Seller



                                            By: /s/ James K. Brennan
                                                --------------------
                                                Name: James K. Brennan
                                                Title: Vice President

                                      LONG ISLAND LIGHTING COMPANY d/b/a LIPA, as Buyer



                                      By: /s/ Richard M. Kessel
                                          ---------------------
                                          Name:  Richard M. Kessel
                                          Title: Chairman

                                   Schedule I
                                   ----------

                                Additional Assets
                                -----------------

1.   All furniture,  office supplies,  tools and other equipment  located at the
     Generating   Facilities,   other  than  facilities,   tools  and  equipment
     identified as Excluded Assets.

2. All telecommunications facilities located at the Generating Facilities relating primarily to the operation of the Generating Facilities.

3. All materials, inventory, and supplies, and all related agreements and purchase orders, held by Seller as of the Closing Date, relating primarily to the Generating Facilities.

4. All motor vehicles owned, purchased or leased by Seller that are used primarily in connection with the Generating Facilities.

5. All franchises, permits and other governmental authorizations relating primarily to the Generating Facilities.

6. If the E.F. Barrett Plant is part of the Purchased Assets, the following contracts: (i) the lease arrangements related to the Flag Atlantic landing station located at the E.F. Barrett Plant; (ii) the Plantation Motel license agreement (small sign) with respect to the E.F. Barrett Plant; and
     (iii) all leases with the Nassau County Police for telecommunications equipment located at the E.F. Barrett Plant.

7.   If the Far Rockaway  Plant is part of the Purchased  Assets,  the following
     Contracts: all leases with T-Mobile for telecommunication equipment located at the Far Rockaway Plant.

                                   Schedule II
                                   -----------

                                 Excluded Assets
                                 ---------------

1. All KeySpan Energy Delivery Long Island ("KEDLI") natural gas transmission and distribution assets located at the Generating Facilities (depicted on the attached surveys (Schedules III and IV)).

2. All KeySpan Communications Corporation's ("KCC") telecommunications assets located at the Generating Facilities, including:

     Far  Rockaway
     -------------
     (a) One (1) 96 strand fiber optic cable installed overhead from the property line to the telephone room (KCC Circuit No. F96204);
     (b) Associated rack and fiber optic cable termination shelf/patch panel in the Power Station telephone room;
     (c)  One (1) Canoga Perkins 2262 T1 Modem and power supply; and
     (d)  One (1) Versitron/Milan M7245 Media Converter.

     E.F. Barrett
     ------------
     (a) One (1) 96 strand fiber optic cable installed overhead from the property line to the telephone room (KCC Circuit No. F96-306A);
     (b) One (1) 96 strand fiber optic cable installed overhead from the property line to the telephone room (KCC Circuit No. F96-306B);
     (c) One (1) 96 strand fiber optic cable and associated manholes/conduits installed underground from the property line to the FLAG Telecom Landing Station (KCC Circuit No. F96-222);
     (d) One (1) 96 strand fiber optic cable and associated manholes/conduits installed underground from the property line to the FLAG Telecom Landing Station (KCC Circuit No. F96-223);
     (e) One (1) 96 strand fiber optic cable and associated manholes/conduits installed underground from the property line to the FLAG Telecom Landing Station (KCC Circuit No. F96-224);
     (f) Five (5) 4" PVC underground duct system between the FLAG Telecom Landing Station and the LIRR right-of-way (southeast corner of property);
     (g)  One (1) Canoga Perkins 2262 T1 Modem and power supply;
     (h) Associated rack and fiber optic cable termination shelf/patch panel in the Power Station telephone room; and
     (i) One (1) 12 strand submarine fiber optic cable and associated power cable owned by FLAG Telecom installed in the KCC duct bank between the
          FLAG Telecom Landing Station and the LIRR right-of-way  described ....
          above (KCC Circuit No. F12-214).

3. The following KeySpan IT/communications systems and equipment located at the Generating Facilities:

     Far  Rockaway
     -------------
     (a) Five (5) radio base stations/antennas (and related cabling) supporting Electric and Gas Operations (roof of main control building);
     (b)  Four  (4)   radios/antennas   (and   related   cabling)  for  Electric
          Distribution   Automation   communications   (roof  of  main   control
          building);
     (c)  One (1) CISCO 3640 Router and related equipment (main PBX room);
     (d)  One (1) CISCO 3524 Access Switch (main PBX room);
     (e)  One (1) CISCO 2950 Recorder Switch (main PBX room);
     (f)  One (1) CISCO 3524 Access Switch and related equipment (Admin Office);
     (g)  Avaya Definity G3i PBX Telephone system and related equipment;
     (h)  Avaya Intuity Voicemail System and related equipment;
     (i)  One (1) Call Detail Reporting Polecat Buffer Box; and
     (j)  Avaya UPS System.

     E.F. Barrett
     ------------

     (a) Five (5) radio base stations/antennas (and related cabling) supporting Electric and Gas Operations (roof of main control building);
     (b) Four (4) radios/antennas (and related cabling) for Electric Distribution Automation communications (roof of main control building);
     (c)  One (1) CISCO 3640 Router (Main Data Closet);
     (d) One (1) CISCO 6006 Access Switch and related equipment (Main Data Closet);
     (e)  One (1) CISCO 3524 Access  Switch and related  equipment  (Waste Water
          Site);
     (f)  One (1) CISCO 3524 Access Switch and related equipment (I.C. Cabinet);
     (g)  One (1) CISCO 3524 Access Switch and related equipment (Control Room);
     (h)  One (1) CISCO 3524 Access Switch and related equipment (MSD Trailer);
     (i)  Avaya Definity G3i PBX Telephone system and related equipment;
     (j)  Avaya Intuity Voicemail System and related equipment;
     (k)  One (1) Call Detail Reporting Polecat Buffer Box; and
     (l)  Avaya UPS System.

4. All assets relating primarily to Seller's E.F. Barrett Internal Combustion Units, including, without limitation:

     (a)  General Electric ("GE") Gas Turbines (Units 1-8);
     (b)  Pratt & Whitney Gas Turbines (Units 9-12);
     (c)  cranking motor breaker cubicles and generator breaker housings;
     (d)  GE Control Room;
     (e)  GE Warehouse;

     (f)  fuel forwarding skids;
     (g)  gas regulating station and associated piping;
     (h)  Pratt & Whitney engine/control room building;
     (i)  water wash skids;
     (j)  CO2 tanks and associated piping;
     (k)  Pratt & Whitney Warehouse;
     (l)  Tank 102 and the associated dike;
     (m)  Tank 103 and the associated dike;
     (n)  Engine shop and engine parts storage trailers;
     (o)  power recovery tank;
     (p)  No. 2 fuel unloading stations;
     (q)  office management trailer;
     (r)  technician shop / lunch room / employee locker room building;
     (s)  security guard building at front gate; and
     (t)  fire hose cabinets around site.

     Items  (a)-(t) are  located  within the ICU  easement  area  identified  on
     Schedule III.

5. All materials, inventory, tools, supplies, property rights, agreements and purchase orders, held for use in connection with any Excluded Asset.

6. All motor vehicles owned, purchased or leased by Seller that are used primarily in connection with any Excluded Asset.

7. All patents, copyrights, trade secrets, proprietary information, licensed software, manuals and other intellectual property that relates primarily to the Excluded Asset, excluding all intellectual property owned by Buyer as of the Closing Date.

8. All franchises, permits and other governmental authorizations relating primarily to any Excluded Asset.

                                  Schedule III
                                  ------------

                  Description and Survey of E.F. Barrett Plant
                  --------------------------------------------

















                                     III-1

                                   Schedule IV
                                   -----------

                  Description and Survey of Far Rockaway Plant
                  --------------------------------------------

                                   Schedule V
                                   ----------

                               Disclosure Schedule
                               -------------------

A.  Consents and Approvals
--------------------------

                               E.F. Barrett Plant

1. Filings with and consents, approvals and other actions by the Nassau County Health Department ("NCHD") as may be required for the issuance by the NCHD of an Article 11 permit in the name of Buyer.

2. Filings with and consents, approvals and other actions by the Nassau County Fire Marshall (the "NCFM") as may be required for the issuance by the NCFM of an Article 3 permit in the name of Buyer.

                               Far Rockaway Plant

1. Filings with and consents, approvals and other actions by the New York City Fire Department (the "NYCFD") as may be required for the transfer of any permits issued by the NYCFD and the designation thereunder of Buyer as the owner of the Far Rockaway Plant.

2. Filings with and consents, approvals and other actions by the New York City Department of Environmental Protection (the "NYCDEP") as may be required for the transfer of the discharge permit issued by the NYCDEP and the designation thereunder of Buyer as the owner of the Far Rockaway Plant.

3.   Filings  with and  consents,  approvals  and other  actions by the New York
     State Department of Environmental Conservation ("NYSDEC") as may be required for the transfer of the Long Island wells permit issued by the NYSDEC and the designation thereunder of Buyer as the owner of the Far Rockaway Plant.

                 Both E.F. Barrett Plant and Far Rockaway Plant

1. Approval of the FERC pursuant to Section 203 of the Federal Power Act for the transfer of the Purchased Assets.

2.   Subdivision approvals as contemplated under Section 5.2(c).

3. Consents from third-parties as may be required for the transfer of leases, easements and other Contracts that are part of the Purchased Assets.

4. Filings with and consents, approvals and other actions by the NYSDEC as may be required for the transfer of the New York State Title IV Acid Rain and Title V Air permits and the designation thereunder of Buyer as the owner of the Generating Facilities.

5. Filings with and consents, approvals and other actions of NYSDEC as may be required for the transfer of the Memorandum of Understanding Regarding

     Voluntarily Restricting SO2 Allowance Sales to Certain Upwind States and the designation thereunder of Buyer as the owner of the Generating Facilities.

6. Filings with and consents, approvals and other actions by the NYSDEC as may be required for the issuance by the NYSDEC of New York Chemical Bulk Storage permits in the name of Buyer.

7. Filings with and consents, approvals and other actions by the NYSDEC as may be required for the transfer of the State Pollutant Discharge Elimination System ("SPDES") permits and the designation thereunder of Buyer as the owner of the Generating Facilities.

8. Filings with and consents, approvals and other actions by the NYSDEC as may be required for the issuance by the NYSDEC of Major Petroleum Facility licenses in the name of Buyer.

B.   Environmental
------------------

                               E.F. Barrett Plant

1. Spill of 500 gallons of fuel oil. Currently awaiting close out from the New York State Department of Environmental Conservation ("NYSDEC") (spill number 05-05253).

2. Spill of approximately 1 gallon of oily water due to equipment failure. Currently awaiting final inspection and close out from the NYSDEC (spill number 05-00135).

                 Both E.F. Barrett Plant and Far Rockaway Plant

1. Both the E.F. Barrett Plant and the Far Rockaway Plant contain thermal system components and other systems that utilize insulation or other materials containing asbestos fibers (including, but not limited to, boiler insulation, pipe insulation and coverings, duct insulation and coverings and other thermal system insulations), and such circumstances could form the basis of an Environmental Claim. The extent of this asbestos and the components and other systems affected, and the amount of the remediation costs, if required, with respect thereto, are unknown.

2.   Both the  E.F.  Barrett  Plant  and Far  Rockaway  Plant  contain  facility components and other systems covered with paint or other coating that contain lead, and such circumstances could form the basis of an Environmental Claim. The extent of this lead and the components and other systems affected, and the amount of the remediation costs, if required, with respect thereto, are unknown.

3. Both the E.F. Barrett Plant and the Far Rockaway Plant contain former ash deposition areas and coal stock pile areas, with resulting run-off areas, and such circumstances could form the basis of an Environmental Claim. The extent of deposited material and the amount of the remediation costs, if required, are unknown.

4. Throughout the life of each of the E.F. Barrett Plant and the Far Rockaway Plant, various routine and other repairs and maintenance tasks have been performed, including various component replacements. The U.S. Environmental Protection Agency ("US EPA") and other parties have made claims against a number of operators and owners of electric power plants that routine and other maintenance tasks cause a plant to be "modified" for purposes of the Clean Air Act and subject to "New Source Review" requirements, resulting in violations of the Clean Air Act. While there have been no New Source Review claims made against either of the E.F. Barrett Plant or the Far Rockaway Plant as of the date of the Agreement, future claims could be made by the US EPA or other parties alleging that previous repairs and maintenance tasks have resulted in Clean Air Act violations. The effect of such a claim, if successfully made, is not known, including, but not limited to, the type and cost of the pollution control equipment that would to required to meet "New Source Review" requirements.

5. From time to time, both the Far Rockaway Plant and the E.F. Barrett Plant violate opacity limits specified in their New York State Title V air permits. All exceedences are reported to the NYSDEC in accordance with the applicable NY DEC consent order.

6. From time to time, both the Far Rockaway Plant and the E.F. Barrett Plant violate limits specified in their SPDES permits. All exceedences are reported to the NYSDEC in accordance with the applicable SPDES permits.

                                    Exhibit A
                                    ---------

                   Form of Assignment and Assumption Agreement
                   -------------------------------------------

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


AGREEMENT, dated as of ______ __, 200_, between KEYSPAN GENERATION LLC, a limited liability company organized and existing under the laws of the State of New York ("Seller"), and LONG ISLAND LIGHTING COMPANY d/b/a LIPA, a wholly-owned subsidiary of Long Island Power Authority, a corporate municipal instrumentality and political subdivision of the State of New York ("Buyer").

                                   WITNESSETH:


WHEREAS, Seller and Buyer are parties to that certain Option and Purchase and Sale Agreement, dated as of ______ __, 200_ (the "Purchase and Sale Agreement"); and


WHEREAS, pursuant to the Purchase and Sale Agreement, Seller has agreed to sell all of its right, title and interest in and to the Purchased Assets other than the Excluded Assets to Buyer, and Buyer has agreed to purchase such right, title and interest in and to the Purchased Assets other than the Excluded Assets and to assume the Assumed Liabilities other than the Excluded Liabilities;


NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, subject to the terms and conditions of the Purchase and Sale Agreement, Seller and Buyer agree as follows:

     1. Assignment of Assets. Effective as of the date hereof, Seller does hereby sell, convey and assign to Buyer, free and clear of all Liens, except Permitted Liens, all of its right, title and interest in and to the Purchased Assets other than the Excluded Assets and Buyer hereby accepts the foregoing assignment of the Purchased Assets other than the Excluded Assets, upon the terms and conditions set forth in the Purchase and Sale Agreement.

     2. Assumption of Liabilities. Effective as of the date hereof, Buyer does hereby assume the Assumed Liabilities other than the Excluded Liabilities, upon the terms and conditions set forth in the Purchase and Sale Agreement.

     3. No Third Party Beneficiaries. Subject to the terms and conditions of the Purchase and Sale Agreement, this Agreement shall be binding upon and inure solely to the benefit of Seller and Buyer and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

     4. Further Assurances. Each party hereto agrees to execute and deliver such further documents and instruments as may be necessary or reasonably requested by either party to further confirm and perfect the assignment and transfer to Buyer of the rights and obligations under the Purchase and Sale Agreement with respect to the Purchased Assets.

     5. Conflict. In the event that any provision of this Agreement is construed to conflict with a provision of the Purchase and Sale Agreement, the provision in the Purchase and Sale Agreement shall be deemed controlling.

     6. Binding Nature. This Agreement shall bind and shall inure to the benefit of the parties and their respective assigns, transferees and successors.

     7. Amendments and Waivers. This Agreement may be amended, and any provision hereof waived, but only in writing signed by the party against whom such amendment or waiver is sought to be enforced.

     8. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York (without giving effect to conflict of law principles) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

     9. Counterparts. This Agreement may be executed in counterparts, which may be delivered by facsimile transmission. Each counterpart shall be deemed an original, and all counterparts taken together shall constitute one and the same instrument.

     10. Defined Terms. Capitalized terms used herein but not defined shall have the meanings set forth in the Purchase and Sale Agreement.

                  [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the day and year first above written.



                                        KEYSPAN GENERATION LLC,
                                        as Seller



                                        By: _______________________
                                            Name:
                                            Title:



                                        LONG ISLAND LIGHTING COMPANY d/b/a LIPA, as Buyer



                                        By: ______________________
                                            Name:
                                            Title:

                                    Exhibit B
                                    ---------

                           Form of Easement Agreement
                           --------------------------

                               EASEMENT AGREEMENT

     This EASEMENT AGREEMENT ("Agreement") made as of this ___ day of _______, 2006 between LONG ISLAND LIGHTING COMPANY d/b/a/ LIPA, a New York corporation, having its principal office at 333 Earle Ovington Boulevard, Uniondale, New York 11553 (the "Grantor") and [KEYSPAN CORPORATION SUBSIDIARY], a ________________, having its principal office at _________________________ ("Grantee"; Grantor and Grantee are sometimes individually referred to herein as the "Party" and collectively referred to herein as the "Parties");

                                   WITNESSETH:

WHEREAS, Grantor and [Grantee] [KeySpan Generation LLC, an affiliate of Grantee ("Genco")] are parties to that certain Option and Purchase and Sale Agreement, dated as of January 1, 2006 (the "Purchase and Sale Agreement"; capitalized terms used herein (including on the exhibits hereto) not defined herein shall have the meanings given thereto in the Purchase and Sale Agreement); and

WHEREAS, pursuant to the terms of the Purchase and Sale Agreement, [Grantee] [Genco] has agreed to sell all of its right, title and interest in and to the Purchased Assets other than the Excluded Assets to Grantor, and Grantor has agreed to purchase such right, title and interest in and to the Purchased Assets other than the Excluded Assets and to assume the Assumed Liabilities other than the Excluded Liabilities;

WHEREAS, pursuant to the terms of the Purchase and Sale Agreement, certain premises were conveyed by [Grantee] [Genco] to Grantor, which premises are located in [Queens] [Nassau] County, New York and are more particularly described in Exhibit "A" attached hereto (the "Grantor Premises");

WHEREAS, Grantee owns and operates certain facilities which constitute Excluded Assets which are located on the Grantor Premises, and Grantee desires that Grantor grant to Grantee the easements described herein in order to give Grantee the right to continue to operate, maintain, repair, construct, and replace such Excluded Assets.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, Grantor and Grantee agree as follows:

WITNESSETH, that in consideration of the sum of one dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, Grantor does hereby grant and convey to Grantee and its successors and assigns forever, a permanent and perpetual non exclusive easement on, over, under and above that portion of the Grantor Premises, more particularly described in Exhibit "B" attached hereto (the "Easement Area") for the purpose of the operation, maintenance, repair, construction and replacement of certain facilities, pipes, pipelines and other facilities described on Exhibit "C" attached hereto (collectively the "Facilities"). The contractors and invitees of the Grantee and its successors and assigns shall have the right to enter upon and use the Easement Area for the foregoing purpose.

Grantee, its successors, assigns, contractors and agents are also granted the right of reasonable access to and from the Easement Area over the driveways and roadways located on Grantor's Premises by their vehicles and equipment for purposes of accessing the Facilities and for purposes of the operation, maintenance, repair, construction and replacement of the Facilities.

The easement rights and privileges herein granted and conveyed (collectively, the "Easement Rights"), shall at all times be a continuing covenant running with the land, and shall be binding upon, and inure to the benefit of, the Parties and their respective successors and assigns.

TO HAVE AND TO HOLD the Easement Rights, and the rights and privileges herein described and granted and conveyed, unto Grantee and its successors and assigns forever.

     This  Agreement  is  made  and  accepted  upon  the  following   terms  and
conditions:

     1. Grantee agrees that the exercise of its Easement Rights on, in, under or above the Easement Area and the adjoining Grantor's Premises and the operation, maintenance, repair, installation, construction and replacement of any structures or facilities in, on, over or under said Easement Area shall be performed in such manner, location and condition as to avoid damage to, or material interference with,
          Grantor's overhead or underground electric generation or other fixtures, lines, conduits, pipes, pipe lines, equipment and facilities now or hereafter located on, in, under or above Grantor's Premises.

     2. Grantor, including its agents, contractors and subcontractors, reserves and retains the right and privilege to utilize the Easement Area for the conduct of Grantor's business and any purpose related thereto or to the ownership, operation, maintenance, repair, replacement, installation or construction of any facilities, lines, pipes, pipelines, conduits, fixtures or equipment now or hereafter located in, on, under or above such Easement Area provided the exercise of such rights by Grantor shall not unreasonably interfere with Grantee's Easement Rights hereunder.

     3. Subject to Grantee's obligations under Section 6 below and Grantor's rights under Section 23 below, Grantor agrees to maintain the Easement Area in substantially the same condition as exists on the date hereof (exclusive of the Facilities or any additions thereto or substitutions thereof). Subject to Grantor's rights under Section 23 below, no above ground permanent building, structure or physical obstruction, including trees and shrubbery, shall be installed after the date hereof by Grantor on the Easement Area to the extent that such building, structure or physical obstruction unreasonably interferes with Grantee's rights to enter upon, occupy and utilize the Easement Area as set forth in this Agreement. Grantee shall have the right, in connection with the exercise of its Easement Rights, at Grantee's sole cost and expense, to remove any roots, trees, brush or similar nature-related obstructions which necessarily must be removed from the Easement Area in connection with Grantee's exercise of its Easement Rights; provided, however, Grantee shall be responsible for restoring the balance of the Easement Area to substantially the same condition which existed immediately prior to Grantee's exercise of its Easement Rights.

     4. The Facilities shall at all times be and remain the property of Grantee, its successors and assigns.

     5. Subject to the conditions set forth in Section 3 above, Grantee agrees that, in connection with any installation, repair, replacement, construction, maintenance or other work performed by or on behalf of Grantee in the Easement Area, Grantee shall at its sole cost and expense promptly repair and restore the Easement Area to substantially the condition which existed immediately prior to such installation, repair, replacement, construction, maintenance or other work, any portions of the Grantor's Premises which are damaged or disturbed by such installation or work, except for trees, roots, brush or similar nature-related obstructions required to be removed from the Easement Area.

     6. Each Party (the "Indemnifying Party") shall indemnify and hold harmless the other (the "Indemnified Party"), the Indemnified Party's respective directors, trustees, officers, employees, parents, affiliates, subsidiaries, agents, assigns, successors, representatives and contractors from and against all liabilities, penalties, losses, costs, damages, claims, proceedings, suits, judgments, liens, encumbrances, or expenses of whatever form or nature, including reasonable attorneys' fees and other costs of legal defense and of investigating any proceeding commenced or threatened, whether direct or indirect, as a result of, arising out of or in any way connected with the Indemnifying Party's use and occupation of or activities upon the Easement Area or the exercise of such Indemnifying Party's rights and breach of such Party's obligations under this Agreement, whenever made or incurred. The Indemnified Party shall have the right to demand that the Indemnifying Party undertake to defend any and all suits and to investigate and defend any and all claims, against the Indemnified Party or the Indemnified Party's respective directors, trustees, officers, employees, parents, affiliates, subsidiaries, agents, assigns, successors, representatives or contractors related to or arising out of such Indemnifying Party's use or occupation of or activities upon the Easement Area or the Indemnifying Party's exercise of its rights and obligations hereunder. Notwithstanding the foregoing, Grantor shall have no obligation to indemnify or defend against any loss, judgment, claim or suit to the extent such loss, judgment, claim or suit which relates to any liabilities (i) which were expressly assumed by Grantor under the Purchase and Sale Agreement, or (ii) which are otherwise included within the Assumed Liabilities.

     7. The Parties and their respective successors and assigns agree to procure and keep in force during the term of this Agreement the following minimum insurance coverages (which may be through self-insurance), and each of the Parties and their respective mortgagees and ground lessees, if any, must be added to and named as additional insureds on the other Party's insurance policies:

          (i) New York State Worker's Compensation Insurance and Employer's Liability Insurance;

          (ii) Commercial General Liability Insurance including Personal Injury, Death, Contractual, Contingent, Products/Completed Operations, Independent Contractors, Broad Form Property Damage, and coverage for damage caused by explosion, collapse or structural injury or damage to underground utilities, and such policy must not contain any "x, c and u" exclusions;

          (iii) Commercial   Automobile   Liability   Insurance   covering   all
               automobile, trucks and other vehicles utilized at the Site, including, without limitation, all hired and non-owned vehicles;

               Each of (ii) and (iii) above shall afford protection in an amount of not less than Two Million Dollars ($2,000,000) combined single limit coverage arising out of any one occurrence and Ten Million Dollars ($10,000,000) in the aggregate; and

          (iv) Pollution or Environmental Legal Liability in the amount of Ten Million Dollars ($10,000,000) per occurrence and Ten Million Dollars ($10,000,000) in the aggregate as an extension of (ii) above or in a separate policy providing at the minimum sudden and accidental pollution liability.

               In addition, prior to performing any work in the Easement Area, Grantee shall cause its contractors to carry a policy of commercial general liability insurance, naming the Grantor and its mortgagee and ground lessee, if any, as additional insureds in the amounts set forth in clauses (ii) and (iii) above, and cause its contractors to carry a policy of New York State Workers Compensation Insurance.

               The Parties shall provide each other with Certificates of Insurance indicating the coverages noted above. Such policies shall contain a provision whereby either Party shall receive at least thirty (30) days written notice prior to the cancellation or material modification of such policies. In the event that such insurance is available only on a claims-made basis, then the dates of coverage, including the retroactive date and the time period within which any claim can be filed, shall be stated in the Certificate of Insurance, and the insuring Party shall be obligated to ensure that no gaps in coverage occur.

               Such insurance shall not relieve or release the Parties from, or limit their respective liability as to, any and all obligations arising under this Agreement.

               Each of the Parties may provide any insurance required hereunder under a blanket policy or policies.

          8. Each Party shall provide the other with at least 5 days prior notice of any intended construction activity within the Easement Area.

          9. This Agreement shall commence and become effective upon the execution thereof by both of the Parties, and shall continue thereafter in perpetuity.

          10. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective Parties hereto.

          11. Grantee agrees, in exercising its Easement Rights, that it will comply with all laws, orders, ordinances, rules, regulations and requirements of all governmental authorities having jurisdiction.

          12. There shall be no liability on the Grantor and persons occupying or lawfully present on the ground surface of the Easement Area for damage, if any, which may be caused to any facilities located beneath the surface of such Easement Area by normal and reasonable use of, or vehicular or pedestrian traffic over such Easement Area (including, without limitation, landscaping), except to the extent caused by Grantor's gross negligence or willful misconduct.

          13. The Grantee shall take any easement as to which it is the grantee hereunder without warranty of title and subject and subordinate to all valid easements, encumbrances, covenants and restrictions affecting the Grantor's Premises as of the date hereof, and in its then "as is" condition and without any representation or warranty whatsoever.

          14. In the event of any actual or threatened violation hereof by either Party, damages will not afford an adequate remedy hereunder to the other Party, and the other Party shall be deemed to suffer irreparable harm and shall be entitled to injunctive relief and specific performance from a court of competent jurisdiction.

          15. If the Grantor or the Grantee (in any case a "Defaulting Owner") violates any covenant, condition or restriction, if any, contained in this Agreement, then in addition to any other remedy provided for in this Agreement, the Grantor or the Grantee (the "Creditor Owner") may demand by written notice (the "Default Notice") that the violation be cured. If the Defaulting Owner does not cure the violation within twenty (20) days after receipt of the Default Notice, or if such default is of a kind which cannot reasonably be cured within twenty (20) days, and the Defaulting Owner does not within such twenty (20) day period commence to cure such default and diligently thereafter prosecute such cure to completion, then the Creditor Owner (and its agents, contractors and employees) shall have the right to (i) enter upon the property of the Defaulting Owner and summarily abate, remove or otherwise remedy any improvement, thing or condition which violates the terms of this Agreement, and (ii) enter upon the property of the Defaulting Owner and perform any obligation of the Defaulting Owner to be performed thereon. Notwithstanding anything to the contrary set forth above, in the event such violation relates to an emergency condition which presents an immediate danger to life or property, within two (2) business days after receipt of a Default Notice (or such shorter period as may be reasonably practicable under the circumstances), the Creditor Owner shall have the right to exercise the remedies set forth in the preceding sentence. The Defaulting Owner shall, within ten (10) days of written demand by the Creditor Owner, accompanied by reasonable supporting documentation, reimburse the Creditor Owner for all costs and expenses reasonably incurred by the Creditor Owner in undertaking any of the actions permitted by clauses (i) and (ii) of this paragraph, including, without limitation, wages, benefits and overhead allocable to the time expended by any employee of the Creditor Owner in taking such actions, together with interest thereon at the Prime Rate, from the date such costs and expenses were advanced or incurred by the Creditor Owner until the date such costs and expenses were paid by the Defaulting Owner.

          16. No breach of this Agreement or default by either Party shall entitle the other Party to terminate or cancel this Agreement.

          17. All rights, privileges and remedies afforded to the Parties by this Agreement shall be deemed to be cumulative, and the exercise of any one of such remedies shall not be deemed to be a waiver of any other right, remedy or privilege provided for herein.

          18. Nothing contained in this Agreement shall be construed to make the Parties hereto partners or joint venturers, or to render either of said Parties liable for the debts or obligations of the other Party.

          19. Whenever it is provided in this Agreement that a notice, demand, request, consent, approval or other communication shall or may be given to or served upon either of the Parties by the other, and whenever either of the Parties shall desire to give or serve upon the other any notice, demand, request, consent, approval or other communication with respect hereto or to the subject matter hereof, each such notice, demand, request, consent, approval or other communication shall be in writing and, any law or statute to the contrary notwithstanding, shall be effective for any purpose if given or served as follows:

                         (a) Notice to Grantor.  By hand or reputable  overnight
                    courier delivery, against a receipt, or by mailing the same by registered or certified mail, postage prepaid, return receipt requested, addressed to:







                         with a copy simultaneously to:

               and to such other address(es) as the Grantor may from time to time designate by notice given to the other parties as aforesaid.


                         (b) Notice to Grantee.  By hand or reputable  overnight
                    courier delivery, against a receipt, or by mailing the same by registered or certified mail, postage prepaid, return receipt requested, addressed to:




                         with a copy simultaneously to:




                    and to such other address(es) as the Grantee may from time to time designate by notice given to the other parties as aforesaid.


          20. Every notice, demand, request, consent, approval, or other communication hereunder shall be deemed to have been given or served upon the earlier to occur of receipt or refusal to receipt.

          21. All construction, repairs, maintenance, installations, replacements and additions being performed on the Easement Area by the Grantee or its contractors, agents, employees, laborers and materialmen shall be performed in such a manner so as to minimize interference and avoid any conflict with other contractors, mechanics, laborers or materialmen performing construction, repairs, maintenance, installations, replacements or additions on Grantor's Premises. All construction, repairs, maintenance, installations, replacements and additions being performed on the Grantor Premises by the Grantor or its contractors, agents, employees, laborers and materialmen shall be performed in such a manner so as to minimize interference and avoid any conflict with other contractors, mechanics, laborers or materialmen performing construction, repairs, maintenance, installations, replacements or additions for Grantee in the Easement Area.

          22. The Grantor and the Grantee shall each, within fifteen (15) days of the written request of the other, issue to the requesting party or to any mortgagee, purchaser or ground lessee of the Grantor's Premises or any portion thereof, an estoppel certificate stating (i) whether the party to whom the request has been directed knows of any default under the Agreement and if there are known defaults specifying the nature thereof or whether any events have occurred which but for the giving of notice or the passage of time, or both, would constitute such a default;
               (ii) whether this Agreement has been assigned, modified or amended in any way by such party (and if it has, then stating the nature thereof); (iii) whether this Agreement as of that date is in full force and effect; and (iv) that the estoppel certificate may be relied upon by the requesting party or such mortgagee, ground lessee, or purchaser, as the case may be.

          23. Grantor shall have the right to direct Grantee to relocate the Facilities or any portion thereof to another location on the Grantor's Premises when necessary for the conduct of Grantor's business on the Grantor's Premises. In the event that Grantor shall have given such a direction, Grantor and Grantee shall meet and cooperate in good faith and use all commercially reasonable efforts to agree upon a new location on the Grantor's Premises to which such Facilities can be relocated and the relocation process therefor (including the timing of the relocation). Any such new location and relocation process (including the timing thereof) shall be subject to the mutual agreement of Grantor and Grantee and shall be determined and agreed upon so that the relocation will not result in any material interference with the operation of any of the Facilities. In the event the parties are unable to agree upon a new location and process therefor within 90 days of Grantee's receipt of Grantor's direction, the parties shall refer the matter to arbitration for binding resolution under the expedited dispute resolution provisions of Section 7.8 of the Amended and Restated MSA, dated as of January 1, 2006 between Grantor and KeySpan Electric Services, LLC. The Grantor and the Grantee shall, in connection with any relocation pursuant to this
               Section 23, cooperate with each other to execute and deliver, and record with the appropriate recording offices, such amendments to this agreement and other instruments as may be required to grant to Grantee an easement for such Facilities in the relocation area and otherwise to reflect such relocation, including, without limitation, amending the legal description of the Easement Area to reflect the relocation area. All costs, fees and expenses incurred by Grantee to relocate any Facilities pursuant to this
               Section 23 shall be borne by the Grantor (except if such costs, fees and expenses are obligations of any third party other than an affiliate of the Grantee, in which case such costs, fees and expenses shall be borne by such third party).

                      (Signatures appear on following page)

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

                                           LONG ISLAND LIGHTING COMPANY d/b/a/
                                           LIPA


                                           By:
                                              ---------------------------------
                                                Name:
                                                Title:


                                           [KEYSPAN CORPORATION SUBSIDIARY]


                                           By:
                                              ---------------------------------
                                                Name:
                                                Title:

                            Exhibit C to Option and Purchase and Sale Agreement



                                    Exhibit C
                                    ---------

                   Form of Operation and Maintenance Agreement
                   -------------------------------------------

                       OPERATION AND MAINTENANCE AGREEMENT


                                     between


                    LONG ISLAND LIGHTING COMPANY (d/b/a LIPA)


                                       and


                        [KEYSPAN CORPORATION SUBSIDIARY]


                           Dated as of [_____________]


                                TABLE OF CONTENTS
                                -----------------

                                                                                                                 Page
                                                                                                                 ----

ARTICLE 1 DEFINITIONS.............................................................................................1


ARTICLE 2 OPERATOR'S SERVICES.....................................................................................7

         2.1.     Scope of Services...............................................................................7
                  2.1.1.   Services to be Provided by Operator....................................................7

                  2.1.2.   General Service Requirements...........................................................8

         2.2.     Minimum Loadings Ramp Rate, Start-Up Times and Minimum Scheduled Shut Down......................9
         2.3.     Plant Document Preparation......................................................................9
                  2.3.1.   O&M Procedures.........................................................................9

                  2.3.2.   Preventive Maintenance Program.........................................................9

                  2.3.3.   Administrative Procedures Manual.......................................................9

         2.4.     Plant Staffing..................................................................................9

ARTICLE 3 OWNER RESPONSIBILITIES.................................................................................10

         3.1.     General........................................................................................10
         3.2.     Information....................................................................................10
         3.3.     Site Access and Facilities.....................................................................10
         3.4.     Permits........................................................................................10
         3.5.     Other Services.................................................................................10

ARTICLE 4 BUDGET PREPARATION, REVIEW AND ADOPTION................................................................10

         4.1.     Annual Capital Budget Preparation..............................................................10
         4.2.     Annual Capital Budget Review...................................................................10

ARTICLE 5 BILLING DATA AND OTHER OPERATING REPORTS...............................................................11

         5.1.     Reports........................................................................................11
                  5.1.1.   Monthly Reports.......................................................................11

                  5.1.2.   Quarterly Reports.....................................................................11

         5.2.     Notice from Judicial/Governmental Authorities..................................................11
         5.3.     Government Reports.............................................................................11
         5.4.     Other Information..............................................................................12

                                       i



ARTICLE 6 DISPUTE RESOLUTION.....................................................................................12

         6.1.     General........................................................................................12
         6.2.     Negotiation....................................................................................12
         6.3.     Dispute Resolution Following Negotiation.......................................................12
         6.4.     Mediation......................................................................................12
         6.5.     Arbitration....................................................................................13
         6.6.     Provisional Relief.............................................................................13
         6.7.     Information Exchange...........................................................................13
         6.8.     Site of Arbitration............................................................................13
         6.9.     Awards.........................................................................................13
         6.10.    Grounds for Judicial Review....................................................................14
         6.11.    No Interruption................................................................................14

ARTICLE 7 COMPENSATION AND PAYMENT...............................................................................14

         7.1.     Monthly Invoices...............................................................................14
         7.2.     Fuel Management Fee............................................................................14
         7.3.     Audit..........................................................................................14
         7.4.     Maximum Variable Charge Payment................................................................15

ARTICLE 8 TERM AND TERMINATION...................................................................................15

         8.1.     Effective Date.................................................................................15
         8.2.     Term...........................................................................................15
         8.3.     Termination by Operator........................................................................15
                  8.3.1.   Termination Rights....................................................................15

                  8.3.2.   Payment...............................................................................16

         8.4.     Termination by Owner...........................................................................16
                  8.4.1.   Termination for Cause.................................................................16

                  8.4.2.   Termination for Convenience...........................................................17

         8.5.     Plant Condition at End of Term.................................................................17

ARTICLE 9 INSURANCE..............................................................................................18

         9.1.     Operator Insurance Coverage....................................................................18
                  9.1.1.   Plant Liability Insurance.............................................................18

                  9.1.2.   Workers Compensation and Employers Liability Insurance................................19

                  9.1.3.   General Insurance Provisions..........................................................19

                  9.1.4.   Operator Disclosure and Cooperation...................................................20

                                       ii



         9.2.     Owner Insurance Coverage.......................................................................20
         9.3.     Self-Insurance, etc............................................................................20

ARTICLE 10 INDEMNIFICATION.......................................................................................21

         10.1.    Indemnification of Owner.......................................................................21
         10.2.    Indemnification of Operator....................................................................22
         10.3.    Notice.........................................................................................23
         10.4.    Deferral of Dispute Resolution.................................................................23

ARTICLE 11 GENERAL LIMITATIONS OF LIABILITY......................................................................23

         11.1.    Total Liability................................................................................23
         11.2.    Consequential Damages..........................................................................24
         11.3.    Owner Actions..................................................................................24
         11.4.    Survival and Application.......................................................................24

ARTICLE 12 ENVIRONMENTAL MATTERS.................................................................................24

         12.1.    Site Conditions................................................................................24
                  12.1.1.  Disclosure............................................................................24

         12.2.    Insurance/Indemnification......................................................................24
         12.3.    Compliance.....................................................................................24
         12.4.    New Source Review Requirements.................................................................25

ARTICLE 13 NONDISCLOSURE.........................................................................................25

         13.1.    General........................................................................................25
         13.2.    Exceptions.....................................................................................25
         13.3.    Required Disclosure............................................................................25

ARTICLE 14 DOCUMENTS AND MATERIALS...............................................................................26

         14.1.    Documents and Materials........................................................................26
         14.2.    Review by Owner................................................................................26

ARTICLE 15 MISCELLANEOUS PROVISIONS..............................................................................26

         15.1.    Agreement......................................................................................26
         15.2.    Relationship of the Parties....................................................................26
         15.3.    KeySpan Guaranty...............................................................................26
         15.4.    Assignment.....................................................................................26
         15.5.    Access.........................................................................................27
                  15.5.1.  Owner.................................................................................27

                  15.5.2.  Cooperation...........................................................................27

                                      iii



         15.6.    Not for Benefit of Third Parties...............................................................27
         15.7.    Force Majeure..................................................................................27
                  15.7.1.  Events Constituting Force Majeure.....................................................27

                  15.7.2.  Event of Force Majeure................................................................28

                  15.7.3.  Scope.................................................................................28

         15.8.    Strikes........................................................................................28
         15.9.    Amendments.....................................................................................28
         15.10.   Survival.......................................................................................29
         15.11.   No Waiver......................................................................................29
         15.12.   Notices........................................................................................29
         15.13.   Representations and Warranties.................................................................29
                  15.13.1. Owner Representations and Warranties..................................................29

                  15.13.2. Operator Representations and Warranties...............................................30

         15.14.   Counterparts...................................................................................31
         15.15.   Governing Law..................................................................................31
         15.16.   Captions; Appendices...........................................................................31
         15.17.   Non-Recourse...................................................................................31
         15.18.   Severability...................................................................................31
         15.19.   Rules of Interpretation........................................................................31
         15.20.   Private Use Rules..............................................................................32
         15.21.   State Law Requirements.........................................................................32


                                   APPENDICES
                                   ----------

Appendix A - Excluded Services
Appendix B - Allocated Fixed O&M Cost Payment
Appendix C - KeySpan Guaranty
Appendix D - Fuel Management Services
Appendix E - Provisions Required by State Law

                       OPERATION AND MAINTENANCE AGREEMENT
                       -----------------------------------

     This OPERATION AND MAINTENANCE AGREEMENT (the "Agreement") is entered into as of [___________], by and between LONG ISLAND LIGHTING COMPANY d/b/a LIPA ("Owner", and also referred to herein as "LIPA"), a wholly-owned subsidiary of the Long Island Power Authority, a corporate municipal instrumentality and political subdivision of the State of New York, and [KEYSPAN CORPORATION SUBSIDIARY] ("Operator"), a corporation organized and existing under the laws of the State of New York.

                                    RECITALS
                                    --------

     WHEREAS, LIPA and an affiliate of Operator, KeySpan Generation, LLC, are parties to an Option and Purchase and Sale Agreement dated as of January 1, 2006 (the "Option Agreement") pursuant to which, subject to the terms and conditions thereof, LIPA has exercised an option to purchase the Plant (as defined below); and

     WHEREAS,  Owner and Operator are entering into this  Agreement  pursuant to
Section 6.1 of the Option Agreement, in order for the Owner to retain Operator to operate and maintain the Plant upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

                                  ARTICLE VIII

                                   DEFINITIONS

     Unless otherwise required by the context in which any defined term appears, the following capitalized terms have the meanings specified in this Article 1:

          "Administrative Procedures Manual" has the meaning ascribed to that term in Section 2.3.3.

          "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of the foregoing definition, "control" means (i) the direct or indirect ownership of fifty percent (50%) or more of the outstanding capital stock or other securities or equity interests having ordinary voting power to elect the board of directors, managing general partner or similar managing authority or (ii) the power to direct the management of such Person.

          "Agreement" means this Operation and Maintenance Agreement, including all Appendices annexed hereto and any terms specifically incorporated by reference, and any amendments hereto agreed in writing by the parties hereto.

          "Allocated Fixed O&M Cost Payment" means a monthly payment made by Owner to Operator determined in accordance with Appendix B.

          "Annual Capital Budget" has the meaning set forth in Section 4.2.

          "Applicable Law" means any Permit or any law, statute, act, regulation, code, ordinance, rule, judgment, order, decree, directive, requirement, guideline or any similar decision or determination, or any Governmental Authority's official interpretation or administration of any of the foregoing, which governs or affects the Plant, as now or hereinafter in effect.

          "Arbitrators" has the meaning set forth in Section 6.5.

          "Availability" means the availability of the Plant as measured by the North American Electric Reliability Council (NERC) - Generating Availability Data System (GADS) Availability Factor Formula, as set forth in Section II of Appendix F to the Power Supply Agreement.

          "Bankrupt" means with respect to a party, such party (a) files a petition or otherwise commences a proceeding under any bankruptcy, insolvency, reorganization or similar law, or has any such petition filed or commenced against it, (b) makes an assignment or any general arrangement (other than an assignment undertaken in connection with a financing) for the benefit of creditors, (c) otherwise becomes bankrupt or insolvent
     (however evidenced), (d) has a liquidator, administrator, receiver, bankruptcy trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets, provided that if such action is taken without such party's consent, such party shall be allowed 60 days to dismiss such appointment, or (e) is generally unable to pay its debts as they come due.

          "Business Day" means any day other than a Saturday, Sunday or legal holiday. Legal holidays are those holidays set forth in Operator's collective bargaining agreements.

          "Calendar Year" means (i) initially, the period from the Effective Date to the last day of next succeeding December and (ii) thereafter, each 12-month period beginning on the first day of each January.

          "Chair" has the meaning set forth in Section 6.5.

          "Computerized Maintenance Management System" means a computer system to manage maintenance activities, such as work order creation and tracking, maintenance scheduling, equipment history, parts information, inventory tracking, manhours required for maintenance, and the Preventive Maintenance Program.

          "Confidential  Information"  has the meaning  ascribed to that term in
     Section 13.1.

          "City Gate" means a receipt point of natural gas at any point located at the New York Facilities at which KeySpan may now have rights to receive natural gas.

          "CPR" means the International Institute for Conflict Prevention & Resolution.

          "CPR Mediation Procedures" mean the procedures published from time to time by the CPR for the conduct of mediations.

          "CPR Rules" has the meaning set forth in Section 6.5.


          "Default Interest Rate" means the rate established from time to time as the "overpayment rate" pursuant to Subsection (e) of Section 1096 of the New York State Tax Law by the New York State Commission of Taxation and Finance, as applicable to Owner under Section 2880(7)(c) of the New York State Public Authorities Law.

          "Dispute" means any dispute arising out of or relating to the Agreement.

     "Effective Date" has the meaning ascribed to that term in Section 8.1.

          "Emergency" means an event occurring at the Plant which poses actual or imminent risk of serious personal injury, physical damage or environmental contamination requiring immediate preventative or remedial action by Operator.

          "Energy Management Agreement" means the Energy Management Agreement, by and between LIPA and KETS, dated as of June 26, 1997, as amended by the first amendment thereto, dated March 29, 2002, the second amendment thereto, dated December 30, 2005, and the third amendment thereto, dated
     _______.

          "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, or proceedings alleging potential liability arising out of (a) the Release into the environment of any Hazardous Materials at the Plant; or (b) any violation of any Environmental Law with respect to the Plant.

          "Environmental Law" means all applicable federal, state, and local statutes, ordinances, and regulations relating to pollution and the protection of the environment.

          "Excluded Services" means those services set forth in Appendix A annexed hereto.

          "FAA" has the meaning set forth in Section 6.9.

          "Fees-And-Costs" means reasonable fees and expenses of employees, attorneys, architects, engineers, accountants, expert witnesses, contractors, consultants and other persons, and costs of transcripts, printing of briefs and records on appeal, copying and other reimbursed expenses, and expenses of any Legal Proceeding.

          "FERC" means the Federal Energy Regulatory Commission.

          "Firm Gas Supply" means a type of natural gas supply delivered or transported to a City Gate that may not be interrupted except for Force Majeure events. Such gas may be interrupted on the gas distribution system serving KeySpan's existing gas service area whenever its continued delivery would adversely affect the reliability of the gas distribution system serving KeySpan's existing gas service area.

          "Force  Majeure"  has the  meaning  ascribed  to that term in  Section
     15.7.1.

          "Fuel" means natural gas, oil, kerosene or other fossil fuel used for operating the Plant.

          "Fuel Management Fee" has the meaning ascribed to that term in Section 7.2.

          "Gas Balancing" means the type of service currently provided by KeySpan whenever the aggregate daily gas taken for use by the Plant varies from the daily nominated quantity. When this occurs, Operator will cause certain assets currently owned or contracted for by KeySpan to be used to either provide additional quantities of gas required by the Plant or take back any excess quantities not required by the Plant.

          "Guarantor" means KeySpan.

          "Governmental Authority" means any Federal, state, local or other governmental, regulatory or administrative agency, commission, department, board, or other governmental subdivision, court, tribunal, arbitral body of other governmental authority, but excluding any owner of the Plant (if otherwise a Governmental Authority under this definition) when acting in its ownership capacity.

          "Hazardous Materials" means (A) any petroleum, asbestos in any form that is friable, and polychlorinated biphenyls; and (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," or "toxic pollutants" under any Environmental Law.

          "Indemnified Party" has the meaning ascribed to that term in Section 10.3.

          "Indemnifying Party" has the meaning ascribed to that term in Section 10.3.

          "Interruptible Gas Supplies" means natural gas supplies that will be interrupted whenever the supplier recalls supplies pursuant to a negotiated supply contract and/or the interstate pipeline interrupts the transportation of such gas supply pursuant to its FERC approved tariff. Such gas supplies may also be interrupted for force majeure events.

          "KETS" means KeySpan Energy Trading Services LLC.

          "KeySpan" means KeySpan Corporation, a New York corporation.

          "KeySpan Guaranty" has the meaning ascribed to that term in Section 15.3.

          "Loss-and-Expense" means any and all losses, liabilities, obligations, damages, delays, fines, penalties, judgments, deposits, costs, claims, demands, charges, assessments, taxes, or expenses, including all Fees-And-Costs.

          "New York Facilities" or "NYF" means the system of gas mains severally owned and operated by KeySpan, The Brooklyn Union Gas Company and Consolidated Edison Co. of New York, Inc. pursuant to the NYF Agreement.

          "NYF Agreement" means the New York Facilities Agreement entered into as of January 1, 1994, by an between The Brooklyn Union Gas Company, Consolidated Edison Co. of New York, Inc., and KeySpan, as successor to Long Island Lighting Company, as the same may be amended in accordance with its terms.

          "O&M Manual" means all equipment manuals, system descriptions, system operating instructions, equipment maintenance instructions and pertinent design documentation (including vendor and manufacturer manuals, as-built drawings and all final specifications) for the Plant provided by Owner, Operator, manufacturers, suppliers or vendors.

          "O&M Procedures" means the procedures developed by Operator as defined in Section 2.3.1.

          "Operator Indemnified Parties" has the meaning ascribed to that term in Section 10.2.

          "Owner  Indemnified  Parties" has the meaning ascribed to that term in
     Section 10.1.

          "Party Appointed Arbitrators" has the meaning ascribed to that term in
     Section 6.5.

          "Permits" means collectively all authorizations, approvals, licenses, rulings, permits, waivers, certifications, exemptions, variances, filings or registrations by or with any Governmental Authority required for the operation, maintenance, repair, subsequent improvement, modification, replacement and ownership of the Plant.

          "Person" means, unless otherwise specified, a natural person, corporation, limited liability company, partnership, joint venture, unincorporated association, society or other entity, including a Governmental Authority.

          "Plant" means the [insert definition from Option Agreement of either E.F. Barrett or Far Rockaway Plant].

          "Plant Documents" means the O&M Manual, the O&M Procedures, the Administrative Procedures Manual, the Annual Capital Budget, administrative and general procedures, Emergency response procedures and other manuals and procedures for the Plant developed by Operator from time to time.

          "Plant  Liability  Insurance" has the meaning ascribed to that term in
     Section 9.1.1.

          "Power Supply Agreement" means the Power Supply Agreement, by and between LIPA and GENCO, dated as of June 26, 1997, as amended by the amendments thereto, dated [___________].

          "Preventive Maintenance Program" has the meaning ascribed to that term in Section 2.3.2.

          "Prudent Electric Production Practices" means any of the practices, methods and acts, as revised from time to time, that are then generally accepted by the electric generation industry and commonly used in prudent electric generation engineering and operations to operate and maintain equipment lawfully, safely, dependably and economically, and as would have been expected, in the exercise of reasonable judgment in light of the facts and characteristics of the Plant known, or should have been known, at the time the decision is made, to accomplish the desired result at the lowest reasonable cost in a manner consistent with Applicable Laws, applicable Permits, reliability, safety, environmental protection, economy and expediency, including, without limitation, those established by the North American Electric Reliability Council, as applicable to units of the size and type of the Plant. Prudent Electric Production Practices are not intended to be limited to the optimum practices, methods or acts to the exclusion of others, but rather to the spectrum of possible practices, methods and acts generally accepted by a significant portion of the electric generation industry in the relevant region, during the relevant time period, as described in the preceding sentence.

          "Quarterly Report" means the report prepared on a monthly basis by Operator as further described in Section 5.1.2.

          "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any hazardous materials), as well as the movement of any hazardous material through the air, soil, surface water, groundwater or property:

          "Services" has the meaning ascribed to that term in Section 2.1.

          "System Interruptible Gas Supply" means a type of natural gas supply that will be interrupted whenever its continued delivery would adversely impact the delivery of gas to the gas customers served by the KeySpan's gas transmission or distribution system; furthermore, if Operator is using non-KeySpan assets to provide natural gas to the Plant, such gas will only be interrupted on KeySpan's gas distribution system whenever its continued delivery would adversely impact the reliability of such gas distribution system. If the Plant is using gas provided from KeySpan assets, the Plant will be interrupted before KeySpan's interruptible gas customers consistent with current practices. Such gas supplies may also be interrupted for force majeure events.

          "Term" has the meaning ascribed to that term in Section 8.2.

          "Termination for Convenience" has the meaning ascribed to that term in
     Section 8.4.2.

          "Transitional Labor Costs" mean the annualized labor costs, based upon actual head count (and including, without limitation, all salaries, pensions and welfare benefits and all other direct labor costs), of personnel assigned full time to the Plant on the date of a Termination for Convenience pursuant to Section 8.4.2, who are no longer required for the operation and maintenance of the Plant due to a termination of this Agreement, either with respect to the Plant or a discrete generating unit, under Section 8.4.2.

          "Transitional Labor Cost Payments" has the meaning ascribed to that term in Section 8.4.2.

          "Utility Services" means electric, telephone, potable water, municipal water, sewage and other utility services required by Operator for the provision of Services.

          "Variable Charge" means (i) for the period from the Effective Date through December 31, 2008, 90(cent) per net MWh produced by the Plant, and
     (ii) for any period beginning after December 31, 2008, an amount per MWh to be agreed by the parties based upon Operator's variable costs to provide the Services. If the parties do not agree on a new Variable Charge for the periods after December 31, 2008, then such dispute shall be resolved in accordance with Article 6.

          "Variable Charge Cap" has the meaning ascribed to that term in Section 7.4.

          "Variable  Charge  Excess"  has the  meaning  ascribed to that term in
     Section 7.4.

          "Variable Charge Payment " means an amount equal to the Variable Charge multiplied by the net MWh produced by the Plant.

                                   ARTICLE IX

                               OPERATOR'S SERVICES

     Section 9.1 Scope of Services. Except as provided in Article 3, Operator shall provide, or cause to be provided, all services necessary to operate and maintain the Plant in accordance with the services described in this Article 2 and the other requirements set forth in this Agreement (the "Services"). Without limiting the generality of the foregoing, and subject to the requirements set forth in Section 2.1.2, Operator shall perform, or cause to be performed, the following Services for the Owner:

          (a) Services to be Provided by Operator. During the Term, Operator shall have the responsibility to:

               (i) provide Fuel management services as set forth in Appendix D;

               (ii) develop, implement and update as necessary site specific Operations and Maintenance Procedures and a Preventive Maintenance Program;

               (iii) implement a Computerized Maintenance Management System;

               (iv) perform routine repairs on any failed or malfunctioning equipment comprising part of the Plant;

               (v) schedule, procure and manage major maintenance services for the Plant;

               (vi) identify the need for goods and services providers (which may be affiliates of the Operator) with respect to the operation and maintenance of the Plant and schedule, arrange for, procure, and coordinate the receipt of such goods and services;

               (vii) purchase, receive and expedite, as necessary, chemicals, lubricants, consumables, operating and maintenance supplies, vehicles, spare parts, safety supplies, tools and equipment required to operate and maintain the Plant;

               (viii) maintain an inventory of spare parts, materials, supplies and tools necessary to operate and maintain the Plant, and purchase replacement inventory as required;

               (ix) provide periodic technical, administrative and financial reports to Owner as required with respect to the Plant, including such reports as required by regulatory agencies;

               (x) maintain required technical and administrative records with respect to the Plant;

               (xi) establish and maintain a technical library with respect to the Plant;

               (xii) make recommendations to Owner for capital improvements and changes to the Plant as part of the Annual Capital Budget as provided in Article 4 (it being acknowledged and agreed, for the avoidance of doubt, that the Services shall not include the making of any capital improvements or changes to the Plant, except as Owner and Operator may mutually agree from time to time); and

               (xiii) provide assistance to Owner in the preparation of insurance and warranty claims, preparation of reports required to comply with Environmental Laws, regulations or Permits, and such other matters relating to the operation and maintenance of the Plant as Owner may reasonably require.

          (b) General Service Requirements. In providing the Services, Operator shall:

               (i) comply with, to the extent applicable and necessary to provide the Services, (i) all Applicable Laws, (ii) Prudent Electric Production Practices, (iii) all insurance requirements applicable to the Plant, (iv) any warranty obligations applicable to the Plant, (v) vendor manuals and manufacturer's guidelines applicable to the Plant or, in Operator's opinion and to the extent they comply with Prudent Electric Production Practices, Operator's current practice, (vi) O&M Manuals approved by Owner, and (vii) NYISO dispatch directions; provided, however that Operator shall be excused from such compliance with the previous clauses (i) through (vii) if the reason for non-compliance arises from (A) any act or omission by Operator to the extent necessary to respond to any Emergency; or (B) any budgetary limitations imposed by Owner pursuant to Article 4; or (C) as otherwise expressly set forth in this Agreement.

               (ii) administer all matters pertaining to labor relations, salaries, wages, working conditions, hours of work, termination of employment, employee benefits, safety, and all other personnel matters; and

               (iii)  provide   accounting,   bookkeeping,   and  administrative
          services in connection with costs under the Annual Capital Budget;

     Section 9.2. Minimum Loadings Ramp Rate, Start-Up Times and Minimum Scheduled Shut Down. In providing the Services, the Operator shall not be required to operate the Plant outside of the specifications for the Plant set forth in Appendix E of the Power Supply Agreement (which Appendix is hereby incorporated by reference herein) with respect to Minimum Loadings, Ramp Rate, Start-Up Times and Minimum Scheduled Shut Down.

     Section 9.3. Plant Document Preparation.

          (a) O&M Procedures. Operator shall develop, implement and update as necessary Plant-specific procedures as Operator deems to be necessary or appropriate for the safe and efficient operation of the Plant during the Term (the "O&M Procedures"), which O&M Procedures shall be subject to Owner's review and approval, which approval shall not be unreasonably withheld or delayed.

          (b) Preventive Maintenance Program. Operator shall develop, implement and update as necessary a Plant-specific program for preventative maintenance (the "Preventive Maintenance Program"), which program shall be subject to Owner's review and approval, which approval shall not be unreasonably withheld or delayed.

          (c) Administrative Procedures Manual. Operator shall develop, implement and update as necessary a manual for administrative procedures with respect to the Plant's operation (the "Administrative Procedures Manual"), which Administrative Procedures Manual shall be subject to Owner's review and approval, which approval shall not be unreasonably withheld or delayed.

     Section 9.4. Plant Staffing. Operator shall provide adequate numbers of properly qualified, trained and, where required, licensed personnel for the performance of the Services.

                                   ARTICLE X

                             OWNER RESPONSIBILITIES

     Section 10.1. General. At Owner's sole cost and expense, Owner shall furnish to Operator the information, data, reports, services, materials and other items as provided in this Article 3. Owner shall make such items available at such times and in such a manner as may be reasonably required by Operator.

     Section 10.2. Information. Owner shall provide to Operator copies of all agreements related to the Plant and any amendments thereto or replacements thereof, as well as technical, operational and other information, all as reasonably available to Owner or in Owner's possession and necessary for the performance of the Services. Subject to the standards of performance set forth in Section 2.1.2, and unless Owner obtained such documents and information from Operator or an Affiliate of Operator, Operator shall be entitled to rely upon such information in its performance of the Services.

     Section 10.3. Site Access and Facilities. Owner shall arrange for Operator to have: (i) continuous road access to the Plant, (ii) adequate parking
facilities  for  all  Operator   personnel,   including  its   contractors   and
subcontractors; (iii) access to the Plant and all systems, interconnections, equipment and appurtenances of the Plant; and (iv) suitable office, warehouse and laboratory space, and maintenance shop facilities. Operator hereby acknowledges that the facilities at the Plant site as of the Effective Date satisfy the requirements of the preceding sentence.

     Section 10.4. Permits. Except for Permits that must be obtained by Operator under Applicable Law, Operator on behalf of Owner shall obtain or cause to be obtained all Permits, including the renewal, revision or modification of such Permits, as may be necessary to authorize Operator to engage in the business of operating and maintaining electric generation facilities. Operator shall comply with all terms and conditions of such Permits.

     Section 10.5. Other Services. Owner shall be responsible for the Excluded Services as set forth in Appendix A.

                                   ARTICLE XI

                     BUDGET PREPARATION, REVIEW AND ADOPTION

     Section 11.1. Annual Capital Budget Preparation. No later than September 1 of each Calendar Year, Operator will submit for Owner's approval a written proposed budget for capital expenditures with respect to the Plant for the next Calendar Year and each of the four (4) succeeding Calendar Years.

     Section 11.2. Annual Capital Budget Review. Within 30 days of receipt of Operator's proposed capital expenditure budget, Owner shall review the proposed budget and return it to Operator with such changes, additions, deletions or revisions as Owner shall require. The budget as returned to Operator by Owner shall be the "Annual Capital Budget" for the applicable Calendar Years.

                                  ARTICLE XII

                    BILLING DATA AND OTHER OPERATING REPORTS

     Section 12.1. Reports.

          (a) Monthly Reports. On the 15th Business Day of each calendar month following the Effective Date, Operator shall submit to Owner a report summarizing, for the prior calendar month, the electric generation, availability, heat rate and Fuel consumption (each on a monthly and year-to-date basis), major equipment trips or failures, procurement, capital improvements, labor relations, training activities, safety issues, significant interactions with governmental authorities, significant environmental and permit issues including any notices of violation, significant operating problems along with remedial actions planned, a brief summary of major activities planned for the next two reporting periods and other material data in connection with the Plant operation for the prior calendar month. Such reports shall be in a format reasonably acceptable to Owner.

          (b) Quarterly Reports. On the 20th Business Day following each quarter following the Effective Date, Operator shall submit to Owner a report summarizing for such prior quarter (i) Annual Capital Budget performance, and various explanations thereof, and other material Annual Capital Budget data in connection with the Plant and (ii) the progress with respect to scheduled maintenance under the Preventive Maintenance Program (the "Quarterly Report").

     Section 12.2. Notice from Judicial/Governmental Authorities. Promptly upon obtaining knowledge thereof, each party shall submit to the other party written notice of and copies of any relevant documents in the submitting party's possession relating to: (i) any litigation, claims, disputes or actions actually filed, or any material litigation, claims, disputes or actions which are threatened, concerning in each case Owner, Operator, the Plant, or the Services;
(ii) any actual refusal to grant, renew or extend, or any action pending or any action filed with respect to, the granting, renewal or extension of any Permit or any material threatened action regarding the same; (iii) any dispute with any Governmental Authority which may have a material adverse effect on the business or affairs of Owner or Operator, or Plant operation or maintenance; and (iv) without regard to their materiality, all penalties or notices of violation issued by any Governmental Authority.

     Section 12.3. Government Reports. Any material reports relating to the Plant that are prepared by Operator for submittal to any Governmental Authority shall first be furnished to Owner for Owner's review and approval within a reasonable period of time prior to such submission; provided, that if necessary to comply with a prompt filing deadline, Operator shall give Owner only such notice and opportunity to review as is reasonably practicable under the circumstances. Any Owner approval shall not be unreasonably withheld or delayed. Operator shall provide to Owner a copy of all reports relating to the Plant prepared by it for submittal to any Governmental Authority concurrently with such submittal.

     Section 12.4. Other Information. Upon Owner's reasonable (as to time and format) request, Operator shall submit to Owner any other material information reasonably available to Operator concerning the Plant or the Services performed by Operator.

                                  ARTICLE XIII

                               DISPUTE RESOLUTION

     Section 13.1. General. Any Dispute shall be resolved in accordance with the procedures specified below, which shall constitute the sole and exclusive procedures for the resolution of any Disputes.

     Section 13.2. Negotiation. The parties may attempt to resolve any Dispute promptly by appointing a senior executive of each party to attempt to mutually agree upon a resolution. Any party may give the other party written notice of any Dispute not resolved in the normal course of business. Within 5 days after delivery of the notice, the receiving party shall submit to the other a written response. The notice and response shall include (a) a statement of that party's position and a summary of arguments supporting that position, and (b) the name and title of the executive who will represent that party and of any other person who will accompany the executive. Within 10 days after delivery of the initial notice, the persons representing the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. The parties shall endeavor to complete the negotiation process within 20 days after the delivery of the negotiation notice. All negotiations pursuant to this clause shall be confidential and shall be treated as compromise settlement negotiations which shall not be used by either party as evidence in any mediation, arbitration or court proceeding. The parties are not required to undertake negotiation of any Dispute prior to commencing mediation or arbitration pursuant to Section 6.4 or Section 6.5 respectively and may commence mediation or arbitration at any time during the course of negotiation. If a party commences mediation or arbitration pursuant to Section
6.4 or Section 6.5 respectively, any previously commenced negotiation shall be immediately terminated, without any penalty or prejudice to the party commencing negotiation.

     Section 13.3. Dispute Resolution Following Negotiation. If the Dispute has not been resolved by negotiation as provided herein, either party may commence mediation or arbitration pursuant to Sections 6.4 or Section 6.5 respectively. The parties are not required to undertake mediation of any Dispute prior to commencing arbitration pursuant to Section 6.5 and a party may commence arbitration at any time during the course of mediation. If a party commences arbitration pursuant to Section 6.5, any previously commenced mediation shall be immediately terminated, without any penalty or prejudice to the party commencing arbitration.

     Section 13.4. Mediation. Either party may refer for mediation, by written notice to mediate, any Dispute not resolved by the negotiations provided for in
Section 6.2. The mediation shall be conducted in accordance with the CPR Mediation Procedures then currently in effect, to the extent such procedures are consistent with the Agreement. The parties shall mutually agree on the selection of a mediator, who may, but is not required to, be on a list of neutral mediators published by the CPR. If the parties are unable to reach agreement on the selection of a mediator within 5 days after delivery of the notice to mediate, the parties shall follow the CPR procedures for selecting a mediator. The parties shall endeavor to complete the mediation process within 20 days after the delivery of the mediation notice.

     Section 13.5. Arbitration. Any Dispute which has not been resolved by negotiation as provided in Section 6.2 or by mediation as provided in Section
6.4 shall be settled by binding arbitration in accordance with the CPR Rules for Non-Administered Arbitrations ("CPR Rules") then currently in effect, except to the extent such rules are inconsistent with any provision of the Agreement, in which case the provisions of the Agreement shall be followed. An arbitration shall be commenced by written notice to the other party containing information regarding the Dispute as set forth in Section 6.2. The arbitration shall be conducted by three arbitrators (the "Arbitrators"). The Owner designates [name] as its arbitrator or, in the event [name] is unavailable, [name] as its alternate arbitrator. The Operator designates [name] as its arbitrator or, in the event [name] is unavailable, [name] as its alternate arbitrator. In the event that a party's designee is no longer able or is unwilling to serve as an arbitrator for a Dispute, a party may appoint a substitute or replacement arbitrator and shall promptly notify the other party thereof. The parties' designated arbitrators are hereinafter referred to as the "Party Appointed Arbitrators." The Party Appointed Arbitrators, within two business days of receiving a notice of arbitration will select a third arbitrator (the "Chair"), who will be one of the following individuals: [names]. The Chair shall be the chairperson of the panel. In the event that any one of these individuals is no longer able or is unwilling to continue to serve as the Chair, the Party Appointed Arbitrators will confer and agree on a replacement arbitrator within three Business Days. In the event no such agreement can be reached, the CPR procedures shall govern the appointment of the Chair.

     Section 13.6. Provisional Relief. Either party may, without prejudice to any negotiation, mediation, or arbitration procedures, proceed in the New York State Supreme Court, Nassau County, to obtain provisional judicial relief if, in the such party's sole discretion, such action is necessary to avoid imminent irreparable harm, to provide uninterrupted electrical and other services, or to preserve the status quo pending the conclusion of the Dispute procedures specified herein. For purposes of the foregoing, Owner and Operator each hereby agrees to submit to the jurisdiction of such court and, to the maximum extent permitted by law, waives any right to object to the bringing of an action in such court on ground of lack of venue or that such court is an inconvenient forum.

     Section 13.7. Information Exchange. The Arbitrators shall have the discretion to order a prehearing exchange of information by the parties, including, without limitation, production of requested documents, the exchange of witness statements of proposed witnesses, and the examination by deposition of parties. The parties hereby agree timely to produce all such information as ordered by the Arbitrators.

     Section 13.8. Site of Arbitration. The site of any Arbitration brought pursuant to the Agreement shall be either Mineola, New York or Hauppauge, New York, or such other site as the parties may agree.

     Section 13.9. Awards. The Arbitrators shall have no authority to award punitive damages or any other damages aside from the prevailing party's direct damages plus interest at the Default Interest Rate from the date such damages were incurred. The Arbitrators may award reasonable attorneys' fees and costs of the arbitration. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. ss.ss.1-16 (the "FAA"), and judgment upon the award rendered by the Arbitrators may be entered by any court having jurisdiction thereof.

     Section 13.10. Grounds for Judicial Review. Any award made by the Arbitrators with respect to any Dispute pursuant to these dispute resolution procedures may be vacated, modified or corrected by a court only on the grounds permitted under the provisions of Sections 10 and 11 of the FAA.

     Section 13.11. No Interruption. The pendency of these Dispute resolution procedures shall not in and of itself relieve either party from its duty to perform under this Agreement or serve to delay or suspend the operation of the Project or the performance of the Services hereunder.

                                  ARTICLE XIV

                            COMPENSATION AND PAYMENT

     Owner shall pay Operator for the Services in the manner and at the times specified in this Article 7.

     Section 14.1. Monthly Invoices. Operator shall prepare and submit monthly invoices to Owner no later than fifteen (15) days following the end of each calendar month for payments due hereunder, which will include charges for (i) the monthly Allocated Fixed O&M Cost Payment (ii) subject to Section 7.4, the monthly Variable Charge Payment, and (iii) the monthly portion of the Fuel Management Fee for such month as described in Section 7.2. Operator shall supply any supporting documentation for the invoice as Owner may reasonably request. Subject to Owner's right to conduct an audit pursuant to Section 7.3, Owner shall pay such invoices within ten (10) days following the receipt of Operator's invoice. Any amounts due but unpaid by Owner to Operator hereunder shall accrue interest at the Default Interest Rate from the date due until paid. Payment shall be made of all amounts owed by Owner to Operator hereunder by wire transfer, or by other mutually agreeable method(s) to an account designated by Operator.

     Section 14.2. Fuel Management Fee. The Owner shall pay Operator a management fee (the "Fuel Management Fee") commencing in the first month of the Effective Date. The Management Fee will be $125,000.00 per year, payable in monthly installments of $10,416.66. [If LIPA purchases only one (1) of the Plants, then the $125,000 fee will be prorated based upon the fuel BTU's purchased in the year prior to the exercise of the Option Agreement.] In addition, Owner shall pay Operator for the cost of Fuel and fuel related taxes, as well as third party fuel related fees and costs prudently incurred consistent with existing practice under the Energy Management Agreement and Appendix D to this Agreement.

     Section 14.3. Audit. Notwithstanding the payment of any amount under this Agreement, Owner shall remain entitled to conduct a subsequent audit and review of all costs incurred and paid by Owner pursuant to this Agreement, together with any supporting documentation requested by Owner, for a period of seven (7) years from and after the date of such payment. If, pursuant to such audit and review, it is determined that any amount previously paid by Owner did not constitute a due and payable item pursuant to this Agreement, Owner may recover such amount from Operator or deduct or cause to be deducted such amount from any payment that may be due to Operator.

     Section 14.4. Maximum Variable Charge Payment. Notwithstanding anything to the contrary, the maximum aggregate Variable Charge Payments payable to Operator for any Calendar Year shall not exceed an amount (the "Variable Charge Cap") equal to twenty percent (20%) of the sum of the Allocated Fixed O&M Cost Payments, Variable Charge Payments, and Fuel Management Fee paid to Operator for such Calendar Year. If the payment of the Variable Charge Payment for any month would cause the sum of all Variable Charge Payments for the applicable Calendar Year to exceed the Variable Charge Cap, then the amount (the "Variable Charge Excess") by which such sum exceeds the Variable Charge Cap shall not be payable to Operator. Thereafter, if the sum of all Variable Charge Payments for the applicable Calendar Year actually paid to Operator is less than the Variable Charge Cap, then there shall be paid to Operator with the next monthly payment pursuant to Section 7.1, an amount equal to the lesser of (i) the difference between the sum of all Variable Charge Payments for the applicable Calendar Year actually paid to Operator (taking into consideration such month's payments) and the Variable Charge Cap and (ii) the aggregate Variable Charge Excesses not paid to Operator for such Calendar Year and any previous Calendar Years (plus a carrying charge accruing at the Default Rate until such Variable Charge Excesses are paid).

                                   ARTICLE XV

                              TERM AND TERMINATION

     Section 15.1. Effective Date. This Agreement shall become legally binding and effective only upon satisfaction of the following conditions precedent (the date upon which all such conditions are satisfied, the "Effective Date"):

          (a) Approvals of this Agreement (reasonably satisfactory to Owner and Operator) from the Public Authorities Control Board, New York State Comptroller, and the New York Attorney General (as to form) shall have been obtained and be in full force and effect;

          (b) The closing of the purchase of the Plant under the Option and Purchase and Sale Agreement shall have occurred; and

          (c) Each of the Power Supply Agreement Amendment and the Energy Management Agreement Amendment (each as defined in the Option and Purchase and Sale Agreement) shall have become effective in accordance with their respective terms.

     Section 15.2. Term. The term of this Agreement shall commence on the Effective Date and expire May 28, 2013 unless earlier terminated.

     Section 15.3. Termination by Operator.

          (a) Termination Rights. Operator has the right to terminate this Agreement without liability if:

               (i) Owner fails to pay any undisputed sum due under this Agreement within 30 days after Owner has received notice of such default from Operator;

               (ii) Owner fails to perform any of its other obligations under this Agreement in any material respect and such failure continues after notice is provided by Operator to Owner, provided that Owner shall have up to 60 Business Days to cure or make substantial progress towards curing such default;

               (iii) any Governmental Authority suspends or revokes any approvals issued by such Governmental Authority to permit Operator to perform its obligations under this Agreement, or otherwise prohibits Operator from performing its obligations under this Agreement, provided that such suspension, revocation or prohibition, as the case may be, was not the result of Operator's negligence or failure to comply with the requirements of any Applicable Law, Permit or approval; or

               (iv) Owner is Bankrupt;

          (b)  Payment.  In the event of a  termination  by Operator  under this
     Section 8.3, Owner shall pay Operator for all amounts due for the period prior to such termination.

     Section 15.4. Termination by Owner.

          (a) Termination for Cause. Owner has the right to terminate this Agreement for cause without liability if:

               (i) Operator fails to perform any of its obligations under this Agreement in any material respect and such failure continues after notice is provided by Owner to Operator, provided that Operator shall have up to 60 Business Days to cure or make substantial progress towards curing such default;

               (ii) Operator is Bankrupt;

               (iii) Operator's total liability under this Agreement during two consecutive Calendar Years shall have exceeded its maximum liability hereunder for each such Calendar Year pursuant to Section 11.1;

               (iv) the KeySpan Guaranty shall be held to be unenforceable or the Guarantor shall disavow, or default in the performance of, its obligations under the KeySpan Guaranty; or

               (v) The Availability of the Plant in any two consecutive full Calendar Years is less than ____ percent (___%) other than as a result of (i) any one or more events of Force Majeure, (ii) Owner's acting unreasonably with respect to the approval of any Annual Capital Budget, (iii) the failure of Owner to pay for expenses included in any

          Annual Capital Budget or otherwise to cause or permit to be made any capital improvement or change to the Plant included in any Annual Capital Budget on the schedule provided therein or (iv) any negligent act or omission of Owner or any of Owner's contractors, subcontractors, agents or invitees (other than Operator and any of its contractors, subcontractors, agents and invitees). [Specify 90% for EF Barrett Plant; 85% for Far Rockaway Plant].

          (b) Termination for Convenience. Owner has the right, by not less than 30 days prior written notice to Operator, to terminate this Agreement with respect to the Plant (or with respect to a discrete generating unit thereof) for convenience (a "Termination for Convenience") in the event of:

               (i) The Plant's or such unit's,  as the case may be,  retirement;
          or

               (ii) The Plant's or such unit's, as the case may be, shutdown in connection with a repowering.

          In the event of a termination pursuant to this Section 8.4.2, Operator shall be entitled, in addition to all other amounts due to it hereunder as of the date of termination, monthly payments (the "Transitional Labor Cost Payments") equal to the product of (i) one twelfth (1/12) of the Transitional Labor Costs times (ii) the applicable percentage set forth in table below. Beginning with the next succeeding month following a termination under Section 8.4.2, Owner shall make Transitional Labor Cost Payments to Operator on the fifteenth (15th) of each month until the earlier to occur of (a) Owner's having made forty eight (48) Transitional Labor Cost Payments or (b) May 28, 2013.

       -------------------------------------------- ----------------------------

            Transitional Labor Cost Payment                    Percentage
                        (Month)

       -------------------------------------------- ----------------------------
                        1 to 12                                   100%
       -------------------------------------------- ----------------------------
                        13 to 24                                   75%
       -------------------------------------------- ----------------------------
                        25 to 36                                   50%
       -------------------------------------------- ----------------------------
                        37 to 48                                   25%
       -------------------------------------------- ----------------------------


     Section 15.5. Plant Condition at End of Term. Upon the expiration or earlier termination of this Agreement, Operator shall remove its personnel and equipment from the Plant in an orderly fashion. All special tools, improvements, inventory of supplies, spare parts, safety equipment, O&M Manuals, documentation, whether or not marked as confidential or proprietary in accordance with Article 13 hereof (in each case as provided to, obtained by or provided by, and as modified by Operator pursuant to this Agreement during the
Term) and any other items furnished by or on behalf of Operator and paid for by Owner will remain at the Plant and will remain or become the property of Owner without any additional charge. Owner shall also have the right, in its sole discretion, to directly assume any contracts entered into by or obligations of Operator solely in connection with the Services, provided Owner also assumes sole liability under such contracts. Operator shall execute all documents and take all other reasonable steps requested by Owner that are required to assign to and vest in Owner all rights, benefits, interests and title in connection with such contracts or obligations and release Operator from same; provided, however, that Owner shall indemnify and hold harmless Operator from and against any and all liabilities arising thereunder after the date of any such assumption and release. Prior to the effective date of such expiration or earlier termination, Operator shall reasonably cooperate with Owner regarding the transition to a new operator. If Owner requests Operator to continue to provide such transition cooperation after the effective date of such expiration or earlier termination, Operator shall provide such transition cooperation for a reasonable period of time and Owner shall reimburse Operator for all costs incurred during such transition period.

                                  ARTICLE XVI

                                    INSURANCE

     Section 16.1. Operator Insurance Coverage. Throughout the Term, except as otherwise required herein, Operator shall at its own cost, procure and maintain, with insurers having an A.M. Best policyholders' rating of "A" or better, or self-insure in accordance with the requirements made herein the following kinds and amounts of insurance:

          (a) Plant Liability Insurance. (A) Such insurance as will protect Operator from claims which may arise out of or result from services of Operator as more fully described in this Agreement, whether such services be by the Operator or by a contractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable, claims for bodily injury and property damage of the kind usually and customarily insured in a policy of: (i) commercial general liability insurance, including at a minimum, coverage for contractual liability, products and completed operations liability, and (ii) pollution or environmental legal liability insurance as an extension of (i) above or in a separate policy providing at the minimum sudden and accidental pollution liability, and (iii) automobile liability insurance covering all vehicles owned, operated, used, or the responsibility of Operator and (B) All Risk Property Insurance for the full replacement value of the Plant, with Owner named as the named insured. Operator shall cause Owner and its Affiliates with the employees, agents, officers, directors, trustees, and representatives of each to be named as additional insureds on the policies described in (i), (ii) and (iii) of clause (A) above, with each policy having a combined single limit of not less than $25,000,000.00 for each occurrence (all insurance set forth in (i), (ii) and (iii) of clause (A) above are collectively referred to as "Plant Liability Insurance"). Notwithstanding anything to the contrary in this Section 9.1 or any other provision hereof, Owner shall pay or reimburse Operator for Owner's proportionate share of all incremental costs incurred by Operator with respect to the Plant Liability Insurance, or the All Risk Property Insurance referred to above, as a result of the transfer to Owner of the Plant and its ownership thereof.

          (b) Workers Compensation and Employers Liability Insurance. Such insurance as will protect Operator from claims by employees for bodily injury and occupational disease: (i) as required by the state of New York and any other applicable state or governmental authority and (ii) employers liability of not less than $25,000,000.00.

          (c) General Insurance Provisions. The insurance requirements set forth herein are to fully protect Owner and its Affiliates from any and all claims by third-parties, including employees of Operator or its agents, subcontractors or employees and shall provide the following:

               (i) Operator Insurance is Primary. The Plant Liability Insurance shall apply as primary insurance with respect to any and all other insurance or self-insurance programs carried by or maintained by Owner or its Affiliates.

               (ii) Evidence of Coverage. Operator shall, prior to the Effective Date of this Agreement, and within five (5) days after each request by Owner, provide certificates of insurance to Owner's insurance consultant evidencing all insurance policies, and if requested by Owner or Owner's insurance consultant, a true, correct and complete copy of all such insurance policies, required pursuant to this Section
          9.1.  If  the  Plant  Liability  Insurance  is  available  only  on  a claims-made basis, then the dates of coverage (including the retroactive date) will be so stated on the certificate of insurance.

               (iii) Waiver of Subrogation. Owner and any other party reasonably requested by Owner shall be granted waivers of subrogation by all insurers providing coverage to Operator whether or not such insurance policies are maintained pursuant to the requirements of this Section
          9.1 of the Agreement, including any amendments thereto, or otherwise.

               (iv)  Severability  of Insureds.  All  policies  required in this
          Section 9.1 shall provide that (i) inclusion of more that one person or organization as insured hereunder shall not in any way affect the rights of any such person or organization as respects any claim, demand, suit or judgment made, brought or recovered, by or in favor of any other insured, or by or in favor of any employee of such other insured, and (ii) each person or organization is protected thereby in the same manner as though a separate policy had been issued to each, but nothing therein shall operate to increase the insurance company's liability as set forth elsewhere in the policy beyond the amount for which the insurance company would have been liable if only one person or interest had been named as insured.

               (v) Notice of Cancellation. All policies required in this Section
          9.1 may not be cancelled or materially altered without giving at least thirty (30) days (or ten (10) days if such cancellation is due to a failure to pay premiums) prior written notice of cancellation to Owner.

               (vi) Deductibles. Any and all deductible or retention amounts under policies provided by Operator pursuant to this Section 9.1 shall be assumed by, for the account of, and at the sole risk of Operator.

               (vii) Claims Made Policies. When the insurance policies required herein are issued on a "claims made" or "claims first made" form, the retroactive date shall be on or before the Effective Date of this Agreement and such policies must be maintained for a period of at least five (5) years after Termination of this Agreement or shall be specifically endorsed to provide that claims made for at least five
          (5) years after the event or occurrence giving rise to the claim will be covered.

          (d) Operator Disclosure and Cooperation. Where Operator is providing insurance coverage for benefit of Owner, procuring insurance at request of Owner, and/or securing coverage at the expense of Owner, Operator shall make complete and timely disclosure of all information as may be requested from time to time by Owner and provide full cooperation in securing such coverages as may be requested by Owner. Such disclosure and cooperation shall include, without limit, an exact copy of the applicable insurance policy wording, premium calculation, rating structure, disclosure of No Claims Bonuses and/or profit sharing, information regarding cargo shipments and related surveys, fees or commissions paid to brokers or consultants, and/or other fees or expenses which may be incurred by Owner in conjunction with the procurement of said insurance. In the event that any Plant Liability Insurance policy or the coverage extended thereunder to Owner or Owner's Affiliates is not renewed or is canceled and is not replaced by Operator or its Affiliates with insurance policies providing comparable coverage thereto, or if the Plant Liability Insurance policies, in Owner's or Owner's Affiliates' reasonable judgment, undergo any material change such that the coverage afforded thereunder is not commercially reasonable, Owner and its Affiliates may secure separate general liability insurance policies and/or pollution legal liability policies and/or automobile liability policies to provide comparable commercially reasonable insurance coverage and Operator shall reimburse Owner and its Affiliates, as the case may be, for the Operator's proportionate share of the premiums paid by Owner and its Affiliates, as the case may be, for such insurance.

     Section 16.2. Owner Insurance Coverage. Throughout the Term, Owner shall, at its cost, maintain third party liability insurance similar to that required of Operator and workers compensation insurance for its employees.

     Section 16.3. Self-Insurance, etc. Operator and Owner may carry such self insured retentions, deductibles, or may self-insure any of the above Plant Liability Insurance, All Risk Property Insurance, and Worker's Compensation insurance to the extent that it is doing so on the Effective Date or to such greater extent as may be approved in writing by Owner. Nothing in this Article 9 is intended to nor shall it relieve Owner or Operator of any of their respective obligations and liabilities under this Agreement including, but not limited to, the indemnification obligations set forth in Article 10 below.

                                  ARTICLE XVII

                                 INDEMNIFICATION

     Section 17.1. Indemnification of Owner. Operator agrees that to the extent permitted by law it will protect, indemnify and hold harmless Owner and its Affiliates and their respective representatives, trustees, directors, officers, employees and subcontractors (as applicable in the circumstances), (the "Owner Indemnified Parties") from and against (and pay the full amount of) any Loss-and-Expense and will defend the Owner Indemnified Parties in any suit, including appeals, for personal injury to, or death of, any person, or loss or damage to property arising out of: (a) the gross negligence or willful misconduct of Operator; (b) a violation of law by Operator which materially and adversely affects (i) the condition or operations of the Plant, (ii) the financial condition of Owner, (iii) the performance or ability of Operator to perform its obligations under this Agreement or (iv) the cost of providing electric service to the customers of the Plant (in each case other than for any violation of environmental Law for which Owner or Operator may be strictly liable provided Operator acted in a manner consistent with Prudent Electric Production Practices), or (c) a criminal violation of Law by Operator. Operator shall not, however, be required to reimburse or indemnify any Owner Indemnified Party for any Loss-and-Expense to the extent any such Loss-and-Expense is due to
(a) any matter for which Owner is responsible under Article 3 hereof, (b) the negligence or other wrongful conduct of any Owner Indemnified Party, (c) any event of Force Majeure, (d) any act or omission of any Owner Indemnified Party judicially determined to be responsible for or contributing to the Loss-and-Expense, or (e) any matter for which the risk has been specifically allocated to the Owner hereunder. An Owner Indemnified Party shall promptly notify Operator of the assertion of any claim against it for which it is entitled to be indemnified hereunder, shall give Operator the opportunity to defend such claim, and shall not settle the claim without the approval of Operator. Operator shall be entitled to control the handling of any such claim and to defend or settle any such claim, in its sole discretion, with counsel of its own choosing that is reasonably acceptable to the Owner Indemnified Parties; provided, however, that, in the case of any such settlement, Operator shall obtain written release of all liability of the Owner Indemnified Parties, in form and substance reasonably acceptable to the Owner Indemnified Parties. Notwithstanding the foregoing, each Owner Indemnified Party shall have the right to employ its own separate counsel in connection with, and to participate in (but, except as provided below, not control) the defense of, such claim, but the fees and expenses of such counsel incurred after notice to Operator of its assumption of the defense thereof shall be at the expense of such Owner Indemnified Party unless:

     (i) the employment of counsel by such Owner Indemnified Party has been authorized by the Operator;

     (ii) counsel to such Owner Indemnified Party shall have reasonably concluded that there may be a conflict on any significant issue between Operator and such Owner Indemnified Party in the conduct of the defense of such claim; or

     (iii) Operator  shall  not  in  fact  have  employed   counsel   reasonably
          acceptable to the Owner Indemnified Party to assume the defense of such claim within twenty (20) days following the receipt by Operator of the notice from the Owner Indemnified Party regarding the assertion of the applicable claim, in each of which cases the fees and expenses of counsel for such Owner Indemnified Party shall be at the expense of Operator; provided, however, that, with respect to clauses (ii) and (iii) of this sentence, Operator shall not be obligated to pay the fees and expenses of more than one law firm, plus local counsel if necessary in each relevant jurisdiction, for all such Owner Indemnified Parties with respect to any claims arising out of the same events or facts or the same series of events or facts. The Operator shall not be entitled, without the consent of such Owner Indemnified Party, to assume or control the defense of any claim as to which counsel to such Owner Indemnified Party shall have reasonably made the conclusion that there may be a conflict on any significant issue between Operator and such Owner Indemnified Party in the conduct of the defense of such claim as set forth in clause (ii) above, provided that the foregoing limitation shall apply only with respect to those issues for which there may be such a conflict. These indemnification provisions are for the protection of the Owner Indemnified Parties only and shall not establish, of themselves, any liability to third parties. The provisions of this Section 10.1 shall survive termination of this Agreement.

     Section 17.2. Indemnification of Operator. Owner agrees that to the extent permitted by law, it will protect, indemnify and hold harmless Operator and its Affiliates and their respective officers, directors, subcontractors (as applicable in the circumstances) and employees (the "Operator Indemnified Parties") from and against (and pay the full amount of) any Loss-and-Expense, and will defend the Operator Indemnified Parties in any suit, including appeals, for personal injury to, or death of, any person, or loss or damage to property arising out of any matter for which Owner is responsible under Article 3 hereof. Owner shall not, however, be required to reimburse or indemnify any Operator Indemnified Party for any Loss-and-Expense to the extent any such Loss-and-Expense is due to (a) any matter for which Operator is responsible under Article 2 hereof or for which Operator is required to indemnify Owner under Section 10.1, (b) the negligence or other wrongful conduct of any Operator Indemnified Party, (c) any event of Force Majeure, (d) any act or omission of any Operator Indemnified Party judicially determined to be responsible for or contributing to the Loss-and-Expense, or (e) any matter for which the risk has been specifically allocated to Operator hereunder. An Operator Indemnified Party shall promptly notify Owner of the assertion of any claim against it for which it is entitled to be indemnified hereunder, shall give Owner the opportunity to defend such claim, and shall not settle the claim without the approval of Owner. Owner shall be entitled to control the handling of any such claim and to defend or settle any such claim, in its sole discretion, with counsel of its own choosing that is reasonably acceptable to the Operator Indemnified Party; provided, however, that, in the case of any such settlement, Owner shall obtain written release of all liability of the Operator Indemnified Party, in form and substance reasonably acceptable to the Operator Indemnified Party. Notwithstanding the foregoing, each Operator Indemnified Party shall have the right to employ its own separate counsel in connection with, and to participate in (but, except as provided below, not control) the defense of, such claim, but the fees and expenses of such counsel incurred after notice to Owner of its assumption of the defense thereof shall be at the expense of such Operator Indemnified Party unless:

     (i) the employment of counsel by such Operator Indemnified Party has been authorized by Owner;

     (ii) counsel to such Operator Indemnified Party shall have reasonably concluded that there may be a conflict on any significant issue between Owner and such Operator Indemnified Party in the conduct of the defense of such claim; or

     (iii) Owner shall not in fact have employed counsel reasonably acceptable to the Owner Indemnified Party to assume the defense of such claim within twenty (20) days following the receipt by Owner of the notice from the Operator Indemnified Party regarding the assertion of the applicable claim, in each of which cases the fees and expenses of counsel for such Operator Indemnified Party shall be at the expense of Owner; provided, however, that, with respect to clause (ii) and clause (iii) of this sentence, Owner shall not be obligated to pay the fees and expenses of more than one law firm, plus local counsel if necessary in each relevant jurisdiction, for all such Operator Indemnified Parties with respect to any claims arising out of the same events or facts or the same series of events or facts. Owner shall not be entitled, without the consent of such Operator Indemnified Party, to assume or control the defense of any claim as to which counsel to such Operator Indemnified Party shall have reasonably made the conclusion that there may be a conflict on any significant issue between Owner and such Operator Indemnified Party in the conduct of the defense of such claim as set forth in clause (ii) above, provided that the foregoing limitation shall apply only with respect to those issues for which there may be such a conflict. These indemnification provisions are for the protection of the Operator Indemnified Parties only and shall not establish, of themselves, any liability to third parties. The provisions of this Section 10.2 shall survive termination of this Agreement.

     Section 17.3. Notice. In the event that a party (the "Indemnified Party") becomes aware of any event or circumstance which might entitle it to indemnification under this Article 10, it shall provide the other party (the
"Indemnifying  Party")  with written  notification  within the earlier of thirty
(30) days after discovery of such event or circumstance or ten (10) Business Days prior to the time any response is required by law regarding such event or circumstance.

     Section 17.4. Deferral of Dispute Resolution. In the event that a party makes claim for indemnification under this Article 10 and such claim is the subject of Dispute Resolution under Article 6 of this Agreement, then, upon mutual agreement of the parties, such Dispute Resolution may be suspended pending the resolution of the indemnification claim.

                                 ARTICLE XVIII

                        GENERAL LIMITATIONS OF LIABILITY

     Section 18.1. Total Liability. Operator's total liability to Owner during any Calendar Year during the Term for all claims of any kind, whether based upon contract obligation, tort liability (including negligence) or otherwise, for any loss or damage arising out of, connected with or resulting from this Agreement during such each Calendar Year, or from the performance or breach thereof, shall in no case exceed the Fuel Management Fee for such Calendar Year; provided, however, that the foregoing limitation of liability shall not apply to damages resulting from Operator's gross negligence or willful misconduct or to Operator's obligation to indemnify Owner against third party claims pursuant to
Article 10.

     Section 18.2. Consequential Damages. Notwithstanding any provision in this Agreement to the contrary, neither party nor any of its respective Affiliates, shareholders, principals, directors, trustees, officers, employees, agents, subcontractors or vendors shall be liable for consequential or indirect losses or damages, including loss of profit, cost of replacement for electricity, cost of capital, loss of goodwill, increased operating costs or any other special or incidental damages or losses, damages or liabilities under any agreements to which Owner may be a party irrespective of whether such claims are based upon warranty, negligence, strict liability, contract, operation of law or otherwise.

     Section 18.3. Owner Actions. Operator shall not be liable for any claims, losses, damages, costs, expenses, fines, penalties and liabilities, including but not limited to Environmental Claims, arising out of (i) Owner's inability or refusal to allocate monies for capital expenditures with respect to the Plant after Operator's specific, detailed, request for funds for specified projects pursuant to Section 4.1; (ii) failure of Plant equipment that is not the result of Operator's or its agent's gross negligence or willful misconduct in the operation and maintenance of the Plant; or (iii) Operator's or its agent's compliance with any instructions or directives provided by Owner.

     Section 18.4. Survival and Application. The waivers and disclaimers of liability, indemnities, releases from liability, and limitations on liability expressed in this Agreement shall survive the expiration or earlier termination of this Agreement and shall apply at all times, whether in contract, equity, tort or otherwise, regardless of the fault, negligence (in whole or in part), strict liability, breach of contract or breach of warranty of the party indemnified, released or whose liabilities are limited, and shall extend to the Affiliates, shareholders, principals, directors, officers and employees, agents and related or affiliated entities of such party, and their Affiliates, principals, officers, directors and employees.

                                  ARTICLE XIX

                              ENVIRONMENTAL MATTERS

     Section 19.1. Site Conditions.

          (a) Disclosure. Owner agrees that it will fully disclose to Operator all information, both written and oral, that becomes known to or comes into the possession of Owner after the Effective Date from time to time regarding the environmental conditions at the Plant, including any and all reports, audits or other correspondence from environmental consultants and/or Governmental Authorities.

     Section 19.2. Insurance/Indemnification. Owner shall cause Operator and its Affiliates to be designated as a named insured on any insurance policy covering Environmental Claims carried by Owner and its Affiliates.

     Section 19.3. Compliance. Without limiting the generality of Section 2.1.2 above, Operator shall comply with all requirements of Environmental Laws, including the terms and conditions of all Permits issued or obtained under Environmental Laws, in connection with Operator's provision of the Services. Operator shall be responsible for complying with all reporting obligations that arise under Environmental Laws in connection with any Emergency or other event or condition related to the Plant, including the reporting of any release of any Hazardous Materials. Owner shall indemnify, defend and hold harmless Operator, its shareholders, Affiliates, officers, directors, employees, agents and representatives from and against any and all Environmental Claims directly or indirectly related to or arising out of the actual or alleged existence, generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of Hazardous Materials at the Plant and/or adjacent areas to the Plant, except for Environmental Claims arising directly out of the gross negligence or willful misconduct of the Operator or any "Environmental Loss" for which Operator is liable under Section D5, Fuel
Indemnification Provisions, of Appendix D (as such term is defined in such appendix).

     Section 19.4. New Source Review Requirements. Notwithstanding anything to the contrary in this Agreement, Owner shall bear all responsibility and liability for compliance with all requirements with respect to New Source Review under the Clean Air Act and any similar provisions of any other Applicable Law, including, without limitation (i) all responsibility and liability with respect to decisions made by the Owner (and the consequences thereof) about potential regulatory implications of routine repairs, upgrades, maintenance and modifications of the Plant and (ii) all responsibility and liability for all costs, penalties and other Losses and Expenses associated with New Source Review relating to the Plant (whether from third-party claims or otherwise) as a consequence of such decisions (or the consequences thereof).

                                   ARTICLE XX

                                  NONDISCLOSURE

     Section 20.1. General. Each party agrees, to the extent permitted by Applicable Law, to hold in confidence any confidential information supplied to that party and designated in writing as confidential by the supplier thereof ("Confidential Information"). Each party further agrees, to the extent requested by the supplier of such information, to require its subcontractors, vendors, suppliers and employees to enter into appropriate nondisclosure agreements relative to such Confidential Information, prior to the receipt thereof. The nondisclosure obligations set forth in this Article 13 shall survive for a period of five (5) years following the expiration or earlier termination of this Agreement.

     Section 20.2. Exceptions. The provisions of this Article 13 shall not apply to information covered by any one of the following exceptions or any combination thereof: (i) information that was in the public domain prior to the receiving party's receipt or that subsequently becomes part of the public domain by publication or otherwise, except by the receiving party's wrongful act; (ii) information that the receiving party can demonstrate was in its possession prior to receipt thereof from the disclosing party; (iii) information received by a party from a third party having no obligation of confidentiality with respect thereof; and (iv) information which was developed independently by the receiving party without access to the disclosing party's Confidential Information.

     Section 20.3. Required Disclosure. Notwithstanding anything in this Article 13 to the contrary, if any party is required by Applicable Laws, or in the course of administrative or judicial proceedings, to disclose Confidential

Information, such party may make such disclosure of such Confidential Information; provided, however, that the party making such disclosure shall immediately notify the other party of the requirement prior to disclosing the Confidential Information so that the disclosing party may attempt to cause such third-party to treat the Confidential Information in a confidential manner and to prevent such Confidential Information from becoming part of the public domain.

                                  ARTICLE XXI

                             DOCUMENTS AND MATERIALS

     Section 21.1. Documents and Materials. Operator shall maintain at the Plant current as-built drawings, plans, specifications, descriptions, O&M Manuals, and related materials regarding the Plant, in each case to the extent such documents and materials were furnished to or prepared by Operator during the Term. All such materials and documents, together with any materials and documents furnished to Operator by Owner in connection with the Plant, shall be delivered to Owner upon the expiration of the Term or earlier termination of this Agreement; provided, however, that Operator may retain and use copies of all such documents and materials in the course of its current and future business activities.

     Section 21.2.  Review by Owner.  All materials and documents  referenced in
Section 14.1 shall be available for review by Owner at all reasonable times and upon reasonable notice during development and promptly upon completion thereof.

                                  ARTICLE XXII

                            MISCELLANEOUS PROVISIONS

     Section 22.1. Agreement. This Agreement consists of the terms and conditions set forth in the body hereof and the Appendices and other attachments hereto. In the event of a conflict, variation or inconsistency between or among the Appendices, other attachments and the terms and conditions set forth in the body hereof, the terms contained in the body hereof shall govern. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof.

     Section 22.2. Relationship of the Parties. Operator is deemed to be an independent contractor hereunder and shall not be deemed to be (i) a partner, joint venturer or affiliate of Owner, (ii) an owner, lessee, or sublessee of the Plant, or (iii) an assignee or obligor under any agreements with respect to the Plant to which it is not a party.

     Section 22.3. KeySpan Guaranty. Operator shall provide to Owner upon the execution and delivery of this Agreement a guaranty from KeySpan Corporation, Operator's parent, of Operator's obligations hereunder in the form of an amendment to the Guaranty Agreement dated May 28, 1998, from KeySpan Corporation to the Long Island Power Authority, which amendment shall be substantially in the form set forth in Appendix C (the "KeySpan Guaranty").

     Section 22.4. Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld, delayed or conditioned. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and permitted assigns.

     Section 22.5. Access.

          (a) Owner. During the Term, Owner and its authorized agents and representatives shall have continuous access at all times to the Plant. Owner shall comply with all Operator access and safety requirements while at the Plant. Upon the request of Owner, or its authorized agents and representatives, Operator shall provide such Persons with access to any Plant operating data and logs.

          (b) Cooperation. During any such inspection or review of the Plant undertaken during the Term, Owner and its authorized agents and representatives must strictly comply with all of Operator's safety and security procedures, and Owner and its authorized agents and representatives must conduct such inspection and reviews in such a manner as to not unreasonably interfere with Operator's activities. Operator also shall reasonably cooperate with Owner in allowing other visitors access to the Plant under conditions mutually agreeable to the parties.

     Section 22.6. Not for Benefit of Third Parties. Except as otherwise expressly provided herein, this Agreement and each and every provision hereof is for the exclusive benefit of the parties hereto and is not for the benefit of any third party.

     Section 22.7. Force Majeure.

          (a) Events Constituting Force Majeure. As used in this Agreement, "Force Majeure" means any act, event, or condition that causes delay in or failure of performance of obligations under this Agreement, or otherwise materially and adversely affects a party's ability to perform, if such act, event or condition (i) is beyond the reasonable control of the party relying thereon, (ii) is not the result of the willful misconduct or negligent act or omission of such party, and (iii) is not an act, event or condition, the risk or consequence of which such party expressly assumed under this Agreement, and then only to the extent that such Force Majeure event cannot be cured, remedied, avoided, offset, or otherwise overcome by the prompt exercise of reasonable due diligence of the party relying thereon including, but not limited to:

               (i) acts of God, accident, flood, sabotage, fire, explosion, vehicular accident, epidemic, earthquake, lighting, drought, or similar occurrence, acts of utilities, transmission outages or sudden or disruptive electrical events or disturbance on the transmission or distribution system, disruption of Fuel or materials supply, acts of public or foreign enemy, war and other hostilities, invasion, blockade, insurrection, rebellion, riot and disorder, strikes or labor disturbances, general arrest or restraint of government and people, civil disturbance or similar occurrence;

               (ii) entry of an injunctive or restraining order or judgment of any Governmental Authority, if such order or judgment is not the result of the act, or failure to act, of a party or its subcontractors or suppliers; or

(iii) suspension, termination, interruption of, or failure to obtain any Permit required or necessary for the construction, operation or maintenance of the Plant, provided such suspension, termination, interruption or failure is not the result of the action or inaction of a party relying thereon or its subcontractors or suppliers.


          Notwithstanding the foregoing, events of Force Majeure excusing Operator's obligations to operate and maintain the Plant shall not include
     (i) a strike or labor action by Operator's employees at the Plant; (ii) the failure of any subcontractor, supplier or vendor of Operator to perform its obligations under any agreement or undertaking with Operator unless the failure of such subcontractor, supplier or vendor to perform is caused by an event or condition that would qualify as an event of Force Majeure for Operator; or (iii) any change in general economic conditions or costs of materials, supplies and labor.

          (b) Event of Force Majeure. Except for the obligations of either party to make payments of amounts due to the other party, the party claiming Force Majeure shall be excused from performance and shall not be considered to be in default in respect of any obligation under this Agreement to the extent that a failure of performance of such obligation shall be due to Force Majeure. If either party's ability to perform its obligations under this Agreement is affected by Force Majeure, the party claiming such inability shall: (i) promptly notify the other party of such Force Majeure and its cause and confirm the same in writing within five (5) Business Days of discovery of the event or circumstances constituting such Force Majeure;
     (ii) immediately supply such available information about the event or circumstances constituting the Force Majeure and the cause thereof as is reasonably requested by the other party; and (iii) immediately initiate removal of the cause of the Force Majeure or, if immediate removal is not possible, to mitigate the effect thereof.

          (c) Scope. The suspension of performance due to Force Majeure shall be of no greater scope and no longer duration than that which is necessary. The excused party shall use its reasonable best efforts to remedy its inability to perform.

     Section 22.8. Strikes. In the event that the Plant is unable to supply capacity, energy or ancillary services to Owner due to a strike or other form of labor action by Operator's employees, or the employees of its contractors or subcontractors, Owner shall have the right to operate the Plant and to retain such other personnel or agents as Owner in its sole discretion and at its sole cost and expense deems necessary or advisable for such purposes. For so long as Owner operates the Plant and/or retains such other personnel, the Allocated Fixed O&M Costs Payment, Variable Charge Payment and the Fuel Management Fee, as applicable, payable under this Agreement shall be reduced (but not less than to zero) by an amount equal to Owner's costs to operate and maintain the Plant; provided, however that Operator shall resume operation of the Plant, upon termination of such strike.

     Section 22.9. Amendments. No amendments or modifications of this Agreement shall be valid unless evidenced in writing and signed by duly authorized representatives of both parties.

     Section 22.10. Survival. Notwithstanding any provisions herein to the contrary, the provisions set forth in Articles 6, 10, 11,12 and 13, and Sections 5.3, 7.3, 8.5, 15.1, 15.2, 15.6, 15.7, 15.10, 15.12, 15.15, 15.16, 15.17, 15.18,
and 15.19 shall survive in full force the expiration or earlier termination of this Agreement. In addition, any and all rights and obligations accruing under this Agreement prior to the termination date or expiration date shall survive such termination or expiration.

     Section 22.11. No Waiver. It is understood and agreed that any delay, waiver or omission by Owner or Operator to exercise any right arising from any breach or default by Owner or Operator with respect to any of the terms, provisions, or covenants of this Agreement shall not be construed to be a waiver by Owner or Operator, as the case may be, of any subsequent breach or default of the same or other terms, provisions or covenants on the part of the other party.

     Section 22.12. Notices. Any written notice required or permitted under this Agreement shall be deemed to have been duly given on the date of receipt, and shall be either delivered personally to the party to whom notice is given, or mailed to the party to whom notice is to be given, by facsimile or first class registered or certified mail, return receipt requested, postage prepaid, and addressed to the addressee at the most recent address specified by written notice given to the other party in the manner provided in this Article 15.12. The parties' addresses for such notices are as follows:

                  To Operator:

                  [KeySpan Corporation Subsidiary]
                  c/o KeySpan Corporation
                  175 E. Old Country Road
                  Hicksville, NY 11801
                  Attention: James Brennan
                  FAX No.: [____________]

                  To Owner:

                  Long Island Lighting Company (d/b/a LIPA)
                  333 Earle Ovington Blvd, Suite 403
                  Uniondale, New York 11553
                  Attention: Chief Operating Officer
                  w/copy to: General Counsel
                  FAX No.: [____________]

     Section 22.13. Representations and Warranties.

          (a) Owner Representations and Warranties. Owner, as of the date of this Agreement, makes the following representations and warranties as the basis for its undertakings contained herein:

               (i) Owner has all requisite power and authority to execute and deliver this Agreement and to perform each of its obligations hereunder. Owner has duly authorized the execution, delivery and performance of this Agreement. This Agreement is the legal, valid and binding obligation of Owner and (assuming that this Agreement has been duly authorized, executed and delivered by Operator) is enforceable against Owner in accordance with its terms.

               (ii)  The   execution  and  delivery  of  this   Agreement,   the
          consummation of the transactions contemplated herein and the fulfillment of and compliance with the provisions of this Agreement do not materially conflict with or constitute a material breach of or a material default under any of the terms, conditions or provisions of any law, any order of any court or other agency of government, the organizational documents of Owner or any contractual limitation, restriction or outstanding trust indenture, deed of trust, mortgage, loan agreement, other evidence of indebtedness or any other agreement or instrument to which Owner is a party or by which it or any of its property is bound or result in a material breach of or a material default under any of the foregoing.

               (iii) All organizational consents and authorizations, and all other actions required for Owner to execute and deliver this Agreement have been obtained or completed.

               (iv) Owner has obtained, or will obtain as of the Effective Date, all Permits required to be obtained by Owner for the ownership, operation, maintenance, and repair of the Plant.

          (b) Operator Representations and Warranties. Operator, as of the date of this Agreement, makes the following representations and warranties as the basis for its undertakings contained herein:

               (i) Operator has all requisite power and authority to execute and deliver this Agreement and to perform each of its obligations hereunder. Operator has duly authorized the execution, delivery and performance of this Agreement. This Agreement is the legal, valid and binding obligation of Operator and (assuming that this Agreement has been duly authorized, executed and delivered by Owner) is enforceable against Operator in accordance with its terms.

               (ii)  The   execution  and  delivery  of  this   Agreement,   the
          consummation of the transactions contemplated herein and the fulfillment of and compliance with the provisions of this Agreement do not materially conflict with or constitute a material breach of or a material default under, any of the terms, conditions or provisions of any law, any order of any court or other agency of government, the Operator's organizational documents or any contractual limitation, corporate or partnership restriction or outstanding trust indenture, deed of trust, mortgage, loan agreement, other evidence of indebtedness or any other agreement or instrument to which Operator is a party or by which it or any of its property is bound or result in a material breach of or a material default under any of the foregoing.

               (iii) All organizational consents and authorizations, and all other actions required for Operator to execute and deliver this Agreement have been obtained or completed.

               (iv) Operator has either obtained or will obtain all licenses or certificates that it or its employees are required to secure under Applicable Law to perform the Services.

     Section 22.14. Counterparts. The parties may execute this Agreement in counterparts, which shall, in the aggregate, when signed by both parties constitute one and the same instrument; and, thereafter, each counterpart shall be deemed an original instrument.

     Section 22.15. Governing Law. This Agreement shall be interpreted, governed and construed in accordance with the laws of the State of New York. Any action arising out of or relating to this Agreement shall be brought in New York Supreme Court, Nassau County, or United States District Court for the Eastern District of New York.

     Section 22.16. Captions; Appendices. Titles or captions of the articles contained in this Agreement and the Appendices annexed hereto are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, describe or otherwise affect the scope or meaning of this Agreement or the intent of any provision hereof.

     Section 22.17. Non-Recourse. Except for Owner's rights under the KeySpan Guaranty, neither party shall have any recourse against any of the other party's Affiliates and each party expressly waives its rights of recourse against, and releases from liability, the other party's Affiliates. Each party shall look solely to the other party, and the assets thereof, to effect recovery of such party's claims against the other party.

     Section 22.18. Severability. The invalidity or unenforceability of any provision of this Agreement shall be determined only by a court of competent jurisdiction, and the parties hereby agree to negotiate an equitable adjustment to the invalid or unenforceable provisions with a view toward effecting the purposes of this Agreement; the validity or enforceability of the remaining provisions or portions or applications thereof, shall not be affected thereby.

     Section 22.19. Rules of Interpretation. The terms and provisions of this Agreement shall be interpreted and construed as follows: (a) words of the masculine gender shall include corresponding words of the feminine or neuter genders and vice versa; (b) the plural shall include the singular and vice versa; (c) unless the context indicates otherwise, all references herein to Articles, Sections, paragraphs, appendices, schedules, and Appendices shall refer, respectively, to the Articles, Sections, paragraphs, appendices, schedules and Appendices of this Agreement; (d) the words "includes" or "including" mean "including, but not limited to" and are not limiting; (e) any reference to an agreement, a contract or any other document means the same as it may be amended, modified, supplemented or replaced from time to time, unless otherwise noted; (f) any reference to a Person includes such Person's successors and assigns; and (g) "ensure", shall not be construed as a guarantee, but shall imply only a duty to use reasonable effort and care, consistent with Prudent Electric Production Practices.

     Section 22.20. Private Use Rules. In the event that it is determined that the compensation provisions contained in this Agreement do not comply with the applicable Internal Revenue Service "private use" rules, the parties shall cooperate with each other and negotiate in good faith to amend or modify such compensation provisions so that they do so comply while retaining the relative economic benefits of the parties under this Agreement.

     Section 22.21. State Law Requirements. All contracts entered into by Owner are required under New York State law to contain certain terms and conditions, as set forth in Appendix E hereto and the provisions of such Appendix E are hereby deemed incorporated in this Agreement at this place. To the extent of any conflict between any other provision of this Agreement and Appendix E, Appendix E shall control. The Operator shall comply with such terms and conditions during the Term of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement through their duly authorized officers as of the date set forth in the preamble to this Agreement.


LONG ISLAND LIGHTING COMPANY                          [KEYSPAN CORPORATION
(d/b/a LIPA)                                            SUBSIDIARY]


By: ________________________                          By: ______________________
Name: ______________________                          Name: ____________________
Title: _____________________                          Title: ___________________

                                  APPENDIX "A"
                                  ------------

                                EXCLUDED SERVICES
                                -----------------

The following costs and other obligations are Owner's responsibility:

     1.   Property Taxes

     2.   Inventory Taxes

     3.   Emission credits and allowances

     4. Costs imposed by the New York Independent System Operator (or other regional transmission or electrical pool operator) rules or procedures, including any costs associated with the sale or other marketing of any energy produced by the Plant.

     5.   Costs  relating to  unforeseen,  sudden  major  equipment or component
          failures  not  covered  under  equipment  warranty,   including  major
          component failures.

     6. Initial inventory of spare parts, consumables and tools, and storage of spare parts.

     7. Costs to replace Plant equipment to the extent that such costs are capital expenditures and all other capital improvements.

     8. Cost of any capital expenditures for alterations, modifications, improvements or additions to the Plant which are required by any Governmental Authority or otherwise required to comply with Applicable Laws.

     9. Costs subject to Owner's indemnification obligations under this Agreement.

     10. Costs to remedy any notice of violation or non-compliance issued by any Governmental Authority with regard to air emissions, water discharges, noise emissions, hazardous discharges or any other environmental, health or safety problems affecting the Plant.

                                  APPENDIX "B"
                                  ------------

                        ALLOCATED FIXED O&M COST PAYMENT
                        --------------------------------

     On the Effective Date and for the first Calendar Year, the Allocated Fixed O&M Cost Payment shall be an amount determined as follows:

AFOMCP = (CC + $7,120,000 - PT - DEP- RORB - TAXES - CARC - ASC)*(PE/TE)/12

         Where:

          AFOMCP = Allocated Fixed O&M Charge Payment
          CC   = The Capacity Charge in effect under the PSA.
          PT   = The  component  for  property  taxes  included in the  Capacity
                 Charge.
          DEP = The component for depreciation included in the Capacity Charge. RORB = The component for return on rate base included in the Capacity
                 Charge.
          TAXES = The component for state and federal  income taxes  included in the Capacity Charge.
          CARC = The component for common assets recovery charge included in the
                 Capacity Charge.
          ASC  = The component for the  amortization  of security costs included in the Capacity Charge.
          PE   = The total number of operator's full time  equivalent  employees working at the Plant as of the date immediately preceding the Effective Date, excluding, however, any MSD workers. In no event shall PE exceed the average number of such employees for the two
               (2) Calendar Years immediately preceding the Effective Date.
          TE   = The total number of full time equivalent  employees  working as of the day immediately preceding the Effective Date for Operator or its affiliates at all generating facilities covered under the PSA as of such date.

     On January 1 of each Calendar Year during the Term through December 31, 2008, the Allocated Fixed O&M Charge shall be equal to the Allocated Fixed O&M Charge for the previous year plus the Labor Cost Index Adjustment plus the Benefit Cost Index Adjustment, where:

          "Labor Cost Index Adjustment (Production)" means the sum of (1) the average monthly labor costs for the Plant contained in the Allocated Fixed O&M Charge Payments for the prior Calendar Year and (2) the product of (a) the Defined Labor Index times (b) average monthly base labor costs contained in the Allocated Fixed O&M Charge Payments for the prior Calendar Year.

          "Defined Labor Index" means the percentage change for the twelve month period ending on the preceding September 30 for the Employment Cost Index for Wages and Salaries Only, Private Industry Workers, Northeast, Not Seasonally Adjusted, as published by the United States Bureau of Labor Statistics.

          "Benefit Cost Index Adjustment" means the sum of (1) the average monthly benefit costs contained in the Allocated Fixed O&M Charge Payments for the Plant in the prior Calendar Year and (2) the product of (a) the Defined Labor index times (b) average monthly base benefit costs contained in the Allocated Fixed O&M Charge Payments for the prior Calendar Year.

     For each Calendar Year during the term after December 31, 2008, the Allocated Fixed O&M Charge shall be an amount to be agreed upon by the parties based upon a cost of service analysis. If the parties do not agree on a new Allocated Fixed O&M Charge for the Calendar Years after December 31, 2008, then such dispute shall be resolved in accordance with Article 6.

                                  APPENDIX "C"
                                  ------------

                       FORM OF KEYSPAN GUARANTY AMENDMENT
                       ----------------------------------


                         AMENDMENT TO GUARANTY AGREEMENT


     THIS AMENDMENT TO THE GUARANTY AGREEMENT is made and dated as of [_________________] (this "Amendment") to the Guaranty Agreement, dated as of May 28, 1998 (the "Guaranty"), from KEYSPAN CORPORATION (f/k/a Marketspan Corporation), a corporation organized and existing under the laws of the State of New York (together with any permitted successors and assigns hereunder, the "Guarantor"), to LONG ISLAND POWER AUTHORITY (together with its subsidiaries and other permitted assignees of the Agreements, the "Authority").


                                    RECITALS


     WHEREAS, Long Island Lighting Company d/b/a LIPA (the "Owner"), a wholly-owned subsidiary of the Authority, and [KeySpan Corporation Subsidiary] (the "Operator"), a subsidiary of the Guarantor are parties to an Operation and Maintenance Agreement, dated as of the date hereof (the "O&M Agreement"), whereby the Operator has agreed to operate and maintain the Plant (as defined in the O&M Agreement) upon the terms and conditions set forth in the O&M Agreement; and

     WHEREAS, pursuant to Section 15.3 of the O&M Agreement, the Guarantor is entering into this Amendment to guarantee the obligations of the Operator under the O&M Agreement on the terms and subject to the conditions of the Guaranty.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Definitions. All capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to them in the Guaranty.

     Section 2. Amendment to the Guaranty Agreement. The parties hereby agree that (i) the term "Agreements" as used in the Guaranty shall be deemed to include the O&M Agreement for all purposes of the Guaranty and (ii) the term "Subsidiaries" as used in the Guaranty shall be deemed to include the Operator for all purposes of the Guaranty.

     Section 3. Miscellaneous

          (a) Incorporation by Reference. Sections 1.2(A), (B), (C) and (D) of the Guaranty shall be incorporated by reference herein as if fully set forth herein.

          (b) Entire Agreement; Authority. The Guaranty, as amended by this Amendment, together with the Agreement and the Transaction Agreements, constitute the entire agreement between the parties hereto with respect to the transactions contemplated by the Guaranty. Nothing in this Amendment is intended to confer on any person other than the Guarantor, the Authority and their successors and assigns as permitted hereunder any rights or remedies under or by reason of this Amendment.


          (c) Counterparts. This Amendment may be executed in any number of original counterparts. All such counterparts shall constitute but one and the same Amendment.


          (d) Applicable Law. This Amendment shall be governed by and construed in accordance with the applicable laws of the State of New York.

          (e) Full Force and Effect of Guaranty. Notwithstanding the amendment and extension of the Management Services Agreement, or the amendments to the Power Supply Agreement and the Energy Management Agreement, the Guaranty, as modified by this Amendment, and as this Amendment is made a part thereof, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers or representatives as of the date first above written.

                                       LONG ISLAND POWER AUTHORITY



                                       By  ________________________________
                                       Name:
                                       Title:



                                       KEYSPAN CORPORATION



                                       By  ________________________________
                                       Name:
                                       Title:

                                  APPENDIX "D"
                                  ------------

                            FUEL MANAGEMENT SERVICES
                            ------------------------


     D1. General. Operator shall manage all aspects of the fuel supply for the Plant including determinations regarding the type of fuel used for operating the Plant and the source of such fuel supply taking into account the purchase of alternate sources of electricity in lieu of electricity from the Plant when economic. Owner will compensate Operator for such fuel management services in accordance with the terms of this Agreement. In this respect, Operator shall, among other things:


          (a)  Acquire   required   gas  supplies   which   includes  a  mix  of
     Interruptible and Firm Gas Supplies as deemed appropriate;


          (b) Acquire required fuel oil supplies in accordance with generating unit specific requirements as determined by Operator;


          (c) Negotiate, execute and administer fuel supply contracts with one or more entities;


          (d) Obtain and schedule transportation for all fuel deliveries, including daily nomination and dispatch;


          (e)  Arrange  for  the   displacement  of  gas  across  KeySpan's  gas
     distribution system and the New York Facilities to facilitate deliveries to the Plant; and


          (f) Arrange-for the delivery, receipt, fuel analysis, handling, storage, local and on site transportation and use of Fuel.

Unless otherwise arranged and agreed to between Owner and Operator, all gas supplies to be used at the Plant will be Interruptible Gas Supplies or short term Firm Gas Supplies with contracts extending no longer than one month from the date entered into, all of which are System Interruptible Gas Supplies. Operator will arrange for the most cost-effective fuel for use at the Plant, subject to the existing obligations of KeySpan Energy Delivery-Long Island with respect to the delivery of gas to its customers. Operator will arrange for Gas Balancing services to be provided associated with use of gas at the Plant. Operator will provide these services from existing assets of Operator or its affiliates. Operator will not contract for additional firm assets (including storage, pipeline capacity or swing gas supply) specifically for use in the Plant unless Owner and Operator agree to the contract. Such Interruptible Gas Supplies will be provided only as long as it is available for use, in the Plant.


     D2. Fuel Measurement. To the extent not already in place, installation, maintenance and operation of all fuel metering and telemetering equipment shall be undertaken by Operator in accordance with applicable requirements. Operator shall cooperate with Owner in Owner's verification of the accuracy of all measurements of fuel made by Operator and Owner shall have access to all records of Operator necessary for such purpose.

D3. General Fuel Service Requirements.


     D3.1 Minimization of Costs. In providing the fuel, Operator shall use best efforts to minimize fuel costs for the Plant, such efforts being consistent with
(i) all applicable insurance policies, (ii) all applicable prudent industry practices and standards, including Prudent Electric Production Practices, (iii) all applicable operating and contract constraints for fuel delivery, (iv) Operator's collective bargaining agreements and (v) applicable Laws.


     D3.2 Accounting Controls. Operator, on a monthly basis, shall provide, or cause to be provided, all accounting, bookkeeping, and administrative services in connection with the fuel costs, such accounting to be consistent with the FERC Uniform System of Accounts and generally accepted accounting principles consistently applied. In areas of conflict, FERC accounting principles shall control. All records relating to such services shall be subject to review and audit in accordance with Section 7.3.


D4. Ownership of Fuel.


     D4.1 Ownership of the Fuel. In order to eliminate any ambiguity in this Agreement with respect to the ownership of the Fuel purchased by Operator or any Affiliate of Operator on behalf of Owner pursuant to this Agreement, Owner and Operator agree as follows: (i) Owner acknowledges that it is the owner of the Fuel; and (ii) Operator acknowledges and confirms that it is obligated to, and agrees that it will, indemnify the Owner Indemnified Parties in the manner set forth in this Appendix D for any Loss, as defined in this Appendix D.


     D4.2 Owner's Agreements. Owner hereby acknowledges ownership of the Fuel throughout the effective term of this Agreement and agrees that from the date of this Agreement it will:


          (i) take no position inconsistent with its ownership of the Fuel in any filing with a governmental agency or department (including any tax return) or in any judicial or administrative proceeding (other than a judicial proceeding in which the provisions of this Agreement may be at issue);


          (ii) account for the Fuel as an asset of Owner and cause the Fuel to be reflected as such in its financial statements; and


          (iii) provide from time to time such further assurances and written confirmation of its ownership of the Fuel as shall reasonably be requested by Operator.


D5. Fuel Indemnification Provisions


     D5.1 General Indemnity. Operator acknowledges and confirms that during the Term it is obligated to, and agrees that it will, indemnify, defend and hold harmless the Owner Indemnified Parties against any and all Losses (as defined in Section D5.2, below), other than any Losses caused by the negligence, willful misconduct or breach of statutory or regulatory duty of one or more Owner Indemnified Parties; provided, however that no Loss shall be deemed to have been caused by the negligence, willful misconduct or breach of statutory or regulatory duty of any Owner Indemnified Party if any action or failure to act giving rise to such Loss is that of Operator or any Affiliate of Operator acting on behalf of any Owner Indemnified Party pursuant to one of this Agreement, the Energy Management Agreement or the Power Supply Agreement. In no event shall the term "Loss" and "Losses" mean Economic Loss, as that term is defined in Section D5.2 below.


     D5.2 Certain Definitions. As used in this Appendix D, the term "Loss" and "Losses" mean any loss, claim, damage, liability, demand, action, suit, judgment, assessment, penalty, award, cost and/or expense suffered by or asserted against any Owner Indemnified Party or to which any Owner Indemnified Party may become subject insofar as any such loss, claim, damage, liability, demand, action, suit, judgment, assessment, penalty, award, cost and/or expense arises out of, or is based upon, Owner's ownership of the Fuel, including, without limitation, any Environmental Loss, Fuel Loss, General Claim and/or Collection Expense, each as defined below. For the purpose of defining "Loss" and exclusions thereto and as otherwise used in this Appendix D, in addition to the definitions set forth in Article 1 of this Agreement, the following terms are used with the meanings set forth below:


     "Attorneys' Fees" means and includes all reasonable costs, fees and charges (including, without limitation, charges for disbursements) of any attorney, legal assistant and paralegal, and shall include both outside counsel retained by any Owner Indemnified Party and in-house counsel for any Owner Indemnified Party and shall also include, without limitation, expert witness payments (whether consulting or testifying) and other court costs whether or not incurred in a judicial or administrative proceeding.


     "Collection Expense" means any expense (including, without limitation, Attorneys' Fees) incurred by an Owner Indemnified Party in order to obtain payment from Operator or an insurer in respect of a Loss or otherwise to enforce the terms of this Appendix D.


     "Economic Loss" shall mean any loss in economic value of the Fuel resulting from, but not limited to, such factors as: changes in the unit price of the Fuel in the open market, changes in the cost of transporting the Fuel to the point of consumption, changes in the cost of storing the Fuel prior to consumption, and changes in the cost of injecting or withdrawing the Fuel. "Economic Loss" shall also mean any loss resulting from trading in financial derivatives in the commodities markets that are designed to hedge price risk associated with the Fuel, but in no event will any loss that falls within the definition of "Fuel Loss" (as that term is defined in this Appendix D) also be considered to be "Economic Loss."


     "Fuel Environmental Law" means and includes any present and/or future federal, state or local law, ordinance, code, rule, regulation or order regulating, relating to, or imposing liability or standards of conduct concerning environmental matters, permits, pollution, waste disposal, industrial hygiene, land use or the protection of human or animal health or welfare, including, without limitation, those related to any Release or threatened Release of hazardous materials and to the ownership, transportation, storage, use or disposition of hazardous materials, in any manner applicable to the Fuel and other requirements of governmental authorities relating to the environment or to any hazardous material or Fuel-Related Activity (including, without limitation, the U. S. Comprehensive Environmental Response, Compensation and Liability Act, the U. S. Superfund Amendment and Reauthorization Act, the U. S. Toxic Substances Control Act, the U. S. Resources Conservation and Recovery Act, the U. S. Hazardous Material Transportation Act, the U. S. Clean Air Act, the U.

S. Water Pollution Control Act, the U. S. River and Harbors Act of 1899, the Oil Pollution Act of 1990, the New York Environmental Conservation Law and all rules arid regulations of the United States Environmental Protection Agency, the New York Department of Environmental Conservation, or any other agency or governmental board or entity having jurisdiction over the Fuel or the ownership, transportation, storage, use or disposition thereof, as any of the foregoing have been or are hereafter amended).


     "Environmental Loss" means a Loss suffered or incurred by an Owner Indemnified Party arising out of or as a result of: (i) any violation of any applicable Fuel Environmental Law relating to the Fuel or to the ownership, transportation, storage, use or disposition thereof; (ii) any investigation, inquiry, order, hearing, action, or other proceeding by or before any governmental agency addressing the violation of any applicable Fuel Environmental Law in connection with any Fuel-Related Activity; (iii) any claim, demand or cause of action, or any action or other proceeding, whether meritorious or not, brought or asserted against any Owner Indemnified Party which directly or indirectly relates to, arises from or is based on any of the matters described in clauses (i) or (ii), or any allegation of any such matters; or (iv) any cost of reclamation or remediation with respect to any property, whether then owned by such Owner Indemnified Party or by another person and whether legally imposed under a Fuel Environmental Law or as a result of a Legal Proceeding or necessary to restore an Owner Indemnified Party's property to the condition it was in and/or the value it held prior to any damage suffered as a result of any Fuel-Related Activity.


     "Fuel Loss" means any actual loss or deprivation of Fuel to Owner so that such Fuel is not available for its intended use under this Agreement through either a loss, damage, theft, seizure or destruction of such Fuel or a diminution of the value of Fuel through the attachment of liens or other encumbrances or claims to title for which Owner is not responsible; provided, however, that, at the sole option of Owner, the amount of any Fuel Loss for purposes of this Appendix D may be measured by the expense, as reasonably determined by Owner, of acquiring power in substitution for that which would have been generated with the Fuel to which such Fuel Loss relates; provided, further that under no circumstances shall Operator be liable hereunder for any amount in excess of the amount of the replacement value of the Fuel which is the subject of the Fuel Loss at the time it is replaced.

     "Fuel-Related  Activity"  means any storage,  holding,  release,  emission,
discharge,   processing,    abatement,   removal,   disposition,   handling   or
transportation of Fuel.


     "General Claim" means a claim for damages; other than a claim brought under a Fuel Environmental Law, asserted against an Owner Indemnified Party because of Owner's ownership of the Fuel, including and expressly limited to, a claim asserted by: (i) a party claiming bodily injury or property damage caused by the Fuel or by the transportation, storage, use or disposition thereof; (ii) an employee or former employee of Operator or KeySpan Corporation or its various subsidiaries seeking worker's compensation, pension or other benefits of employment or alleging violations of the Occupational Safety and Health Act, or other statutes or governmental regulations governing safety in the workplace, labor relations or other aspects of the employer/employee relationship as a result of a Fuel-Related Activity.; (iii) a government or agency or department thereof seeking the assessment of fines or penalties in connection with the transportation of the Fuel or any other aspect of the ownership, storage, use or disposition of the Fuel; or (iv) any other party seeking to hold such Owner Indemnified Party legally responsible for damage caused by the Fuel or for the acts or omissions of Operator or KeySpan Corporation or its various subsidiaries managing the Fuel.

     "Legal Proceeding" means an action, suit, investigation, administrative proceeding or formal proceeding of an adversarial nature before a court or other governmental tribunal with jurisdiction over the parties and authority to assess fines or penalties and/or to award damages or issue an order binding on a party thereto.


D5.3 Fuel Indemnification Procedure.


     (a) Losses Not Asserted or Incurred in a Legal Proceeding. If, other than in the course of a Legal Proceeding, an Owner Indemnified Party shall incur a Loss or receive a demand or claim for payment by it which, if paid, would constitute a Loss, such Owner Indemnified Party shall deliver to Operator (in the case of any such demand or claim, promptly, but in any case .within twenty days after receipt thereof), a written request for indemnification (a "Request"), setting forth in reasonable detail the nature of such Loss, demand or claim, the amount thereof (or if the precise amount of such Loss, demand or claim is not yet known or determinable, the estimated amount or magnitude thereof or a statement to the effect that such. amount is not yet known or determinable) and the basis on which such Owner Indemnified Party believes that it is entitled to be indemnified pursuant to this Appendix D, accompanied by any appropriate supporting documentation. If


     (i) the amount of the Loss, demand or claim is set forth in the Request, the Operator shall pay the requested amount within thirty (30) Business Days (as used in this Appendix D, the term "Business Day" means any day on which commercial banks are not authorized or required to be closed in Nassau County, New York); provided, however, that, if Operator believes that the information provided in such Request is incomplete or insufficient to support a claim for indemnification in the amount stated or that the Request does not state a valid claim for indemnification pursuant to this Appendix D, it shall, not more than ten (10) Business Days after receipt of the Request, deliver written notice to such Owner Indemnified Party that it (i) requires further information in order to evaluate the claim for indemnification, stating the nature of the required information, or (ii) acknowledges that such Owner Indemnified Party is entitled to indemnification but disagrees with the amount requested, stating the basis for its disagreement and. the amount it believes to be appropriate, or (iii) disclaims liability under this Appendix D with respect to the Loss, demand or claim described in the Request, stating the basis for its denial of liability; or


     (ii) the precise amount of the Loss, demand or claim is not set forth in the Request, Operator shall, within ten (10) Business Days, deliver written notice to such Owner Indemnified Party either (a) acknowledging the Loss as covered by this Appendix D, subject to the ultimate determination of the amount thereof; or (b) if Operator believes that the information provided in such Request is incomplete or insufficient to support a claim for indemnification or that the Request does not state a valid claim for indemnification pursuant to this Appendix D, notifying such Owner Indemnified Party that Operator
          (x) requires further information in order to evaluate the claim for indemnification, stating the nature of the required information, or
          (y) disclaims liability under this Appendix D with respect to the Loss, demand or claim described in the Request, stating the basis for its denial of liability.


If Operator has made a request for further information, such Owner Indemnified Party shall, within ten (10) Business Days, either provide the requested information or notify Operator in writing that it does not believe any further information is necessary. If the Owner Indemnified Party fails to respond within ten (10) Business Days or fails to satisfy Operator's request for further information, Operator shall deliver written notice to such Owner Indemnified Party that it disclaims liability under this Appendix D with respect to the Loss, demand or claim described in the Request, stating the basis for its denial of liability. If the Owner Indemnified Party provides further information satisfying Operator's request, Operator shall, within ten (10) Business Days, either (a) if the Request stated a specific amount of the Loss, pay the requested amount; (b) if the Request did not state a specific amount of Loss, deliver written notice to such Owner Indemnified Party that it acknowledges the Loss, demand or claim as covered by this Appendix D, subject to the ultimate determination of the amount thereof; or (c) deliver written notice to such Owner Indemnified Party that it disclaims liability under this Appendix D with respect to the Loss, demand or claim described in the Request, stating the basis for its denial of liability. If the Request does not state a precise amount of Loss, demand or claim, within five (5) Business Days after it becomes aware of or is able to determine the amount of the Loss, demand or claim, such Owner Indemnified Party shall deliver to Operator, a written supplement to the Request, setting forth in reasonable detail the amount of such Loss, demand or claim and the manner in which it was determined, accompanied by any appropriate supporting documentation. Operator shall respond to any such supplement to a Request in the manner contemplated by clause (i), above. Any dispute as to the amount or appropriateness of any indemnification requested hereunder shall be resolved in the manner provided in Article 6 of this Agreement.


     (b) Indemnification in Connection with Losses Incurred or Asserted in Legal Proceedings. Promptly after receipt by an Owner Indemnified Party of notice of the commencement of any Legal Proceeding which may result in a Loss to such Owner Indemnified Party, but in any case within ten (10) Business Days thereof, such Owner Indemnified Party will, if a claim in respect thereof is to be made against Operator under this Appendix D, notify Operator in writing of the commencement thereof. In case any such action is brought against any Owner Indemnified Party, and it notifies Operator of the commencement thereof, Operator will be entitled to participate therein, and, to the extent that it may wish to assume the defense thereof, with counsel reasonably satisfactory to such Owner Indemnified Party, it may elect by written notice delivered to the Owner Indemnified Party promptly after receiving the aforesaid notice from such Owner Indemnified Party, to assume the defense thereof, with counsel reasonably satisfactory. to such Owner Indemnified Party; provided, however, that if the defendants (including impleaded parties) in any such action include both such Owner Indemnified Party and Operator and such Owner Indemnified Party shall have reasonably concluded that- there may be legal defenses available to it and/or other Owner Indemnified Parties which are different from or additional to' those available to Operator, such Owner Indemnified Party or Owner Indemnified Parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Owner Indemnified Party or Owner Indemnified Parties. Upon receipt of notice from Operator to such Owner Indemnified Party of its election so to assume the defense of such action and approval by the Owner Indemnified Party of counsel, Operator will not be liable to such Owner Indemnified Party under this Appendix D for any legal or other expenses subsequently incurred by such Owner Indemnified Party in connection with the defense thereof unless (i) such Owner Indemnified Party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that Operator shall not be liable for the expenses of more than one separate counsel representing the Owner Indemnified Parties who are parties to such action); (ii) Operator shall not have employed counsel satisfactory to such Owner Indemnified Party to represent such Owner Indemnified Party within a reasonable time after notice of commencement of the action; or (iii) Operator has authorized the employment of counsel for such Owner Indemnified Party at the expense of Operator; and except that if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).


     (c) Contribution. In order to provide for just and equitable contribution in connection with any Legal Proceeding under circumstances in which the indemnification provided for in this Appendix D is due in accordance with the terms hereof but is for any reason held by a court to be unavailable from Operator, on the grounds of policy or otherwise, Operator and the affected Owner Indemnified Parties shall contribute to the aggregate Losses (including any legal and other expenses reasonably incurred in connection with investigating or defending any portions of the complaint to which Operator and one or more Owner Indemnified Parties may be subject) in such proportion as the court or other tribunal shall find equitable in light of the relative fault or responsibility of Operator and the Owner Indemnified Parties. Any Owner Indemnified Party entitled to contribution shall, promptly after receipt of notice of commencement of a Legal Proceeding against such Owner Indemnified Party in respect of which a claim for contribution may be made against Operator under this paragraph (c), but in any case within ten (10) Business Days thereof, whether or not a request for indemnification is to be made in respect of such Legal Proceeding, notify Operator in writing of the commencement thereof. Each Owner Indemnified Party's obligation to contribute pursuant to this paragraph (c) shall be several and not joint.


     (d) Progress Payments. Notwithstanding any other provision of this Section D5.3, if an Owner Indemnified Party has delivered a Request with respect to a Loss, claim or demand pursuant to Section D5.3(a) hereof or a notice with respect to a Legal Proceeding pursuant to Section D5.3(b) hereof, Operator shall pay promptly, but in any case within thirty (30) Business Days of the receipt of a written request therefor, such amounts disbursed by such Owner Indemnified Party in connection with such Loss, claim or demand or such Legal Proceeding as are set forth in such written request; provided, however, that all amounts paid by Operator pursuant to this Section D5.3(d) shall be credited against the full amount of the Loss suffered by such Owner Indemnified Party as finally determined pursuant hereto; provided, further, that if the aggregate amount paid to any Owner Indemnified Party pursuant to this Section D5.3(d) shall ultimately be determined to have been paid in respect of a claim for which such Owner Indemnified Party was not legally entitled to be indemnified pursuant to this Appendix D or in an amount which exceeded the full amount of the Loss ultimately determined to be subject to this Appendix D, such Owner Indemnified Party shall, promptly after receipt of a written request therefor from Operator, but in any case within five (5) Business Days thereafter, repay to Operator such aggregate amount or the portion thereof which exceeded the amount of the Loss, as the case may be.

     (e) Effect of Insurance Coverage, Claims and Payments. Notwithstanding any other provision of this Appendix D, no payment required to be made to an Owner Indemnified Party in respect of a Loss pursuant to this Section D5.3 shall be delayed, reduced, offset or affected in any way by (i) the existence of any insurance policy or policies which may cover or result in the payment of insurance proceeds with respect to such Loss; (ii) the pendency of any claim filed under any such insurance policy or asserted against any third party which may result in the payment of insurance proceeds or other amounts in respect of such Loss; or (iii) any other possibility or potential for payment in respect of such Loss by any person other than Operator; provided, however; that (x) if any amount is received by an Owner Indemnified Party in the form of payment of a type contemplated by clause (i), (ii) or (iii) of this Section D5.3(e) prior to the time that Operator is required to pay such amount pursuant to this Section D5.3, the amount required to be paid pursuant to this Section D5.3 shall be reduced to the extent of such amount theretofore actually received by such Owner Indemnified Party and (y) if any amount is received by an Owner Indemnified Party in the form of payment of -a type contemplated by clause (i), (ii) or
(iii) of this Section D5.3(e) subsequent to the time that a portion or the full amount of a Loss has been paid to such Owner Indemnified Party by Operator with the result that such Owner Indemnified Party has actually received an aggregate amount in excess of the full amount of such Loss, such Owner Indemnified Party shall, promptly after receipt of a written request therefor from Operator, but in any case within five (5) Business Days thereafter, repay to Operator such amount or the portion thereof which resulted in such Owner Indemnified Party receiving an amount in excess of the full amount of such Loss, as the case may he.


     (f) Failure of an Owner Indemnified Party to Comply with the Indemnification Procedures. Notwithstanding any other provision of this Appendix D, failure of an Owner Indemnified Party to comply with the foregoing indemnification procedures, including but not limited to the time periods set forth for compliance herein, shall relieve Operator of its obligations to make any payment until such failure to comply by an Owner Indemnified Party has been remedied to the reasonable satisfaction of Operator; provided, however, that the failure by an Owner Indemnified Party to take an action within a specified time period shall only toll Operator's obligation to make payments hereunder during such failure to comply and shall not prevent such Owner Indemnified Party from perfecting a valid and enforceable claim to indemnification once such action has been taken.


D6. Insurance in Respect of Fuel


     D6.1 Operator to Maintain Insurance Coverage.


     (a) Operator will, for the mutual benefit of Operator and the Owner Indemnified Parties, obtain and maintain during the entire Term:


          (i) Policies of insurance, with respect to the Fuel, insuring the Fuel against loss or damage by fire, lightning and such other perils as are included in a standard "all-risk" policy, including, without limitation, flood and earth movement, extra expense, riot and civil commotion, vandalism, malicious mischief, burglary and theft. Such insurance shall be in an amount equal to the full replacement cost of the Fuel. The Owner Indemnified Parties shall be included as additional insureds and shall, where applicable, be included as loss payees;

          (ii) Comprehensive or Commercial General Liability insurance, including broad form property damage, blanket contractual, acts of contractors/subcontractors, sudden and accidental pollution and personal injury coverages and containing minimum limits per occurrence of $100,000,000 and $200,000,000 in the aggregate for any policy year;


          (iii) Insurance covering the replacement cost of any Fuel which may be the subject of a Fuel Loss or the cost of purchasing power in substitution for the power which would have been generated through the use of such Fuel, whichever is greater;


          (iv) Worker's compensation insurance with respect to any employees of Operator, as required by any governmental authority or legal requirement and employer's liability coverage with limits of $100,000,000;


          (v) To the extent that such coverage is not otherwise provided by insurance maintained by Operator, during any period of repair or restoration of the Plant or any other location at which the Fuel is regularly stored or used, builder's "all risk" insurance in an amount equal to not less than the full insurable value of the Fuel insuring against such risks (including, without limitation, fire and extended coverage) as Owner may request, in form and substance acceptable to Owner, and, in addition, provision shall be made by Operator to require any contractor performing such repair or restoration to maintain comparable coverage;


          (vi) If it is determined by an environmental state and/or federal agency that a site must be cleaned up Operator and/or any Owner Indemnified Party with an estimated aggregate cost in excess of $10,000,000, Clean-up Cost Cap (CCC) coverage providing catastrophic protection for cost overruns on clean-up cost estimates associated with any Fuel-Related Activity and resulting known liabilities in any determined Area of Concern as well as new found conditions within the Areas of Concern with a deductible not in excess of 10% of such cost estimates;


          (vii) Pollution Legal Liability (PLL), if available from companies with a claims paying ability rating of "A" or better by Best's Rating Guide, covering bodily injury, property damage and clean-up costs arising from new conditions arising from future spills/releases from any Fuel-Related Activity; and


          (viii) Such other insurance as may from time to time be reasonably required by Owner in order to protect the interests of the Owner Indemnified Parties.


          (b) Self-Insurance, Etc. -Notwithstanding the requirements of Section D6.1(a) hereof, it is agreed that (i) Operator may self-insure any of the above coverages to the extent that it is doing so on the Effective Date or to such greater extent as may be approved in writing by Owner and, with such terms and in such amounts, as a prudent company with the same debt rating as KeySpan Corporation would maintain with respect to similar properties and a similar business, and, in any event, will maintain insurance on all its property of a character usually insured by a company engaged in the same or a similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such companies, and carry or cause to be carried, with such insurers in customary amounts, such other insurance, including public liability insurance as is usually carried by companies engaged in the same or a similar business similarly situated; provided, however, that if at any time KeySpan Corporation's debt ratings fall below minimum investment grade as rated by both Standard and Poors and by Moody's, Operator shall not be permitted to self-insure pursuant to this Section D6.1(b) and shall fully comply with the requirements of Section D6.1(a) hereof within ninety (90) days, except to the extent that Owner has otherwise agreed in writing.


     D6.2 Requirements for All Policies. All policies of insurance (the "Policies") required pursuant to this Section D6: (i) if they cover property damage to any Fuel, shall contain a "Replacement Cost Endorsement" and shall have a deductible no greater than $3,000,000 or twenty percent (20%) of such replacement cost, whichever is less unless otherwise agreed by Owner; (ii) shall be issued by companies with a claims paying ability rating of "A" or better by Best's Rating Guide; (iii) to the extent that it covers loss of, or damage to, Fuel, shall name Owner, as its interest may appear, as a loss payee or the equivalent, naming Owner as the person to which (or at the direction of which) all payments made by such insurance company shall be paid; (iv) shall contain a waiver of subrogation against Owner; (vi) shall be maintained throughout the Term without additional cost to Owner; (vii) shall contain such provisions as Owner deems reasonably necessary to protect the interests of the Owner Indemnified Parties, including, without limitation, endorsements providing that neither Operator, any Owner Indemnified Party nor any other party shall be a co-insurer under said Policies, and that the Owner Indemnified Parties shall receive at least thirty (30) days prior written notice of any modification, reduction or cancellation; and (viii) shall he reasonably satisfactory in form and substance to Owner and shall be approved by Owner as to, amounts, form, risk coverage, deductibles, loss payees and insureds.


     D6.3 Payment of Insurance Premiums. To the extent that Operator does not self-insure pursuant to Section D6.1(b) hereof, Operator shall pay the premiums for such Policies (the "Insurance Premiums") as the same become due and payable and shall furnish to Owner evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Owner. If Operator does not furnish such evidence and receipts at least thirty (30) days subsequent to the expiration of any expiring Policy, then Owner may procure, but shall not be obligated to procure, such insurance and pay the Insurance Premiums therefor, and Operator agrees to reimburse Owner for the cost of such Insurance Premiums promptly on demand. Within thirty (30) days after request by Owner, Operator shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Owner, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices. The payment by Operator of Insurance Premiums pursuant to this Section D6.3 shall not in any way reduce or offset the amount of any payment which Operator is required to make in respect of any Loss pursuant to Section D5 hereof.

                                  APPENDIX "E"
                                  ------------

                        PROVISIONS REQUIRED BY STATE LAW
                        --------------------------------


NON-ASSIGNMENT CLAUSE. In accordance with Section 138 of the State Finance Law, this Agreement may not be assigned by the Operator or its right, title or interest therein assigned, transferred, conveyed, sublet or otherwise disposed of without the previous consent, in writing, of Owner and any attempts to assign this Agreement without the Owner's written consent are null and void. The Operator may, however, assign its right to receive payment without Owner's prior written consent unless this Agreement concerns Certificates of Participation pursuant to Article 5-A of the State Finance Law.

COMPTROLLER'S APPROVAL. In accordance with Section 112 of the New York State Finance Law (the "State Finance Law"), this Agreement shall not be valid, effective or binding upon Owner until it has been approved by the State Comptroller and filed in his office.

WORKER'S COMPENSATION BENEFITS. In accordance with Section 142 of the State Finance Law, this Agreement shall be void and of no force and effect unless the Operator provides and maintains coverage during the life of this Agreement for the benefit of such employees as are required to be covered by the provisions of the Workers' Compensation Law.

NON-DISCRIMINATION REQUIREMENTS. In accordance with Article 15 of the Executive Law (also known as the Human Rights Law) and all other New York State and Federal statutory and constitutional non-discrimination provisions, the Operator shall not discriminate against any employee or applicant for employment because of race, creed, color, sex, national origin, age, disability, marital status, sexual orientation, genetic predisposition or carrier status. Furthermore, in accordance with Article 220-e of the New York Labor Law, and to the extent that this Agreement shall be performed within the State of New York, the Operator agrees that neither it nor its subcontractors shall, by reason of race, creed, color, disability, sex, national origin, sexual orientation, genetic predisposition or carrier status; (a) discriminate in hiring against any New York State citizen who is qualified and available to perform the work; or (b) discriminate against or intimidate any employee for the performance of work under this Agreement.

WAGE AND HOURS PROVISIONS. If this Agreement is a public work contract covered by Article 8 of the Labor Law or a building service contract covered by Article 9 thereof, neither the Operator's employees nor the employees of its subcontractors may be required or permitted to work more than the number of hours or days stated in said statutes, except as otherwise provided in the Labor Law and as set forth in prevailing wage and supplement schedules issued by the State Labor Department. Furthermore, the Operator and its subcontractors must pay at least the prevailing wage rate and pay or provide the prevailing supplements, including the premium rates for overtime pay, as determined by the State Labor Department in accordance with the Labor Law.

NON-COLLUSIVE BIDDING CERTIFICATION. In accordance with Section 2878 of the Public Authorities Law, if this Agreement was awarded based upon the submission of bids, the Operator warrants, under penalty of perjury, that its bid was arrived at independently and without collusion aimed at restricting competition. The Operator further warrants that, at the time the Operator submitted its bid, an authorized and responsible person executed and delivered to the Owner a non-collusive bidding certification on the the Manager's behalf.

INTERNATIONAL BOYCOTT PROHIBITION. In accordance with Section 220-f of the Labor Law and Section 139-h of the State Finance Law, if this Agreement exceeds $5,000, the Operator agrees, as a material condition of this Agreement, that neither the Operator nor any substantially owned or affiliated person, firm,
partnership  or  corporation  has  participated,  is  participating,   or  shall
participate in an international boycott in violation of the federal Export Administration Act of 1979 (50 USC app. Sections 2401 et seq.) or regulations thereunder. If the Manager, or any of the aforesaid affiliates of the Manager, is convicted or is otherwise found to have violated said laws or regulations upon the final determination of the United States Commerce Department or any other appropriate agency of the United States subsequent to this Agreement's execution, such contract, amendment or modification thereto shall be rendered forfeit and void. The Operator shall so notify the State Comptroller within five
(5) business days of such conviction, determination or disposition of appeal (2NYCRR 105.4).

SET-OFF RIGHTS. Owner shall have all of its common law, equitable and statutory rights of set-off. These rights shall include, but not be limited to, Owner's option to withhold for the purposes of set-off any moneys due to the Operator under this Agreement up to any amounts due and owing to Owner with regard to this Agreement, any other contract with Owner, including any contract for a term commencing prior to the term of this Agreement, plus any amounts due and owing to Owner for any other reason including, without limitation, tax delinquencies, fee delinquencies or monetary penalties relative thereto. Owner shall exercise its set-off rights in accordance with normal State practices including, in cases of set-off pursuant to an audit, the finalization of such audit by Owner, its representatives, or the State Comptroller.

RECORDS. The Operator shall establish and maintain complete and accurate books, records, documents, accounts and other evidence directly pertinent to performance under this Agreement (hereinafter, collectively, "the Records"). The Records must be kept for the balance of the calendar year in which they were made and for six (6) additional years thereafter. The State Comptroller, the Attorney General and any other person or entity authorized to conduct an examination, as well as the agency or agencies involved in this Agreement, shall have access to the Records during normal business hours at an office of the Operator within the State of New York or, if no such office is available, at a mutually agreeable and reasonable venue within the State, for the term specified above for the purposes of inspection, auditing and copying. Owner shall take reasonable steps to protect from public disclosure any of the Records which are exempt from disclosure under Section 87 of the Public Officers Law (the "Statute") provided that: (i) the Operator shall timely inform the Owner in writing, that said records should not be disclosed; and (ii) said records shall be sufficiently identified; and (iii) designation of said records as exempt under the Statute is reasonable. Nothing contained herein shall diminish, or in any way adversely affect, the State's right to discovery in any pending or future litigation.

EQUAL EMPLOYMENT FOR MINORITIES AND WOMEN. In accordance with Section 312 of the New York Executive Law: (i) the Operator shall not discriminate against employees or applicants for employment because of race, creed, color, national origin, sex, age, disability, marital status, sexual orientation, genetic predisposition or carrier status and shall undertake or continue existing programs of affirmative action to ensure that minority group members and women are afforded equal employment opportunities without discrimination ("affirmative action" shall mean recruitment, employment, job assignment, promotion, upgradings, demotion, transfer, layoff, or termination and rates of pay or other forms of compensation); (ii) at the request of the Owner, the Operator shall request each employment agency, labor union, or authorized representative of workers with which it has a collective bargaining or other agreement or understanding, to furnish a written statement that such employment agency, labor union or representative will not discriminate on the basis of race, creed, color, national origin, sex, age, disability, marital status, sexual orientation, genetic predisposition or carrier status and that such union or representative will affirmatively cooperate in the implementation of the Manager's obligations herein; and (iii) the Operator shall state, in all solicitations or advertisements for employees, that, in the performance of this Agreement, all qualified applicants will be afforded equal employment opportunities without discrimination because of race, creed, color, national origin, sex, age, disability, marital status, sexual orientation, genetic predisposition or carrier status. The Operator shall include the provisions of
(i), (ii) and (iii) above, in every subcontract over twenty-five thousand dollars ($25,000.00) for the construction, demolition, replacement, major repair, renovation, planning or design of real property and improvements thereon (the "Work") except where the Work is for the beneficial use of the Manager.

CONFLICTING TERMS. In the event of a conflict between the terms of this Agreement (including any and all attachments thereto and amendments thereof) and the terms of this Appendix E, the terms of this Appendix E shall control.

GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York except where the Federal supremacy clause requires otherwise.

LATE PAYMENT. Timeliness of payment and any interest to be paid to the Operator for late payment shall be governed by Section 2880 of the Public Authorities Law and the guidelines adopted by Owner thereto.

PROHIBITION ON PURCHASE OF TROPICAL HARDWOODS. The Operator certifies and warrants that all wood products to be used under this contract award will be in accordance with, but not limited to, the specifications and provisions of State Finance Law ss.165 (Use of Tropical Hardwoods) which prohibits purchase and use of tropical hardwoods, unless specifically exempted, by the State or any governmental agency or political subdivision or public benefit corporation. Qualification for an exemption under this law will be the responsibility of the Operator to establish to meet with the approval of the State.

In addition, when any portion of this Agreement involving the use of woods, whether supply or installation, is to be performed by any subcontractor, the Operator will indicate and certify in the submitted bid proposal that the subcontractor has been informed and is in compliance with specifications and provisions regarding use of tropical hardwoods as detailed in ss.165 State Finance Law. Any such use must meet with the approval of the State; otherwise, the bid may not be considered responsive. Under bidder certifications, proof of qualification for exemption will be the responsibility of the Operator to meet with the approval of the State.

MACBRIDE FAIR EMPLOYMENT PRINCIPLES. In accordance with the MacBride Fair Employment Principles (Chapter 807 of the New York Laws of 1992), the Operator hereby stipulates that the Operator either (i) has no business operations in Northern Ireland, or (ii) shall take lawful steps in good faith to conduct any business operations in Northern Ireland in accordance with the MacBride Fair Employment Principles (as described in Article 165 of, the New York State Finance Law), and shall permit independent monitoring of compliance with such principles.

OMNIBUS PROCUREMENT ACT OF 1992. It is the policy of New York State to maximize opportunities for the participation of New York State business enterprises, including minority and women-owned business enterprises as bidders, subcontractors and suppliers on its procurement contracts. Information on the availability of New York State subcontractors and suppliers is available from:

                  NYS Department of Economic Development
                  Division for Small Business
                  One Commerce Plaza
                  Albany, New York 12245.

     A directory of certified minority and women-owned business enterprises is available from:

                  NYS Department of Economic Development
                  Minority and Women's Business Development Division One Commerce Plaza
                  Albany, New York 12245

The Omnibus Procurement Act of 1992 requires that by signing this Agreement, the Operator certifies that:

     (a) The Operator has made commercially reasonable efforts to encourage the participation of New York State Business Enterprises as suppliers and subcontractors, including certified minority and woman-owned business enterprises, on this project, and has retained the documentation of these efforts to be provided upon request to the State;

     (b) The Operator has complied with the Federal Equal Opportunity Act of 1972 (P.L. 92-261), as amended; and

     (c) The Operator agrees to make commercially reasonable efforts to provide notification to New York State residents of employment opportunities on this Project through listing any such positions with the Job Service Division of the New York State Department of Labor, or providing such notification in such manner as is consistent with existing collective bargaining contracts or agreements. The Operator agrees to document these efforts and to provide said documentation to the State upon request.

     (d) The Operator acknowledges that the State may seek to obtain offset credits from foreign countries as a result of this Agreement and agrees to cooperate with the State in these efforts.

RECIPROCITY AND SANCTIONS PROVISIONS. The Operator is hereby notified that if its principal place of business is located in a state that penalizes New York State vendors, and if the goods or services it offers are substantially produced or performed outside New York State, the Omnibus Procurement Act 1994 amendments (Chapter 684, Laws of 1994) require that the Operator be denied contracts which it would otherwise obtain.

PURCHASES OF APPAREL. In accordance with State Finance Law 162 (4-a), Owner shall not purchase any apparel from any contractor unable or unwilling to certify that: (i) such apparel was manufactured in compliance with all applicable labor and occupational safety laws, including, but not limited to, child labor laws, wage and hours laws and workplace safety laws, and (ii) the Operator will supply, prior to or on the Contract Date, the names and addresses of each subcontractor and a list of all manufacturing plants to be utilized by the Manager.

CERTIFICATION OF COMPLIANCE WITH EXECUTIVE ORDER 127. The Operator certifies that all information provided to Owner with respect to Executive Order Number 127 is complete, true, and accurate.

OPTIONAL TERMINATION BY THE AUTHORITY. Owner reserves the right to terminate this Agreement in the event it is found that the certification filed by the Operator in accordance with New York State Executive Order Number 127, signed by Governor Pataki on June 16, 2003, was intentionally false or intentionally incomplete. Upon such finding, Owner may exercise its termination right by providing written notification to the Operator in accordance with the written notification terms of this Agreement.

CONTINGENT FEES. The Operator hereby certifies and agrees that (a) the Operator has not employed or retained and will not employ or retain any individual or entity for the purpose of soliciting or securing any Owner contract or any amendment or modification thereto pursuant to any agreement or understanding for receipt of any form of compensation which in whole or in part is contingent or dependent upon the award of any such contract or any amendment or modification thereto; and (b) the Operator will not seek or be paid an additional fee that is contingent or dependent upon the completion of a transaction by Owner.

                                    Exhibit D
                                    ---------

                    Form of Power Supply Agreement Amendment
                    ----------------------------------------



                                     SECOND

                                    AMENDMENT

                             Dated as of [_________]

                                       to



                             POWER SUPPLY AGREEMENT

                                     between

                          LONG ISLAND LIGHTING COMPANY

                                       and

                             KEYSPAN GENERATION LLC

                                   Dated as of

                                  June 26, 1997

     This  AMENDMENT  (the   "Amendment")   is  made  and  entered  into  as  of
[___________], by and between LONG ISLAND LIGHTING COMPANY d/b/a LIPA, a New York corporation ("LIPA"), and KEYSPAN GENERATION LLC, a New York limited liability company ("GENCO"), to the Power Supply Agreement, by and between LIPA and GENCO, dated as of June 26, 1997 (as amended, supplemented or otherwise modified from time to time, the "PSA").

                                    RECITALS

     WHEREAS, LIPA and GENCO are parties to an Option and Purchase and Sale Agreement, dated as of [___________] (the "Option Agreement"), pursuant to which LIPA was granted an option to purchase the Far Rockaway generating facility and certain related assets (the "Far Rockaway Plant") and/or the E.F. Barrett generating facility and certain related assets (the "E.F. Barrett Plant") on the terms and subject to the conditions set forth therein;

     WHEREAS, LIPA exercised its option under the Option Agreement to purchase [the Far Rockaway Plant] [and] [the E.F. Barrett Plant]; and

     WHEREAS, as a condition to the purchase of the Purchased Assets under the Option Agreement, LIPA and GENCO are entering into this Amendment to the PSA to reflect the purchase of the Purchased Assets.


     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                 ARTICLE XXIII

                                   DEFINITIONS

     Section 23.1. Definitions. All capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to them in the PSA.

                                  ARTICLE XXIV

                                AMENDMENTS TO PSA

     Section 24.1. Amendment to Article 1 of the PSA. (a) Article 1.1 of the PSA is hereby amended by inserting the following new definitions in the appropriate alphabetical order:


     "E.F. Barrett Plant" means the 350 MW E.F. Barrett generating station, Unit Nos. 1 and 2 (but excluding the ICUs), as more fully described in the Option Agreement.


     "Far Rockaway Plant" means the 100 MW Far Rockaway generating station, as more fully described in the Option Agreement.

     "ICUs" means the E.F. Barrett internal combustion units 1-8 and 9-12.

     "LIPA Generating Facilities" means the electric generating facilities and appurtenant facilities purchased by LIPA pursuant to the Option Agreement which [is/are] the [E.F. Barrett Plant] [and] [the Far Rockaway Plant].


     "Option Agreement" means the Option and Purchase and Sale Agreement, dated as of [_______], between LIPA and GENCO, as amended, supplemented or otherwise modified from time to time.


     "Second Amendment" means the Amendment to this Agreement, dated as of [________].


     "Step-Up Percentage" means the step-up in the tax basis of each Generating Facility's tax basis expressed as a percentage of the total step-up in the tax bases of Generating Facilities that were recorded as a result of the sale of the Genco assets to KeySpan. For the E.F. Barrett Plant, the percentage shall be 10.87% and for the Far Rockaway Plant, the percentage shall be 4.05%."


     The definitions of "Generating Facilities" and "Generating Facility Sites" in Article 1 of the PSA are hereby amended by deleting such definitions in their entirety and inserting in lieu thereof the following new definitions:


     "Generating Facilities" means the electric generating facilities owned by GENCO as of March 19, 1997 (but excluding the LIPA Generating Facilities), including, but not limited to: (a) all systems, structures, equipment and appurtenances associated with each Generating Facility's operation and forming a part thereof; (b) permanent administrative offices and building structures housing Generating Facility equipment; site improvements such as roads, drainage, fencing and landscaping; and (c) structures, pipelines and equipment for; (i) the delivery of Fuel; (ii) the transport of water, waste water and other waste disposal; and (iii) other materials, supplies and commodities required for the Services. A list of GENCO's generating units is contained in Appendix C.


     "Generating Facility Sites" means each parcel of land upon which each existing Generating Facility is situated, as well as the land contiguous thereto, owned by Genco as of March 19, 1997 (but excluding the LIPA Generating Facilities).


     Section 24.2. Amendment to Section 2.6 of the PSA. Section 2.6 of the PSA is hereby amended by deleting the first sentence thereof and substituting in lieu thereof the following:


     "GENCO will use reasonable efforts, in accordance with Prudent Utility Practice to maintain a DMNC level for the Generating Facilities of [insert:

     3863 MW if only Far Rockaway Plant is purchased; 3593 MW if only E.F. Barrett Plant is purchased; 3477 MW if both Far Rockaway Plant and E.F. Barrett Plant are purchased].

     Section 2.3 Amendment to Section 3.1.1 of the PSA. Section 3.1.1 of the PSA is hereby amended as follows:

          (a) by deleting the second sentence thereof and substituting in lieu thereof the following:


          "This  analysis  would  evaluate  all  available   resource   options,
          including the LIPA Generating Facilities, to meet the electric energy requirements of LIPA's Electricity Customers."


          (b) by deleting the fourth sentence thereof and substituting in lieu thereof the following:


          "The IERP analysis is intended to be performed to determine the optimum mix of the LIPA Generating Facilities, the Generating
          Facilities, and purchased power from other sources in an effort to provide the least cost mix of electricity resources including demand side management (DSM) options for LIPA's Electricity Customers while observing established reliability criteria."

     Amendment to Section 9.1.1 of the PSA. Section 9.1.1 of the PSA is hereby amended by adding the following new sentence at the end thereof:

          "In addition to the foregoing, on or before [_________], GENCO shall prepare and submit to LIPA for review and approval a revised Five Year Budget Plan, which shall contain fixed and variable costs developed by GENCO in calendar year 2008 to account for the fact that the LIPA Generating Facilities are no longer Generating Facilities."

     Section 24.3. Amendment to Section 9.1.2 of the PSA. Section 9.1.2 of the PSA is hereby amended by adding the following new sentence after the first sentence thereof:

          "On or before October 15, 2006, GENCO shall prepare and submit to LIPA a revised rolling Five Year Capital Improvement Budget showing incremental capital expenditures and associated rate adjustments for the Generating Facilities excluding the LIPA Generating Facilities for LIPA's review and approval."

     Section 24.4. Amendment to Section 9.2 of the PSA. Section 9.2 of the PSA is hereby amended by adding the following new sentence at the end thereof:

          "The parties shall establish mutually agreed upon timelines following LIPA's receipt of the revised rolling Five Year Capital Improvement

          Budget for review and revision of the revised Five Year Capital Improvement Budget pursuant to the procedures set forth above."

     Section 24.5. Amendment to Article 11.1 of the PSA. Section 11.1 of the PSA is hereby amended by deleting the LIPA Generating Facilities and associated capacity values from the Capacity Ramp Down schedule and by amending the first sentence of the second paragraph thereof to read as follows:

          "The Ramp Down will be an aggregate potential reduction amount of no greater than 1500 MW, less the amount of generating capacity in the LIPA Generating Facilities."

     Section 24.6. Amendment to Appendix A of the PSA.


     (a) Appendix A to the PSA is hereby amended by inserting the following new paragraph (H) in Section I thereof:

          "Notwithstanding the foregoing Section I, on and after the effective date of the Second Amendment, the Capacity Charge for the Generating Facilities (excluding the LIPA Generating Facilities) shall be determined by removing the costs being recovered through the Capacity Charge in effect for that Contract Year for the LIPA Generating Facilities. The costs to be removed will include the: return on rate base calculated at the rate of 7.17% for each of the LIPA Generating Facilities individually less its share of the $7.120 million revenue credit; depreciation charges; property taxes specifically identified as attributable to the appropriate LIPA Generating Facilities; state and federal income taxes (including the effect of the costs of removal); and an allocable share of operations and maintenance expenses (net of contractual synergy savings). The allocable share of operations and maintenance expenses to be attributable to each of the LIPA Generating Facility shall be determined by multiplying the Total Fixed O&M Cost Component by the total number of full time equivalent employees dedicated to the LIPA Generating Facility divided by the total number of full time equivalent employees working at each of the GENCO Generating Facilities covered under the PSA ("Allocated Fixed O&M Cost"). The Total Fixed O&M Cost Component shall be determined by subtracting from the sum of the Capacity Charge and the $7.120 million revenue credit, the following components: property taxes, depreciation, return on rate base, state and federal income taxes (including the effects of cost of removal), common assets recovery charge and the amortization of security costs.


          The share of the revenue credit assignable to each of the LIPA Generating Facilities shall be determined by multiplying $7.120 million by the amount of the Step-Up Percentage for the Generating Facility."


     Appendix A to the PSA is hereby amended by inserting the following new paragraph in Section III(B) thereof relating to the Tax True-Up:

          "Notwithstanding the foregoing, on and after the effective date of the Second Amendment, the base amount of property taxes shall be revised by removing the base amount of property taxes attributed to the LIPA Generating Facilities that is included in the base amount of property taxes at the time of Closing (as defined in the Option Agreement)."


     (c) Appendix A to the PSA is hereby amended by inserting the following new paragraph in Section III(C) thereof relating to the Plant Additions True up:


          "(4) On and after the effective date of the Second Amendment, the Budgeted Incremental Depreciation Expense and the Budgeted Incremental Net Utility Plant shall be revised by removing the Budgeted Incremental Depreciation Expenses and Budgeted Incremental Net Utility Plan attributed to the LIPA Generating Facilities."


     (d) Appendix A to the PSA is hereby amended by deleting Section IV thereof relating to Reopeners.


     (e) Section V of Appendix A to the PSA is hereby  amended by restatement of
(i) the amount of the Incremental  Synergy Savings as set forth in Section V.J.;
(ii) the base year labor costs (production) and base year benefit costs (production) as set forth in the Labor Cost Index Adjustment (Production) and Benefit Cost Index Adjustment (Production) as set forth in Section V.K., and
(iii) base year labor costs (support) and base year benefit costs (support) as set forth in the Labor Cost Index Adjustment (Support) and Benefit Cost Index Adjustment (Support) in Section V.L., to reflect removal of the LIPA Generating Facilities.


     Section 24.7. Amendment to Appendix B of the PSA. Appendix B of the PSA is hereby amended by deleting from Table 1 thereof each of the LIPA Generating Facilities and the amounts associated with each of the LIPA Generating Facilities.

     Section 24.8. Amendment to Appendix C of the PSA. Appendix C of the PSA is hereby amended by deleting the LIPA Generating Facilities and their associated name plate ratings from the list of Generating Units.

     Section 24.9. Amendment to Appendix E of the PSA. Appendix E of the PSA is hereby amended by deleting the LIPA Generating Facilities from the tables.

     Section 24.10. Amendment to Appendix F of the PSA. Schedule F to the PSA is hereby amended by inserting the following new paragraph (V) as follows:

          "Upon the effective date of the Second Amendment, the original targets for (i) the DMNC Incentive/Disincentive; (ii) the Availability Incentive/Disincentive; and (iii) the Heat Rate Incentive, shall be adjusted to reflect the targets for Genco Generating Facilities as shown in the graph below. The incentive maximums shall be reduced by __% [insert: 2.77% if only Far Rockaway Plant purchased; 9.72% if only E.F. Barrett Plant purchased; 12.48% if both Far Rockaway Plant and E.F. Barrett Plant are purchased]"

------------------------------- ---------------------------- ---------------------------- ----------------------------
                                [If only Far Rockaway        [If only E.F. Barrett        [If both Far Rockaway
                                Plant purchased]             Plant purchased]             Plant and E.F. Barrett
                                                                                          Plant purchased]
------------------------------- ---------------------------- ---------------------------- ----------------------------
Availability                    94.2%                        94.0%                        94.0%
------------------------------- ---------------------------- ---------------------------- ----------------------------
DMNC                            3863 MW                      3587 MW                      3477 MW
------------------------------- ---------------------------- ---------------------------- ----------------------------
Heat Rate                       MMBTU = 10.6676 *            MMBTU = 10.6992 *            MMBTU = 10.6332 *
                                MWhN + 181,492               MWhN + 151,140               MWhN + 166,014
------------------------------- ---------------------------- ---------------------------- ----------------------------

                                  ARTICLE XXV

                                  MISCELLANEOUS

     Section 25.1. Effective Date. This Amendment shall be effective upon satisfaction of each of the following conditions (the date upon which all such conditions are satisfied, the "Effective Date"): (i) the consummation of the sale and purchase of the Purchased Assets pursuant to the Option Agreement; (ii) approval of this Amendment from the New York State Attorney General (as to form); (iii) approval (satisfactory to LIPA and Genco) of this Amendment from the New York State Comptroller; and (iv) the Federal Energy Regulatory Commission shall have permitted the Amendment to become effective. The conditions set forth in items (ii), (iii) and (iv) above are hereinafter referred to as the "Approvals". Upon receipt of all the Approvals, LIPA shall provide Genco with a copy of each such Approval.


     Section 3.2. Affirmation of Representations. The representations and warranties of GENCO set forth in Section 21.9.1 of the PSA shall be true and correct in all material respects as of the Effective Date. The representations and warranties of LIPA set forth in Section 21.9.2 of the PSA shall be true and correct in all material respects as of the Effective Date.


     Section 3.4. Miscellaneous.


          (a) This Amendment provides for certain values used to calculate the rates and charges payable by LIPA to be determined by removing from the values in the PSA in effect prior to the Effective Date of this Amendment certain amounts associated with the LIPA Generating Facilities. The exact value to be used is subject to (i) a final determination of whether the

     E.F. Barrett Plant, the Far Rockaway Plant, or both, have become LIPA Generating Facilities, and (ii) identification of values properly attributable to the LIPA Generating Facilities. The final values to be used in calculating such rates and charges after the Effective Date shall be determined by mutual agreement of the parties no later than 30 days after the Effective Date.


          (b) Except as amended hereby, the PSA shall remain in full force and effect. The parties shall cooperate in preparation of an amended and restated PSA which incorporates the provisions of the original PSA and all amendments thereto, including this Amendment to be effective as of the Effective Date.


          (c) This Amendment shall be governed, including, without limitation, as to validity, interpretation and effect, by the Laws of the State of New York.


          (d) This Amendment may be executed in two or more counterparts which together shall constitute a single agreement.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers or representatives as of the date first above written.

                                        LONG ISLAND LIGHTING COMPANY
                                        d/b/a LIPA



                                         By /s/ ________________________________
                                        Name: [_________________]
                                        Title: [_________________]



                                        KEYSPAN GENERATION LLC



                                        By /s/ ________________________________
                                        Name: [_________________]
                                        Title: [_________________]

                                    Exhibit E
                                    ---------

                  Form of Energy Management Agreement Amendment
                  ---------------------------------------------



                                 THIRD AMENDMENT

                      Dated as of [_______________________]

                                       to

                           ENERGY MANAGEMENT AGREEMENT

                                     between

                          LONG ISLAND LIGHTING COMPANY

                                       and

                       KEYSPAN ENERGY TRADING SERVICES LLC

                                   Dated as of

                                  June 26, 1997

     This THIRD AMENDMENT (the "Amendment") is made and entered into as of [___________], by and between LONG ISLAND LIGHTING COMPANY d/b/a LIPA, a New York corporation ("LIPA"), and KEYSPAN ENERGY TRADING SERVICES LLC, a New York limited liability company formerly known as MarketSpan Trading Services LLC (the "Energy Manager"), to the Energy Management Agreement, by and between LIPA and the Energy Manager, dated as of June 26, 1997, as previously amended as of March 29, 2002 and as of December [__], 2005 (the "EMA").

                                    RECITALS

     WHEREAS, Energy Manager is responsible under the EMA, inter alia, for fuel procurement, delivery, storage, and management ("Fuel Management Services") for the GENCO Generating Facilities to meet the energy generation requirements of the Electricity Customers;


     WHEREAS, LIPA and KeySpan Generation LLC are parties to an Option and Purchase and Sale Agreement, dated as of [___________] (the "Option Agreement"), pursuant to which LIPA was granted an option to purchase the Far Rockaway Plant (as defined in the Option Agreement) and the E.F. Barrett Plant (as defined in the Option Agreement), or either of them, together with the other related Additional Assets (as defined in the Option Agreement) and the Assumed Liabilities (as defined in the Option Agreement) on the terms and subject to the conditions set forth therein;

     WHEREAS, on [_______], 2006 LIPA exercised its option under the Option Agreement to purchase either or both of the Far Rockaway Plant and the E.F. Barrett Plant, as specified in the Option Notice (as defined in the Option Agreement) delivered by LIPA under the Option Agreement (the "Purchased Assets");

     WHEREAS, LIPA and [KEYSPAN CORPORATION SUBSIDIARY] ("Operator") are contemporaneously entering into an Operation and Maintenance Agreement (the "O&M Agreement") pursuant to which LIPA will retain Operator to, among other things, perform Fuel Management Services for the Purchased Assets upon the terms and conditions set forth therein; and

     WHEREAS, as a condition to the consummation of the purchase and sale of the Purchased Assets under the Option Agreement, LIPA and the Energy Manager are entering into this Amendment.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE XXVI

                                   DEFINITIONS

     Section 26.1. Definitions. All capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to them in the EMA.

                                 ARTICLE XXVII

                                AMENDMENTS TO EMA

     Section 27.1. Amendment to Section 3.2.1 of the EMA. Section 3.2.1 of the EMA is hereby amended by deleting "$750,000" in the 4th line thereof and inserting in lieu thereof "$625,000". [If LIPA purchases only one (1) of the Plants, then the $125,000 fee reduction will be pro rated based upon the fuel BTU's purchased in the year prior to the exercise of the Option Agreement.]


                                 ARTICLE XXVIII

                                  MISCELLANEOUS

     Section 28.1. Effective Date. This Amendment shall be effective upon satisfaction of the following conditions (the date upon which all such conditions are satisfied, the "Effective Date"): (i) the consummation of the sale and purchase of the Purchased Assets pursuant to the Option Agreement, (ii) approval of this Amendment (satisfactory to Energy Manager and LIPA) from the New York State Comptroller, (iii) approval (as to form) of this Amendment from the New York Attorney General, and (iv) if required in LIPA's sole judgment, receipt of a private letter ruling from the Internal Revenue Service that this Amendment constitutes a "qualified management services agreement" under the Internal Revenue Code of 1986, as amended, and the regulations thereunder. The conditions set forth in items (ii), (iii) and (iv) above are hereinafter referred to as the "Approvals".


     Section 3.2. Affirmation of Representations. The representations and warranties of the Energy Manager set forth in Section 13.11.1 of the EMA shall be true and correct in all material respects as of the Effective Date. The representations and warranties of LIPA set forth in Section 13.11.2 of the EMA shall be true and correct in all material respects as of the Effective Date.


     Section 3.4. Miscellaneous. Except as amended hereby, the EMA shall remain in full force and effect. This Amendment shall be governed, including, without limitation, as to validity, interpretation and effect, by the Laws of the State of New York. This Amendment may be executed in two or more counterparts which together shall constitute a single agreement.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers or representatives as of the date first above written.

                                        LONG ISLAND LIGHTING COMPANY
                                        d/b/a LIPA



                                        By /s/ ________________________________
                                        Name:
                                        Title:



                                        KEYSPAN ENERGY TRADING SERVICES LLC



                                        By /s/ ________________________________
                                        Name:
                                        Title:

                                    Exhibit F
                                    ---------

                                  Form of Deed
                                  ------------

THIS INDENTURE, made the _____ day of _____________, in the year 200_

BETWEEN

KEYSPAN GENERATION LLC, a limited liability company organized and existing under the laws of the State of New York, c/o KeySpan Corporation, One Metrotech Center, Brooklyn, New York 11201

party of the first part, and

LONG ISLAND LIGHTING COMPANY d/b/a LIPA, a corporation organized and existing under the laws of the State of New York and a wholly-owned subsidiary of Long Island Power Authority, a corporate municipal instrumentality and political subdivision of the State of New York, 333 Earle Ovington Blvd, Suite 403 Uniondale, NY 11553

party of the second part,

WITNESSETH, that for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the party of the first part does hereby grant and release unto the party of the second part, the heirs or successors and assigns of the party of the second part forever,

ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being described as follows:

             SEE SCHEDULE A ATTACHED HERETO AND MADE A PART HEREOF.

TOGETHER with all right,  title and interest,  if any, of the party of the first part in and to any streets and roads abutting the above described premises to the center lines thereof; TOGETHER with the appurtenances and all the estate and rights of the party of the first part in and to said premises; TO HAVE AND TO HOLD the premises herein granted unto the party of the second part, the heirs or successors and assigns of the party of the second part forever.

AND the party of the first part covenants that the party of the first part has not done or suffered anything whereby the said premises have been encumbered in any way whatever, except as set forth on Schedule B attached hereto and made a part hereof.

AND the party of the first part, in compliance with Section 13 of the Lien Law, covenants that the party of the first part will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose. The word "party" shall be construed as if it read "parties" whenever the sense of this indenture so requires.

IN WITNESS WHEREOF, the party of the first part has duly executed this deed the day and year first above written.


IN PRESENCE OF:
                                                  ------------------------------

----------------------------
WITNESS                                           ------------------------------


ACKNOWLEDGEMENT TAKEN IN NEW YORK STATE                                          ACKNOWLEDGEMENT TAKEN IN NEW YORK STATE

State of New York, County                         , ss:                          State of New York, County of             , ss:


On the   day of                in the year        ,                              On the    day of          in the year,
before me, the undersigned, personally appeared                                  before  me, the undersigned, personally appeared


personally known to me or proved to me on the basis                             personally known to me or proved to me on the basis
of satisfactory evidence to be the individual(s) whose,                         of satisfactory evidence to be the individual(s)
name(s) is (are) subscribed to the within instrument and                        whose name(s) is (are) subscribed to the within
acknowledged to me that he/she/they executed the same in                        instrument and acknowledged to me that he/she/they
his/her/their capacity(ies), and that by his/her/their                          executed the same in his/her/their capacity(ies),
signature(s) on the instrument, the individual(s), or                           and that by his/her/their signature(s) on the
the person upon behalf of which the individual(s)                               instrument, the individual(s), or the person upon
acted, executed the instrument.                                                 behalf of which the individual(s) acted, executed
                                                                                the instrument.



ACKNOWLEDGEMENT BY SUBSCRIBING WITNESS                                          ACKNOWLEDGEMENT TAKEN OUTSIDE NEW YORK STATE
TAKEN IN NEW YORK STATE

State of New York, County of                    , ss:                           *State of           ,  County of     , ss:

On the     day of            in the year,                                       *(Or insert  District of Columbia, Territory,
before me, the undersigned, a Notary  Public in and for                          Possession  or Foreign County)
said State, personally appeared
            , the
subscribing witness to the foregoing  instrument, with whom I am                On the      day of              in the year     ,
personally acquainted,  who,  being by me duly sworn, did depose                ,before me the undersigned personally appeared
and say that he/she/they reside(s) in

(if the place of residence is in a city, include the street and                 Personally known to me or proved to me on the basis
street number if any, thereof); that he/she/they know(s)                        of satisfactory evidence to be the individual(s)
                                                                                whose name(s) is (are) subscribed to the within
to be the individual described in and who executed the foregoing                instrument and acknowledged to me that he/she/they
instrument; that said subscribing  witness was present and saw                  executed the same in his/her/their capacity(ies),
said                                                                            that by his/her/their signature(s) on the
                                                                                instrument, the individual(s) or the person upon
                                                                                behalf of which the individual(s) acted, executed
                                                                                the instrument, and that such individual make such
execute the same; and that said witness at the same time                        appearance before the undersigned in the
subscribed his/her/their name(s) as a witness thereto


                                                                                (add the city or political subdivision and the
                                                                                state or country or other place the acknowledgement
                                                                                was taken).

                                   SCHEDULE A

                           [insert legal description]


Bargain and Sale Deed with
Covenant against Grantor Acts            Section
                                         Block
                                         Lot
                                         County or Town

Title No.______________

                                   SCHEDULE B

                            [insert title exceptions]